UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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NETAPP, INC.
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NETAPP, INC.
495 East Java Drive
Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 31, 2010

You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of NetApp, Inc., a Delaware corporation (“NetApp” or “Company”), which will be held on August 31, 2010, at 3:00 p.m. local time, at the Company’s headquarters, 495 East Java Drive, Sunnyvale, California 94089. We are holding the Annual Meeting for the following purposes:

1. To elect the following individuals to serve as members of the Board of the Directors for the ensuing year or until their respective successors are duly elected and qualified: Daniel J. Warmenhoven, Nicholas G. Moore, Thomas Georgens, Jeffry R. Allen, Alan L. Earhart, Gerald Held, T. Michael Nevens, George T. Shaheen, and Robert T. Wall;

2. To approve an amendment to the 1999 Stock Option Plan (the “1999 Plan”) to increase the share reserve by an additional 7,000,000 shares of common stock;

3. To approve an amendment to the Company’s Employee Stock Purchase Plan (“Purchase Plan”) to increase the share reserve by an additional 5,000,000 shares of common stock, to clarify the discretion of the Purchase Plan administrator to determine eligibility requirements, and to remove its fixed-term expiration date; and

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 29, 2011.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice of Annual Meeting of Stockholders. The Board of Directors has fixed the close of business on July 6, 2010 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

In accordance with the Securities and Exchange Commission (“SEC”) rules and regulations, we have elected to provide access to our proxy materials over the Internet. Accordingly, the Company will mail, on or about July 13, 2010, a Notice of Internet Availability of Proxy Materials to its stockholders of record and beneficial owners. The Notice of Internet Availability of Proxy Materials will identify the website where the proxy materials will be made available; the date, time, and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement, our Annual Report to stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to obtain directions to attend the meeting and vote in person. These proxy materials will be available free of charge.

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Annual Meeting may vote in person, even if she or he has voted over the Internet, by telephone or returned a completed proxy card.

Thank you for your participation.

BY ORDER OF THE BOARD OF DIRECTORS,

Thomas Georgens
Chief Executive Officer and President

Sunnyvale, California
July 13, 2010

YOUR VOTE IS EXTREMELY IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, YOU MAY REQUEST A PAPER PROXY CARD, WHICH YOU MAY COMPLETE, SIGN AND RETURN BY MAIL.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held August 31, 2010
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NETAPP, INC. To Be Held August 31, 2010
PROPOSAL NO. 1:
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
PROPOSAL NO. 2 AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN
AMENDED PLAN BENEFITS 1999 Plan
PROPOSAL NO. 3:
AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN
AMENDED PLAN BENEFITS Employee Stock Purchase Plan
PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
NONQUALIFIED DEFERRED COMPENSATION
AUDIT COMMITTEE REPORT
AUDITOR FEES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS WITH RELATED PARTIES
OTHER BUSINESS
FORM 10-K

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
NETAPP, INC.
To Be Held August 31, 2010

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board” or “Board of Directors”) of the Company, of proxies to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on August 31, 2010, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record on July 6, 2010 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 3:00 p.m. local time at the Company’s headquarters, 495 East Java Drive, Sunnyvale, California 94089.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability of Proxy Materials instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about July 13, 2010.

Record Date and Shares Outstanding

The close of business on July 6, 2010 was the record date to determine the stockholders who will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. At the record date, the Company had approximately 355,506,941 shares of its common stock outstanding and entitled to vote at the Annual Meeting and approximately 858 registered stockholders. No shares of the Company’s preferred stock were outstanding. Each holder of common stock is entitled to one vote for each share of common stock held by such stockholder on July 6, 2010.

Quorum Requirement

A majority of the shares of common stock issued and outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Votes Required for Proposals

For Proposal No. 1, the 9 director nominees receiving the highest number of affirmative votes will be elected. Approval of each of Proposal Nos. 2, 3, and 4 requires the affirmative vote of a majority of the number of Votes Cast (as defined below). Votes will be tabulated by a representative of Broadridge Financial Solutions, Inc., the independent inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker nonvotes. Voting results will be published in a Current Report on Form 8-K, which will be filed with the SEC within 4 business days immediately following the Annual Meeting.

Abstentions and Broker Nonvotes

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (1) the presence or absence of a quorum for the transaction of business and (2) the total number of shares entitled to vote in person or by proxy at the Annual Meeting (“Votes Cast”) with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. However, because directors are elected by a plurality vote, abstentions in the election of directors will have no impact on the election of directors once a quorum exists.

Broker nonvotes (that is, votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker nonvotes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of an amendment to an option plan). Thus, a broker nonvote will make a quorum more readily attainable, but the broker nonvote will not otherwise affect the outcome of the vote on a proposal.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, at its discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on non-routine matters. The proposal to ratify the appointment of our independent registered public accounting firm for the current fiscal year (Proposal No. 4) will be treated as a routine matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares will be counted as present for the purpose of determining a quorum. The proposals to approve Proposal Nos. 1, 2 and 3 are not considered routine matters and, consequently, without your voting instructions, your brokerage firm cannot vote your shares.

Methods of Voting

Stockholders may vote by proxy. The Company is offering stockholders of record four methods of voting: (1) you may vote by telephone; (2) you may vote over the Internet; (3) you may vote in person at the Annual Meeting; and (4) finally, you may request a proxy card from us and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the prepaid envelope that will be provided. Each stockholder is entitled to one vote on all matters presented at the Annual Meeting for each share of common stock held by such stockholder. Stockholders do not have the right to cumulate their votes for the election of directors.

If a proxy card is voted by telephone or Internet or signed and returned by mail, without choices specified, in the absence of contrary instructions, subject to the limitations described in Rule 14a-4(d) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), the shares of common stock represented by such proxy will be voted FOR Proposal Nos. 1, 2, 3, and 4 and will be voted in the proxy holder’s discretion as to other matters that may properly come before the Annual Meeting.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before its exercise. You may revoke or change your proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies. Copies of solicitation materials will be made available upon request to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company may retain a proxy solicitor to assist in the solicitation of proxies, for which the Company will pay an estimated fee of $10,000 plus reimbursement of expenses.

Annual Report

The Notice of Annual Meeting of Stockholders, this Proxy Statement and the Annual Report of the Company for the fiscal year ended April 30, 2010 have been made available to all stockholders entitled to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. The Annual Report is posted at the following website address: http://investors.netapp.com.

Stockholder Proposals

The Company’s stockholders may submit proposals that they believe should be voted upon at the Company’s 2011 Annual Meeting of Stockholders. Stockholders may also recommend candidates for election to our Board of Directors for such Annual Meeting (See “Corporate Governance” and “Corporate Governance and Nominating Committee”).

Pursuant to Rule 14a-8 under the Exchange Act and subject to the requirements of our bylaws, stockholder proposals may be included in our 2011 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089, no later than March 15, 2011, which is the date 120 calendar days prior to the anniversary of the mailing date of the proxy statement for the fiscal 2010 Annual Meeting.

Alternatively, under the Company’s bylaws, a proposal that a stockholder intends to present for consideration at the meeting but does not seek to include in the Company’s proxy materials for the 2011 Annual Meeting (whether or not it relates to nominations to the Company’s Board of Directors) must be received by the Corporate Secretary (at the address specified in the immediately preceding paragraph) not less than 120 calendar days prior to the date of the 2011 Annual Meeting. The stockholder’s submission must include the information specified in the bylaws.

Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

If a stockholder gives notice of a proposal or a nomination after the applicable deadline specified above, the notice will not be considered timely, and the stockholder will not be permitted to present the proposal or the nomination to the stockholders for a vote at the meeting.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please (i) mark the designated box on your Proxy Card, (ii) follow the instructions provided when you vote over the Internet, or (iii) contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

During fiscal 2010, the Board consisted of 11 members. Donald T. Valentine and Mark Leslie have informed the Board of Directors that they will not stand for re-election at the Annual Meeting. On July 13, 2010, the Board approved an amendment to the bylaws reducing the number of Board seats from 11 to 9, effective immediately prior to the Annual Meeting. Accordingly, at the Annual Meeting, 9 directors constituting the entire Board are to be elected to serve until the next Annual Meeting of Stockholders or until successors for such directors are elected and qualified, or until the death, resignation or removal of such directors. It is intended that the proxies will be voted for the 9 nominees named below for election to the Company’s Board unless authority to vote for any such nominee is withheld. All 9 nominees are currently directors of the Company. Gerald Held and T. Michael Nevens were recommended to the Board of Directors by an independent third-party search firm and appointed to the Board on December 17, 2009. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The 9 nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than 9 nominees.

Information Regarding the Nominees

The name, age and position of each nominee as of May 28, 2010, are set forth in the table below. Except as described below, each of the nominees has been engaged in his principal occupation during the past five years. There are no family relationships among any of our directors or executive officers.

Name of Nominee	Age	Position	Director Since

Daniel J. Warmenhoven	59	Executive Chairman and Executive Chairman of the Board of Directors	1994
Nicholas G. Moore*	68	Lead Independent Director	2002
Thomas Georgens	50	Chief Executive Officer, President and Director	2008
Jeffry R. Allen*	58	Director	2005
Alan L. Earhart*	66	Director	2004
Gerald Held*	62	Director	2009
T. Michael Nevens*	60	Director	2009
George T. Shaheen*	66	Director	2004
Robert T. Wall*	64	Director	1993

*	Independent Directors

DANIEL J. WARMENHOVEN has been a member of the Board of Directors since October 1994 and currently serves as the Executive Chairman of the Board of Directors. Mr. Warmenhoven was Chief Executive Officer from October 1994 to August 2009 and currently holds the position of Executive Chairman of the Company. Prior to joining the Company, Mr. Warmenhoven served in various capacities, including President, Chief Executive Officer, and chairman of the board of directors of Network Equipment Technologies, Inc., a telecommunications equipment company, from November 1989 to January 1994. Prior to Network Equipment Technologies, Mr. Warmenhoven held executive and managerial positions at Hewlett-Packard from 1985 to 1989 and IBM Corporation from 1972 to 1985. Mr. Warmenhoven is a director of Aruba Networks, Inc., sits on the Bechtel Board of Counselors, is vice chairman of the board of the Tech Museum of Innovation in San Jose, California and is a trustee of Bellarmine College Preparatory in San Jose, California. Mr. Warmenhoven holds a B.S. degree in electrical engineering from Princeton University.

Mr. Warmenhoven brings to the Board extensive experience in the technology and data storage industry. As our former Chief Executive Officer, Mr. Warmenhoven spent 15 years successfully leading the Company through significant growth and possesses a deep understanding of our business, strategy, operations, and employees. Mr. Warmenhoven also has valuable experience as a result of his service as a director of other technology companies. For these and other reasons, the Board believes that Mr. Warmenhoven contributes to the overall quality and diversity of perspectives on the Board.

NICHOLAS G. MOORE has been a member of the Board since April 2002 and was appointed as our Lead Independent Director in August 2009. Mr. Moore served as Global Chairman of PricewaterhouseCoopers from July

1998 until June 2001, and Chief Executive Officer of PricewaterhouseCoopers LLP from July 1998 until June 2000. Prior to that, he served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP from October 1994 until June 1998, when it merged with Price Waterhouse LLP. Mr. Moore is a member of the boards of Wells Fargo & Co., Gilead Sciences and Bechtel Corporation. Mr. Moore received a B.S. degree in accounting from St. Mary’s College and a J.D. degree from Hastings College of Law, University of California.

Mr. Moore brings to the Board extensive management, financial and accounting expertise, as well as significant involvement with the technology industry. The Board believes that as the former Chief Executive Officer of a major accounting and consulting firm and a current director of one of the country’s most prominent banks, Mr. Moore qualifies as a financial expert and is able to provide key insight to the Board on financial and other matters. In addition, Mr. Moore’s service on the boards of other technology companies has given him expertise with respect to corporate governance issues. He also spent much of his client service career in the high technology and venture capital industry. For these and other reasons, the Board believes that Mr. Moore has the qualities necessary to contribute to the Board’s overall effectiveness.

THOMAS GEORGENS is the Company’s Chief Executive Officer and President and has been a member of the Board since March 2008. Mr. Georgens joined the Company in 2005 as the Executive Vice President and General Manager of Enterprise Storage Systems, served as the Company’s Executive Vice President of Product Operations from January 2007 until February 2008, and as President and Chief Operating Officer from February 2008 until being appointed as our Chief Executive Officer and President in August 2009. Before joining the Company, Mr. Georgens spent nine years at Engenio, a subsidiary of LSI Corporation, the last two years as Chief Executive Officer. He has also served in various other positions, including President of LSI Corporation Storage Systems and Executive Vice President of LSI Logic Storage Systems. Prior to Engenio, Mr. Georgens spent 11 years at EMC Corporation in a variety of engineering and marketing positions. Mr. Georgens holds a B.S. degree and an M.E. degree in computer and systems engineering from Rensselaer Polytechnic Institute as well as an M.B.A. degree from Babson College.

As the Company’s Chief Executive Officer, Mr. Georgens has direct, day-to-day exposure to all aspects of the Company’s business. Mr. Georgens also brings to the Board substantial management and executive experience, as well as extensive knowledge of the data storage industry. As a result of these and other factors, the Board believes that Mr. Georgens adds to the Board’s collective level of expertise, skills and qualifications.

JEFFRY R. ALLEN has been a member of the Board since May 2005. Prior to joining the Board, Mr. Allen was the Executive Vice President of Business Operations of the Company. Mr. Allen joined the Company in 1996 as the Chief Financial Officer and Vice President of Finance and Operations. Before coming to the Company, Mr. Allen served as Senior Vice President of Operations for Bay Networks, where he was responsible for manufacturing and distribution functions. From 1990 to 1995, he held the position of Controller for Synoptic Communications and subsequently became Vice President and Controller for Bay Networks, the new company created via the merger of SynOptics and Wellfleet Communications. Previously, Mr. Allen had a 17-year career at Hewlett-Packard Company, where he served in a variety of financial, information systems, and financial management positions, including controller for the Information Networks Group. Mr. Allen holds a B.S. degree in accounting from San Diego State University.

The Board nominated Mr. Allen to serve as a director because he brings to the Board extensive experience gained from working in the technology industry in a variety of positions at the senior management level, including almost 10 years at the Company. Mr. Allen also qualifies as an audit committee financial expert. With a strong mix of operational and financial knowledge, both generally and specifically in regards to the Company, Mr. Allen adds to the Board’s collective level of expertise, skills and qualifications.

ALAN L. EARHART has been a member of the Board since December 2004. He has more than three decades of financial and accounting expertise that includes close involvement with many technology companies, including Cisco Systems, Legato, Varian and Polycom. Mr. Earhart began his career as a certified public accountant in 1970 with Coopers & Lybrand’s San Francisco office. There he rose through the company to become regional managing partner and served as chair of Coopers & Lybrand’s National Venture Capital Industry Group before its merger with Price Waterhouse. After the merger, he was named managing partner for PricewaterhouseCoopers’ Silicon Valley offices before eventually retiring in 2001. Mr. Earhart previously served on the board of directors of Quantum

Corporation, Foundry Networks, and Monolithic Power Systems. He currently serves on the board of directors of Brocade Communication Systems, Inc. and Rovi Corporation (formerly known as Macrovision Solutions Corporation) and is an independent consultant and retired partner of PricewaterhouseCoopers.

The Board selected Mr. Earhart to serve as a director because he brings to the Board a deep knowledge of financial and accounting issues. Through his work experience and service on the boards of several high tech public companies, Mr. Earhart has developed knowledge of the complex issues facing global companies today. Mr. Earhart is a skilled advisor who makes a strong contribution to the diversity of perspectives on the Board.

GERALD HELD has been a member of the Board since December 2009. Since 1999, Mr. Held has been the Chief Executive Officer of Held Consulting Group, LLC. Additionally, he has been the Executive Chairman of Vertica Systems since 2006. From 2002 until 2008 Mr. Held was on the board of Business Objects. He was also a founding director for Microplace, a microfinance marketplace that was acquired by eBay. Mr. Held currently serves on the boards of Informatica and Openwave Systems, both of which are public technology companies. Mr. Held also serves on the boards of several private companies including Trickplay, Bella Picture, and Software Development Tech.

The Board selected Mr. Held to serve as a director because he has over 40 years of experience in developing, managing and advising technology organizations. He is also experienced at leading organizations through periods of growth, including building a company from startup to generating several billion dollars in revenue. In addition to his professional experience, Mr. Held has a strong technical background including an M.S. in systems engineering from the University of Pennsylvania and Ph.D. in computer science specializing in relational database technology from University of California, Berkeley.

MICHAEL NEVENS has been a member of the Board since December 2009. Since May 2006, Mr. Nevens has been a senior advisor to Permira Funds, an international private equity fund. Prior to his position with Permira Funds, Mr. Nevens spent 23 years advising technology companies with McKinsey & Co., where he managed the firm’s Global High Tech Practice and chaired the firm’s IT vendor relations committee. Mr. Nevens currently serves on the boards of Altera Semiconductors, Model N Software, and Active Video Networks, and served on the board of Borland Software from 2004 until 2009. Mr. Nevens has a B.S. in physics from the University of Notre Dame and an M.S. in industrial administration from Purdue University.

Mr. Neven’s experience in equity investments and advising various technology companies throughout the world led the Board to conclude that he would be a valuable addition to the Board, particularly as the Company continues to grow internationally. His experience on the boards of both public and private technology companies also provides significant value and adds to his diverse perspective.

GEORGE T. SHAHEEN has been a member of the Board since June 2004. From December 2006 until July 2009 he was the Chief Executive Officer and Chairman of the board of directors of Entity Labs, a technology company in the data collection, storage and analytics space. Mr. Shaheen was the Chief Executive Officer of Siebel Systems, Inc. from April 2005 until the sale of the company in January 2006. From October 1999 to April 2001 he served as the CEO and Chairman of the Board of Webvan Group, Inc. In July 2001, Webvan Group, Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Prior to joining Webvan Group, Inc., Mr. Shaheen was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture. Mr. Shaheen currently serves on the boards of Korn/Ferry International, 24/7 Customer, newScale, Voxify, PRA International, and Univita. He is a member of the Advisory Board of the Marcus & Millichap Company and the Strategic Advisory Board of Genstar Capital. He has served as an IT Governor of the World Economic Forum and as a member of the Board of Advisors for the Northwestern University Kellogg Graduate School of Management. He has also served on the Board of Trustees of Bradley University. Mr. Shaheen received a B.S. degree in business and an M.B.A. from Bradley University.

The Board selected Mr. Shaheen to serve as a director because he has significant experience leading, managing and advising companies. Mr. Shaheen’s consulting background gives him keen insight into sales and the customer-based, service aspect of the Company’s operations. In addition, Mr. Shaheen has expertise on compliance matters as a result of his service on the boards of several private and public technology companies, including service as a chairman and member of the audit and compensation committees of those boards.

ROBERT T. WALL has been a member of the Board since January 1993. Since August 1984, Mr. Wall has been the Founder and President of On Point Developments, LLC, a venture management and investment company. Mr. Wall was a founder and, from November 2000 to December 2006, the Chairman of the Board of Directors of Airgo Networks, Inc., a Wi-Fi wireless networking systems company that was acquired by QUALCOMM, Inc. in December 2006. From June 1997 to November 1998, he was Chief Executive Officer and a member of the board of directors of Clarity Wireless, Inc., a broadband wireless data communications company that was acquired by Cisco Systems, Inc. in November 1998. Mr. Wall was Chairman of the Board, President, and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher, from April 1994 to August 1997. Mr. Wall has been a member of the Board of Trustees of the Fine Arts Museums of San Francisco since June 2007 and a member of the Visiting Committee, Arts of Africa, Oceania, and the Americas at the Metropolitan Museum of Art in New York since March 2007. He received an A.B. degree in economics from De Pauw University and an M.B.A. degree from Harvard Business School.

The Board selected Mr. Wall to serve as a director because he brings to the Board over 30 years of experience leading and founding several technology companies, including companies in the data storage, computer systems, and wireless networking areas. As the Company’s longest serving director, he brings a long-term perspective of the evolution of the company to its present position and the development of its management team and compensation policy. Additionally, as a result of Mr. Wall’s service on the boards of other public companies and varied strategic mergers and acquisition experience, he is familiar with a full range of corporate and board functions.

CORPORATE GOVERNANCE

The Company’s Board of Directors has adopted policies and procedures that the Board believes are in the best interests of the Company and its stockholders while being compliant with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and The NASDAQ Stock Market, LLC (“NASDAQ”).

Board Leadership Structure

The Board of Directors does not currently have a policy on whether the roles of Chief Executive Officer and Chairman may be filled by one individual. This allows the Board flexibility to better address the leadership needs of the Company from time to time as it deems appropriate. We currently separate the positions of Chief Executive Officer and Chairman of the Board. From January 2008 until August 2009, Mr. Warmenhoven served as both Chief Executive Officer and Chairman of the Board. Since that time, Mr. Georgens has served in the role of Chief Executive Officer and Mr. Warmenhoven has continued in the role as Executive Chairman of the Board and has assumed the position of Executive Chairman, a newly created position intended to help the Company build and expand relationships with certain strategic partners around the world. The Board believes that the respective roles of Mr. Georgens and Mr. Warmenhoven best utilize their skills and qualifications in the service of the Company at this time.

The Chief Executive Officer is responsible for setting the strategic direction of the Company, the general management and operation of the business, and guidance and oversight of senior management. The Executive Chairman of the Board presides at all meetings of the Board and of the stockholders, monitors the content, quality and timeliness of information sent to the Board and is available for consultation with the Board regarding the Company’s oversight of business affairs.

We have also designated one of our directors as “Lead Independent Director” since our Chief Executive Officer and Executive Chairman of the Board are currently employees of the Company, and have deemed such position to be integral to our Board structure. The Lead Independent Director chairs Board meetings when the Executive Chairman of the Board is not present; schedules, sets the agenda for and chairs executive sessions; and chairs matters which are within the purview of the independent directors. The Lead Independent Director also chairs the Corporate Governance and Nominating Committee. In addition, the Lead Independent Director serves as a liaison between the Executive Chairman of the Board and the independent directors; recommends changes to improve the effectiveness of the Board, the Board committees and the individual directors serving on the Board; and performs such other functions and responsibilities as requested by the Board from time to time.

As described in more detail below, our Board of Directors has four standing committees, each chairman and each member of which is an independent director. Our Board of Directors delegates substantial responsibility to each Board committee, which reports its activities and actions back to the full Board of Directors. We believe that our independent Board committees and their respective chairs are an important aspect of our Board leadership structure.

Risk Oversight

Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full Board of Directors, our executive officers are responsible for the day-to-day management of the material risks the Company faces. In its oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by the executive officers are adequate and functioning as designed. The involvement of the full Board of Directors in setting our business strategy at least annually is a key part of its oversight of risk management and allows the Board to assess and determine what constitutes an appropriate level of risk for the Company and review and consider management’s role in risk management. The full Board of Directors regularly receives updates from management and outside advisors regarding certain risks the Company faces, including risks related to litigation and corporate governance.

In addition, each committee of the Board of Directors oversees certain aspects of risk management. For example, our Audit Committee is responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting and auditing matters; our Compensation Committee oversees our management succession planning and the relationship between our compensation policies and programs and our risk management; and our Corporate Governance and Nominating Committee oversees the management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning. Our committees of the Board of Directors regularly report their findings to the full Board of Directors.

Other than when the Board or a committee of the Board meets in executive session, senior management attends all meetings of the Board of Directors and its committees and is available to address questions and concerns raised by directors with respect to risk management and other matters.

Independent Directors

•	A majority of our Board is comprised of “independent directors” as defined in the applicable NASDAQ rules.

•	The nonemployee directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings.

•	The Lead Independent Director is a nonemployee director and independent (as defined by the NASDAQ rules).

Corporate Governance and Nominating Committee

•	The Board has adopted guidelines for the identification, evaluation and nomination of candidates for director.

•	To assist with director nominations, the Board has assigned the Corporate Governance and Nominating Committee responsibility for reviewing and recommending nominees to the Board. While there are no specific minimum qualifications for director nominees, the ideal candidate should exhibit qualifications that will increase overall Board effectiveness, including independence, previous experience as an executive or director with other successful companies, and ability to meet other requirements under applicable rules, such as the requirement that Audit Committee members have an appropriate level of financial literacy and expertise. In evaluating the suitability of a particular director nominee, the Board considers a broad range of factors, including, without limitation, the nominee’s character, integrity, judgment, age, skills, education, expertise, length of service, understanding of the Company’s business, and willingness and ability to make the necessary time commitment to diligently perform the duties of a director.

•	The Corporate Governance and Nominating Committee makes an effort to ensure that the Board’s composition reflects a broad diversity of experience, professions, skills, viewpoints, geographic representation and backgrounds. However, the Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity, does not assign specific weights to particular criteria, and does not believe that any specific criterion is necessarily applicable to all prospective nominees. When the Corporate Governance and Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board of Directors at that time, given the then-current mix of director attributes. With respect to the nomination of continuing directors for re-election, each continuing director’s past contributions to the Board of Directors are also considered.

•	In the case of new director candidates, the Corporate Governance and Nominating Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance and Nominating Committee generally relies on its network of contacts to compile a list of potential candidates, but it also engages a professional search firm when appropriate. The Corporate Governance and Nominating Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

•	If the Corporate Governance and Nominating Committee determines that it wants to identify new independent director candidates for Board membership, it is authorized to retain, and to approve the fees of, third party executive search firms to help determine the skills and qualifications that would best complement the Board and identify prospective director nominees.

•	The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the source of the nomination, provided that the Company does not consider nominees recommended by stockholders unless such stockholders have continuously held at least 5% of the outstanding shares of the Company’s voting securities for at least 12 months prior to the date on which the recommendation is submitted.

•	A stockholder who desires to recommend a candidate for election to the Board must direct the recommendation in writing to NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089, Attention: Corporate Secretary and must include the candidate’s name; home and business contact information; detailed biographical data and qualifications; information regarding any relationships between the candidate and the Company within the last three years; and evidence of the nominating person’s ownership of Company stock.

•	All of the members of the Corporate Governance and Nominating Committee meet the applicable requirements for independence from Company management.

•	The Board has adopted a charter for the Corporate Governance and Nominating Committee that meets applicable NASDAQ standards. The charter is located at: http://investors.netapp.com/governance.cfm.

Compensation Committee

•	All of the members of the Compensation Committee meet the applicable requirements for independence as defined by applicable NASDAQ and Internal Revenue Service rules.

•	The Board has adopted a charter for the Compensation Committee that meets applicable NASDAQ standards and is available at: http://investors.netapp.com/governance.cfm. The Compensation Committee charter is reviewed by the Compensation Committee on an annual basis and was most recently reviewed in October 2009.

•	The Compensation Committee reviews and approves our incentive compensation plans in accordance with our Compensation Committee charter.

•	The Compensation Committee sets compensation for nonemployee directors in accordance with our Compensation Committee charter.

Audit Committee

•	The Board’s Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act.

•	The Audit Committee has established policies and procedures that are consistent with the SEC and NASDAQ requirements for auditor independence.

•	All of the members of the Audit Committee meet the applicable requirements for independence from Company management and requirements for financial literacy.

•	Each member of the Audit Committee has the requisite financial management expertise.

•	Deloitte & Touche LLP, our independent auditor, reports directly to the Audit Committee.

•	The internal audit function of the Company reports directly to the Audit Committee.

•	The Board has adopted a charter for the Audit Committee that meets applicable NASDAQ standards and is available at http://investors.netapp.com/governance.cfm.

Stockholder Meeting Attendance for Directors

•	While we do not have a formal policy for director attendance at the Annual Meeting of the Stockholders, historically the Annual Meeting of the Stockholders is scheduled on the same day as a Board of Directors meeting and at least a majority of the directors typically attend the Annual Meeting of Stockholders. All of the directors who were on the Board as of the date of last year’s Annual Meeting of Stockholders attended last year’s Annual Meeting of Stockholders. Although the 2010 Annual Meeting of Stockholders has not been scheduled on the same day as a Board of Directors meeting, we have encouraged the directors to attend if their schedules permit.

Code of Business Conduct and Ethics

•	The Company has adopted a Code of Business Conduct and Ethics that includes a conflict of interest policy and applies to all directors, officers and employees.

•	All employees are required to affirm in writing their understanding and acceptance of the Code of Business Conduct and Ethics.

•	The Code of Business Conduct and Ethics is posted on the Company’s website at: http://www.netapp.com/governance.cfm. The Company will post any amendments to or waivers from the provisions of our code of ethics on our website.

Personal Loans to Executive Officers and Directors

The Company does not provide personal loans or extend credit to any executive officer or director.

Stockholder Communications Policy

Stockholders may contact any of the Company’s directors by writing to them by mail or express mail, c/o NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089. Employees and others who wish to contact the Board or any member of the Audit Committee to report questionable practices may do so anonymously by using this address and designating the communication as “confidential.”

Meetings and Committees of the Board of Directors

The Board of Directors held 6 regular meetings and 5 special meetings during fiscal 2010. During fiscal 2010, each member of the Board of Directors attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the portion of fiscal 2010 during which such director was a member of the Board of Directors and (2) the total number of committee meetings held during the portion of fiscal 2010 during which such director was a member of a Board committee. There are no family relationships among executive officers, directors or nominees of the Company. The Board of Directors has an Audit Committee, a Corporate Governance and Nominating Committee, an Investment and Acquisition Committee, and a Compensation Committee.

During fiscal 2010, the Board consisted of 11 members. In December 2009, the Board approved an amendment to the Company’s bylaws to increase the number of authorized directors on the Board from 9 to 11 and appointed T. Michael Nevens and Gerald Held as members of the Board to fill the newly created vacancies. In May 2010, Donald T. Valentine, one of the Company’s independent directors, notified the Company that he would not stand for re-election to the Company’s Board of Directors. In June 2010, Mark Leslie, also one of the Company’s independent directors notified the Company that he would not stand for re-election to the Company’s Board of Directors. In July 2010, the Board approved an amendment to the bylaws, effective immediately prior to the Annual Meeting, to reduce the number of Board seats from 11 to 9.

The members of the committees are identified in the following table:

Corporate Governance
Director	Audit	Investment	Compensation	and Nominating

Daniel J. Warmenhoven
Nicholas G. Moore				Chair
Thomas Georgens
Jeffry R. Allen	X	Chair
Alan L. Earhart	Chair	X		X
Gerald Held		X	X
Mark Leslie*		X		X
T. Michael Nevens	X	X
George T. Shaheen			X
Donald T. Valentine*				X
Robert T. Wall		X	Chair	X

*	Mr. Leslie and Mr. Valentine are not standing for re-election to the Board at the 2010 Annual Meeting.

The Audit Committee is composed of directors Allen, Earhart, and Nevens all of whom are independent in accordance with the requirements of applicable SEC and NASDAQ rules and regulations. The Company’s Board has determined that Mr. Earhart qualifies as an “audit committee financial expert” under the rules and regulations of the SEC. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company’s auditors, the accounting practices of the Company and other such functions as detailed in the Audit Committee Charter, which can be found on the Company’s website at www.netapp.com. The Audit Committee of the Board of Directors held 11 regular meetings and 1 special meeting during fiscal 2010.

The Corporate Governance and Nominating Committee is composed of directors Moore, Earhart, Leslie, Valentine, and Wall, all of whom are independent in accordance with applicable NASDAQ rules. Mr. Leslie and Mr. Valentine are not standing for re-election at the 2010 Annual Meeting. The committee evaluates and recommends to the Board of Directors candidates for Board membership and considers nominees recommended by stockholders who have continuously held at least 5% of the outstanding shares of the Company’s voting securities for at least 12 months prior to the date on which the recommendation is submitted. The committee also develops and recommends corporate governance policies and other governance guidelines and procedures to the

Board of Directors. The Corporate Governance and Nominating Committee held 2 special meetings during fiscal 2010.

The Investment and Acquisition Committee is composed of directors Allen, Earhart, Held, Leslie, Nevens, and Wall. Mr. Leslie is not standing for re-election at the 2010 Annual Meeting. The Investment and Acquisition Committee was formed for the purpose of reviewing, evaluating, and approving acquisitions and divestitures for the Company. The Investment and Acquisition Committee did not meet during fiscal 2010.

The Compensation Committee is composed of directors Wall, Held, and Shaheen all of whom are independent in accordance with applicable NASDAQ rules. The Compensation Committee establishes salaries, incentive compensation programs, and other forms of compensation for officers; creates the compensation guidelines under which management establishes salaries for non-officers and other employees of the Company; and administers the incentive compensation and benefit plans of the Company. In carrying out its responsibilities, the Compensation Committee reviews, at least annually, compensation for the Chief Executive Officer and other officers, corporate goals relevant to compensation, and executive and leadership development policies. The Compensation Committee meets regularly with its outside advisors independently of management. The Compensation Committee of the Board of Directors held 5 regular meetings and 7 special meetings during fiscal 2010.

DIRECTOR COMPENSATION

The Compensation Committee evaluates the compensation and form of compensation for nonemployee directors annually and recommends changes to the Board when appropriate. The nonemployee directors receive annual retainers as well as equity awards for their service on the Board. Details of the compensation are discussed in the narrative below. Employee directors do not receive any compensation for their services as members of the Board.

The table below summarizes the total compensation paid by the Company to the nonemployee directors for the fiscal year ended April 30, 2010.

					Change in
					Pension
					Value and
	Fees Earned			Nonequity	Nonqualified
	or Paid			Incentive Plan	Deferred	All Other
	in Cash	RSUs	Option Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)(2)	($)(2)(3)	($)	Earnings	($)	($)

Nicholas G. Moore	$90,000	$98,323	$223,064	—	$5,441	—	$416,828
Jeffry R. Allen	$75,000	$98,323	$167,298	—	$5,441	—	$346,062
Alan L. Earhart	$90,000	$98,323	$167,298	—	—	—	$355,621
Gerald Held	$63,000	$310,086	$330,170	—	—	—	$703,255
Edward Kozel(4)	—	—	—	—	—	—	—
Mark Leslie	$60,000	$98,323	$111,532	—	—	—	$269,855
T. Michael Nevens	$70,000	—	$660,341	—	—	—	$730,341
George Shaheen	$73,000	$98,323	$111,532	—	—	—	$282,855
Donald T. Valentine	$55,000	$98,323	$111,532	—	—	—	$264,855
Robert T. Wall	$81,000	—	$278,830	—	—	—	$359,830

(1)	Fees earned represent annual retainers and committee fees.

(2)	The amounts reported represents the grant date fair value of the stock and option awards to the director under the 1999 Plan and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718). Assumptions used in the valuations of these awards are included in Note 11 of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, as filed with the SEC on June 18, 2010. These amounts do not necessarily represent the actual value that may be realized by the nonemployee director.

(3)	The nonemployee directors had options to purchase the following number of shares of common stock outstanding as of April 30, 2010:

	# of Outstanding	# of Outstanding	Total Equity Awards
Name	Options (in Shares)	Awards (in Shares)	Outstanding

Nicholas G. Moore	115,000	3,333	118,333
Jeffry R. Allen	349,414	3,333	352,747
Alan L. Earhart	85,000	3,333	88,333
Gerald Held	27,500	9,166	36,666
Edward Kozel(4)	45,000	—	45,000
Mark Leslie	112,500	3,333	115,833
T. Michael Nevens	55,000	—	55,000
George Shaheen	140,000	3,333	143,333
Donald T. Valentine	190,000	3,333	193,333
Robert T. Wall	150,000	—	150,000

(4)	Mr. Kozel did not stand for reelection at the 2009 Annual Meeting and did not receive any compensation during fiscal 2010.

Summary of Director Compensation Policy

The following table sets forth a summary of our total compensation policy for our nonemployee directors for fiscal year 2010:

	Annual	Equity Grant/Stock Options
Position	Cash Retainer	Initial Grant	Annual Grant

Board Member	$50,000	55,000	20,000
Lead Independent Director	$30,000	—	5,000
Audit Committee:
Chairperson	$30,000	—	5,000
Member	$15,000	—	—
Compensation Committee:
Chairperson	$16,000	—	5,000
Member	$8,000	—	—
Corporate Governance and Nominating Committee:
Chairperson	$10,000	—	5,000
Member	$5,000	—	—
Investment and Acquisition Committee:
Chairperson	$10,000	—	5,000
Member	$5,000	—	—

Nonemployee directors are eligible to receive equity awards (in the form of stock options or, if the Plan Administrator permits and upon the election of the director, a combination of stock options and RSUs) under the Automatic Award Program in effect under the 1999 Plan. Such equity grants are made automatically upon a director’s first election or appointment and at each Annual Meeting of Stockholders thereafter to directors who are re-elected and continue to serve. See Proposal No. 2 for a more thorough description of the Automatic Award Program.

In addition, the Compensation Committee has approved a deferral program for our nonemployee directors, which allows each nonemployee director to elect to defer the receipt of his or her annual cash retainer until a later date in accordance with applicable tax laws. If the nonemployee director does not elect to defer his or her cash compensation, he or she will continue to receive his or her cash compensation as set forth above. Additionally, the

Company has implemented a program which allows our nonemployee directors to elect to receive his or her automatic equity grants either in the form of all stock options or a combination of stock options and RSUs. To the extent a nonemployee director elects to receive a portion of his or her automatic equity grant in the form of RSUs, the director may be permitted to elect in accordance with federal tax laws when he or she will receive the payout from his or her earned RSUs and defer income taxation until the award is paid. An election to defer the payout of the earned RSUs is not intended to increase the value of the payout to the nonemployee director, but rather to give the nonemployee director the flexibility to decide when he or she will be subject to taxation with respect to the award. Any election to defer payment of any earned RSUs will not alter the other terms of the award, including the vesting requirements.

At the 2009 Annual Stockholders Meeting held on October 14, 2009, each of the individuals reelected as a nonemployee Board member at that meeting received a number of RSUs and/or an option grant for a number of shares as indicated in the table below. In addition, Mr. Held and Mr. Nevens were appointed to the Board in December 2009 and received a number of RSUs and/or an option grant for a number of shares as indicated in the table below upon their appointment to the Board. All such equity awards were received as compensation for service as a Board member, Lead Independent Director or Committee Chairperson, as applicable, in accordance with our director compensation policy described above.

	Restricted Stock Units	Stock Option Grants	Stock Option
Name	(in Shares)	(in Shares)	Exercise Price ($)(1)	Grant Date

Nicholas G. Moore	3,333	20,000	$29.50	October 14, 2009
Jeffry R. Allen	3,333	15,000	$29.50	October 14, 2009
Alan L. Earhart	3,333	15,000	$29.50	October 14, 2009
Gerald Held	9,166	27,500	$33.83	December 17, 2009
Edward Kozel(2)	—	—	—	—
Mark Leslie	3,333	10,000	$29.50	October 14, 2009
T. Michael Nevens	—	55,000	$33.83	December 17, 2009
George Shaheen	3,333	10,000	$29.50	October 14, 2009
Donald T. Valentine	3,333	10,000	$29.50	October 14, 2009
Robert T. Wall	—	25,000	$29.50	October 14, 2009

(1)	Represents the fair market value per share of common stock on the grant date.

(2)	Mr. Kozel did not stand for reelection at the 2009 Annual Meeting and did not receive any equity grant at the 2009 Annual Meeting.

Vote Required

Directors are elected by a plurality vote. The 9 nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, abstentions and broker nonvotes have no legal effect on the election of directors due to the fact that such elections are by plurality. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 1.

PROPOSAL NO. 2

AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN

Summary

We are asking our stockholders to approve an amendment to the 1999 Stock Option Plan (the “1999 Plan”) to increase by 7,000,000 the number of shares that may be issued thereunder. The Board has approved the increase in the number of shares reserved for issuance under the 1999 Plan, subject to approval from stockholders at the Annual

Meeting. Approval of this amendment to the 1999 Plan requires the affirmative vote of a majority of the Votes Cast. The Company’s named executive officers and directors have an interest in this proposal.

The 1999 Plan is intended to increase incentives and to encourage share ownership on the part of eligible employees, nonemployee directors and consultants who provide significant services to the Company and its affiliates. The Company believes strongly that the approval of the amendment to the 1999 Plan is essential to attaining and retaining our most valuable asset, our employees. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in our industry. The Company believes that employees who have a stake in the future success of our business become highly motivated to achieve our long-term business goals and increase stockholder value. At this important time in our history, the Company’s employees’ innovation and productivity are critical to its success in a highly competitive and fast-paced industry. The 1999 Plan is designed to assist in recruiting, motivating and retaining talented employees who help us achieve the Company’s business goals, including creating long-term value for stockholders.

Description of the 1999 Plan

The following paragraphs provide a summary of the principal features of the 1999 Plan and its operation. The 1999 Plan is set forth in its entirety and has been filed as Appendix A to this Proxy Statement with the SEC. The following summary is qualified in its entirety by reference to the complete text of the 1999 Plan. Any stockholder who wants to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

The 1999 Plan is divided into five separate equity programs:

1. Discretionary Option Grant Program — Under the Discretionary Option Grant Program, the Plan Administrator is able to grant options to purchase shares at an exercise price not less than the fair market value of those shares on the grant date.

2. Stock Appreciation Rights Program — Under the Stock Appreciation Rights Program, the Plan Administrator is able to grant stock appreciation rights that will allow individuals to receive the appreciation in the shares subject to the award between the date of grant and the exercise date.

3. Stock Issuance Program — Under the Stock Issuance Program, the Plan Administrator is able to make direct issuances of shares either through the issuance (or promise to issue) or immediate purchase of such shares or as a bonus for services rendered by participants on such terms as the Plan Administrator deems appropriate. In addition, the Plan Administrator is able to make grants of RSUs on such terms as the Plan Administrator deems appropriate.

4. Performance Share and Performance Unit Program — Under the Performance Share and Performance Unit Program, the Plan Administrator is able to grant performance shares and performance units, which are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest.

5. Automatic Award Program — Under the Automatic Award Program (formerly known as the Automatic Option Grant Program), nonemployee directors automatically receive award grants at periodic intervals to purchase or receive shares.

Administration of the 1999 Plan

The Compensation Committee of the Board of Directors administers the 1999 Plan (“Plan Administrator”). The members of the Compensation Committee qualify as nonemployee directors under Rule 16b-3 of the Exchange Act and as outside directors under Section 162(m) of the Internal Revenue Code (“Code”) such that the Company can receive a federal tax deduction for certain compensation paid under the 1999 Plan.

Subject to the terms of the 1999 Plan, the Plan Administrator has the sole discretion to select the employees, consultants, nonemployee directors and other independent advisors who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 1999 Plan and outstanding awards, provided, however, that the Company is unable (without the approval of stockholders) to reduce the exercise price of any outstanding stock options or stock appreciation rights granted under the 1999 Plan or cancel any outstanding stock options or stock appreciation rights and immediately replace them with new stock options or stock appreciation rights with a lower exercise price, awards of a different type, and/or cash. Administration of the Automatic Award Program will be self-executing in accordance with the terms of the program, but the Plan Administrator will have discretion to revise the amount or type of award made under the program on a prospective basis. Subject to the terms of our Compensation Committee Charter, the Compensation Committee may delegate any part of its authority and powers under the 1999 Plan to a subcommittee consisting of at least two members, at least one of whom must be a member of the Board and the other of whom may be an officer or the Company’s executive vice president of human resources, subject to Section 16(b) of the Exchange Act (such officers are referred to herein as “executive officers”), but only the Compensation Committee itself can make awards to participants who are executive officers of the Company.

Shares Subject to the 1999 Plan

If Proposal No. 2 is approved, a total of 96,330,429 shares will be reserved for issuance under the 1999 Plan. As of May 28, 2010, 39,132,541 shares were subject to outstanding awards granted under the 1999 Plan, 13,964,624 shares remained available for any new awards to be granted in the future and 36,233,264 shares have been issued pursuant to awards thereunder. The closing price of our common stock was $37.68 on May 28, 2010.

If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 1999 Plan. Also, in the event any change is made to our common stock issuable under the 1999 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting the common stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (1) the maximum number and/or class of securities issuable under the 1999 Plan, (2) the maximum number and/or class of securities for which any one individual may be granted stock options, stock appreciation rights, stock issuances, RSUs or performance shares and performance units under the 1999 Plan per calendar year, (3) the class and/or number of securities and the purchase price per share in effect under each outstanding award, and (4) the class and/or number of securities for which automatic awards are to be subsequently made under the Automatic Award Program. The Plan Administrator will make adjustments to outstanding awards to prevent the dilution or enlargement of benefits intended to be provided thereunder.

Discretionary Option Grant Program

A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the Discretionary Option Grant Program, the Plan Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle the recipients, but not the Company, to more favorable tax treatment). The Plan Administrator will determine the number of shares covered by each option, but during any calendar year, no participant may be granted options and/or stock appreciation rights covering more than 3,000,000 shares.

The exercise price of each option is set by the Plan Administrator but cannot be less than 100% of the fair market value of the shares covered by the option on the date of grant. The exercise price of an incentive stock option must be at least 110% of fair market value if on the grant date the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

An option granted under the Discretionary Option Grant Program cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Plan Administrator. To the extent the aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options first becomes exercisable by any participant during any calendar year is greater than $100,000, the excess above $100,000 will be treated as a nonstatutory stock option. Options granted under the 1999 Plan expire at the times established by the Plan Administrator, but not later than seven (7) years after the grant date.

Stock Appreciation Rights Program

A stock appreciation right is the right to receive the appreciation in fair market value of the shares subject to the award between the exercise date and the date of grant. We can pay the appreciation in either cash or shares. Stock appreciation rights will become exercisable at the times and on the terms established by the Plan Administrator, subject to the terms of the 1999 Plan. No participant will be granted stock appreciation rights and/or options covering more than 3,000,000 shares during any calendar year. The exercise price of each stock appreciation right is set by the Plan Administrator but cannot be less than 100% of the fair market value of the shares covered by the award on the date of grant. A stock appreciation right granted under the 1999 Plan cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each stock appreciation right at the time of grant. Stock appreciation rights granted under the 1999 Plan expire at the times established by the Plan Administrator, but not later than seven (7) years after the grant date.

Stock Issuance Program

Stock issuances are awards where shares are or will be issued to a participant and the participant’s right to retain or receive such shares will vest in accordance with the terms and conditions established by the Plan Administrator. RSUs are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The number of shares covered by a stock issuance award or restricted stock unit awards will be determined by the Plan Administrator, but during any calendar year no participant may be granted an award covering more than 200,000 shares. No more than 8,893,237 shares plus the sum of (i) 50% of the number of shares subject to outstanding awards as of August 17, 2009 that are cancelled and returned to the 1999 Plan pursuant to its terms, and (ii) 50% of the number of shares that are added to the 1999 Plan upon approval of the stockholders after the 2009 Annual Meeting, (which includes shares being added to the 1999 Plan pursuant to this proposal), may be issued pursuant to awards under the Stock Issuance and Performance Share and Performance Unit Programs and pursuant to RSUs issued under the Automatic Award Program. In determining whether an award should be made and/or the vesting schedule for any such award, the Plan Administrator may impose whatever conditions to vesting as it determines to be appropriate. For example, the Plan Administrator may determine to make an award only if the participant satisfies performance goals established by the Plan Administrator.

Performance Share and Performance Unit Program

Performance shares and performance units are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The Plan Administrator will establish organizational, individual performance goals or other vesting criteria at its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid to participants. No participant will receive performance units with an initial value greater than $2,000,000 and no participant will receive more than 200,000 performance shares during any calendar year. Performance units will have an initial dollar value established by the Plan Administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share on the grant date. No more than 8,893,237 shares plus the sum of (i) 50% of the number of shares subject to outstanding awards as of August 17, 2009 that are cancelled and returned to the 1999 Plan pursuant to its terms, and (ii) 50% of the number of shares that are added to the 1999 Plan upon approval of the stockholders after the 2009 Annual Meeting, (which includes shares being added to the 1999 Plan pursuant to this proposal), may be issued pursuant to awards under the Stock Issuance and Performance Share and Performance Unit Programs and pursuant to RSUs issued under the Automatic Award Program.

Performance Goals

The Plan Administrator (at its discretion) may make performance goals applicable to a participant with respect to an award intended to qualify as “performance-based compensation” under Code Section 162(m). At the Plan Administrator’s discretion, one or more of the following performance goals will apply: annual revenue, cash position, earnings per share, individual objectives, net income, cash flow from operations, operating profit, return on assets, return on equity, return on sales and total stockholder return. The Plan Administrator may utilize other performance criteria for awards not intended to qualify as “performance-based compensation” under Code Section 162(m).

Automatic Award Program

The terms of the 1999 Plan provide that our nonemployee directors will automatically receive annual equity grants. The Plan Administrator may institute a program whereby a nonemployee director may elect to receive his or her automatic equity grants either in the form of all stock options or in a combination of stock options and RSUs, at the nonemployee director’s discretion. Nonemployee directors are also eligible to receive discretionary awards pursuant to the other equity programs under the 1999 Plan.

The Plan Administrator, in its discretion, may change and otherwise revise the terms of awards granted pursuant to the Automatic Award Program for awards granted on or after the date the Plan Administrator makes such change.

Pursuant to the terms of the Automatic Award Program, each new individual who is first elected or appointed as a nonemployee director on or after the date of the 2009 Annual Meeting, will automatically receive, on the date of his or her initial election or appointment to the Board, an award (the “Initial Award”) of either (i) a nonstatutory stock option to purchase 55,000 shares, or (ii) if the Plan Administrator permits and the nonemployee director makes a timely election in accordance with the provisions of the 1999 Plan, a nonstatutory stock option to purchase 27,500 shares and 9,166 RSUs. On the date of each annual stockholder meeting beginning with the 2009 Annual Meeting, each nonemployee director who is to continue to serve as a nonemployee director and who has been a nonemployee director for at least six (6) months automatically receives an award (an “Annual Award”) of either (i) a nonstatutory stock option to purchase 20,000 shares, or (ii) if the Plan Administrator permits and the nonemployee director makes a timely election in accordance with the provisions of the 1999 Plan, a nonstatutory stock option to purchase 10,000 shares and 3,333 RSUs.

The exercise price of each option granted to a nonemployee director is equal to 100% of the fair market value of the shares covered by the option on the date of grant. The shares subject to each nonstatutory stock option granted pursuant to an Initial Award is scheduled to vest over four (4) years, with five-elevenths of such shares vesting upon the nonemployee director’s completion of one (1) year of Board service measured from the option grant date and the remaining balance vesting in three (3) equal annual installments over the three (3) year period measured from the first anniversary of the option grant date (assuming that he or she remains a nonemployee director on each scheduled vesting date). The shares subject to each nonstatutory stock option granted pursuant to an Annual Award shall become 100% vested on the day preceding the next annual stockholders meeting following the grant date subject to the nonemployee director’s continued service on such date. An option granted under the Automatic Award Program is immediately exercisable. However, any shares purchased under the option program are subject to repurchase by the Company if the nonemployee director ceases Board service prior to vesting. If a nonemployee director terminates his or her service on the Board due to death or disability his or her options would immediately vest.

Options granted to nonemployee directors generally expire no later than seven (7) years after the date of grant. If a nonemployee director terminates his or her service on the Board prior to an option’s normal expiration date, the option will remain exercisable for twelve (12) months to the extent it has vested. However, the option may not be exercised later than the original expiration date.

RSUs granted under the Automatic Award Program shall have a value equal to the fair market value of the shares on the grant date. RSUs granted pursuant to an Initial Award vest over four (4) years, with 4,165 RSUs vesting upon the completion of the nonemployee director’s first year of service on the Board measured from the RSU grant date and the remaining balance of 5,001 RSUs vesting in three (3) equal annual installments of 1,667 RSUs over the three (3) year period measured from the first anniversary of the RSU grant date (assuming that he or she remains a nonemployee director on each scheduled vesting date). All RSUs granted pursuant to an Annual Award become 100% vested on the day preceding the next annual stockholders meeting following the grant date subject to the nonemployee director’s continued service on such date. If a nonemployee director terminates his or her service on the Board due to death or disability, 100% of his or her unvested RSUs would immediately vest. Additionally, the Board (or its authorized designee) may provide that holders of RSUs granted pursuant to the Automatic Award Program be permitted to defer the delivery of the proceeds from vested RSUs to the extent that such deferral satisfies the requirements of the U.S. tax code.

Awards to be Granted to Certain Individuals and Groups

The number of awards that an employee, nonemployee director, or consultant, may receive under the 1999 Plan is at the discretion of the Plan Administrator and therefore cannot be determined in advance. The following table sets forth (1) the aggregate number of shares subject to options granted under the 1999 Plan during fiscal 2010, (2) the average per share exercise price of such options, (3) the aggregate number of shares subject to awards of RSUs granted under the 1999 Plan during fiscal 2010, and (4) the dollar value of such shares based on $37.68 per Share, the fair market value on May 28, 2010.

AMENDED PLAN BENEFITS
1999 Plan

	Number of	Average per	Number of	Dollar Value of
	Options	Share Exercise	Restricted Stock	Restricted Stock
Name of Individual or Group	Granted	Price	Units Granted	Units Granted

Thomas Georgens	900,000	$23.60	83,333	$3,139,987
Chief Executive Officer and President
Steven J. Gomo	100,000	$20.69	33,333	$1,225,987
Executive Vice President Finance and Chief Financial Officer
Manish Goel(1)	50,000	$20.69	86,094	$3,244,022
Executive Vice President Product Operations
Robert E. Salmon	125,000	$20.69	41,667	$1.570,013
Executive Vice President Field Operations
Andrew Kryder(2)	40,000	$20.69	40,116	$1,511,571
Senior Vice President and General Counsel
Daniel J. Warmenhoven	550,000	$20.69	—	$—
Executive Chairman and Executive Chairman of the Board
Thomas F. Mendoza	100,000	$20.69	33,333	$1,225,987
Vice Chairman
Nicholas Moore	20,000	$29.50	3,333	$125,587
Lead Independent Director
Jeffry Allen	15,000	$29.50	3,333	$125,587
Director
Alan Earhart	15,000	$29.50	3,333	$125,587
Director
Gerald Held	27,500	$33.83	9,166	$345,375
Director
Mark Leslie	10,000	$29.50	3,333	$125,587
Director
T. Michael Nevens	55,000	$33.83	—	$—
Director
George Shaheen	10,000	$29.50	3,333	$125,587
Director
Donald T. Valentine	10,000	$29.50	3,333	$125,587
Director
Robert Wall	25,000	$29.50	—	$—
Director
All current executive officers, as a group (5 persons)	1,215,000	$22.85	284,543	$5,834,515
All directors who are not executive officers, as a group (10 persons)	737,500	$23.41	29,164	$1,098,900
All employees, including current officers who are not executive officers, as a group (6,310 persons)	5,226,043	$28.40	6,009,567 (3)	$226,440,485

(1)	Mr. Goel received 19,427 RSUs with a dollar value of $732,009, as part of a stockholder — approved stock option-for-RSU exchange program, whereby certain eligible options were surrendered for cancellation in exchange for a reduced number of RSUs with an adjusted vesting schedule.

(2)	Mr. Kryder received 26,783 RSUs with a value of $1,009,183, as part of a stockholder — approved stock option-for-RSU exchange program, whereby certain eligible options were surrendered for cancellation in exchange for a reduced number of RSUs with an adjusted vesting schedule.

(3)	3,179,668 RSUs with a value of $119,809,890 were granted as part of a stockholder-approved stock option-for-RSU exchange program, whereby certain eligible options were surrendered for cancellation in exchange for a reduced number of RSUs with an adjusted vesting schedule.

Limited Transferability of Awards

Options granted under the 1999 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Plan Administrator, transfer nonstatutory stock options (1) to a member of the participant’s family, (2) to a trust or other entity for the sole benefit of the participant and/or a member of his or her family, or (3) to a former spouse pursuant to a domestic relations order.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 1999 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”), nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two (2) years after the grant date and more than one (1) year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two (2) year or one (1) year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Code, however, stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such options and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

Stock Issuance, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an award of stock, RSUs, performance shares or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (1) freely transferable or (2) no longer subject to substantial risk of forfeiture. However, the recipient of an award of restricted stock may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted and the recipient of a RSU granted pursuant to the Annual Award Program may be permitted to elect in accordance with federal tax laws when he or she will receive the payout from his or her earned RSUs and defer income taxation until the award is paid.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 1999 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer (“CEO”) and to certain other of our most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executive officers will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1999 Plan, setting limits on the number of awards that any individual may receive and for awards other than stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 1999 Plan has been designed to permit the Plan Administrator to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Amendment and Termination of the Plan

The Board or the Primary Committee (as defined in the 1999 Plan) generally may amend or terminate the 1999 Plan at any time and for any reason, subject to stockholder approval if applicable.

Summary

The 1999 Plan is designed to assist us in recruiting, motivating and retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders. We strongly believe that the amendment to the 1999 Plan to increase the number of shares we can use to grant awards is essential for us to compete for talent in the very competitive labor markets in which we operate.

Vote Required

The affirmative vote by a majority of the Votes Cast is required to approve this proposal. The effect of an abstention is the same as that of a vote against the proposal. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 2

PROPOSAL NO. 3:

AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

Introduction

The Company is asking the stockholders to approve amendments to the Company’s Employee Stock Purchase Plan (“Purchase Plan”), which will increase the number of shares authorized for issuance under the Purchase Plan by an additional 5,000,000 shares, clarify the Plan Administrator’s discretion to determine eligibility requirements and remove the Purchase Plan’s fixed-term expiration date, which is currently set at the last business day in May 2011.

We are asking our stockholders to increase the number of shares authorized for issuance under the Purchase Plan to ensure that the Company will continue to have a sufficient reserve of shares of the Company’s common stock available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase shares at semiannual intervals through their accumulated periodic payroll deductions. We are asking our stockholders to approve the addition of language to the eligibility section that clarifies the Plan Administrator’s authority to determine Purchase Plan eligibility, and we are asking our stockholders to approve the removal of the Purchase Plan’s fixed-term expiration date so that the Purchase Plan will remain in effect after May 2011.

The Purchase Plan was adopted by the Board on September 26, 1995, and became effective on November 20, 1995, in connection with the Company’s initial public offering of its common stock.

The terms and provisions of the Purchase Plan, as most recently amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan is set forth in its entirety and has been filed as Appendix B to this Proxy Statement with the SEC. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder who wants to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

Description of the Purchase Plan

The Purchase Plan is administered by the Compensation Committee of the Board, serving as the plan administrator. As plan administrator, such committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Share Reserve

If Proposal No. 3 is approved, the maximum number of shares reserved for issuance over the term of the Purchase Plan will be limited to 35,200,000 shares. As of May 28, 2010, 27,975,212 shares had been issued under the Purchase Plan, and 2,224,788 shares were available for future issuance. The closing price of our common stock was $37.68 on May 28, 2010.

The shares issuable under the Purchase Plan may be made available from authorized but unissued shares or from shares of common stock reacquired by the Company, including shares purchased on the open market.

In the event that any change is made to the outstanding common stock (whether by reason of any stock split, stock dividend, recapitalization, exchange or combination of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (1) the maximum number and class of securities issuable under the Purchase Plan, (2) the maximum number and class of securities purchasable per participant on any one semiannual purchase date, (3) the maximum number of shares purchasable in total by all participants on any one purchase date (if applicable) and (4) the number and class of securities subject to each outstanding purchase right and the purchase price per share in effect thereunder. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Period and Purchase Rights

Shares are offered under the Purchase Plan through a series of overlapping offering periods, each with a maximum duration of twenty-four (24) months. Such offering periods will begin on the first business day of June and on the first business day of December each year over the term of the Purchase Plan. Accordingly, two (2) separate offering periods will begin in each calendar year.

Each offering period will consist of a series of one or more successive purchase intervals. Purchase intervals will run from the first business day in June to the last business day in November each year and from the first business day in December each year to the last business day in May in the immediately succeeding year. Accordingly, shares will be purchased on the last business day in May and November each year with the payroll deductions collected from the participants for the purchase interval ending with each such semiannual purchase date.

If the fair market value per share of common stock on any semiannual purchase date within a particular offering period is less than the fair market value per share of common stock on the start date of that offering period, then the participants in that offering period will automatically be transferred from that offering period after the semiannual purchase of shares on their behalf and enrolled in the new offering period which begins on the next business day following such purchase date.

Eligibility and Participation

Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) (or any lesser number of hours per week and/or number of months in any calendar year established by the Plan Administrator in accordance with applicable law and the provisions of the Purchase Plan) is eligible to participate in the Purchase Plan.

An individual who is an eligible employee on the start date of any offering period may join that offering period by properly electing to participate in the offering period pursuant to procedures established by the Plan Administrator in accordance with the terms of the Purchase Plan. However, no employee may participate in more than one offering period at a time.

As of May 28, 2010, approximately 8,515 employees, including all five of our executive officers, were eligible to participate in the Purchase Plan.

Purchase Price

The purchase price of the shares purchased on behalf of each participant on each semiannual purchase date will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering period in which the participant is enrolled or (2) the fair market value on the semiannual purchase date.

The fair market value per share on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date reported on the NASDAQ Global Select Market. On May 28, 2010, the closing selling per share of the Company’s common stock on the NASDAQ Global Select Market was $37.68 per share.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her total cash earnings (generally base salary, bonuses, overtime pay and commissions) to be applied to the acquisition of shares at semiannual intervals. Accordingly, on each semiannual purchase date (the last business day in May and November each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares at the purchase price in effect for the participant for that purchase date.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	No participant may purchase more than 1,500 shares on any one purchase date.

The Plan Administrator will have the discretionary authority to increase, decrease, or implement the per participant and any total participant limitations prior to the start date of any new offering period under the Purchase Plan.

Withdrawal Rights and Termination of Employment

The participant may withdraw from the Purchase Plan at any time (subject to the Plan Administrator’s authority to designate a different withdrawal date in accordance with the provisions of the Purchase Plan), and his or her accumulated payroll deductions may either be applied to the purchase of shares on the next semiannual purchase date or refunded.

Upon the participant’s cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions which the participant may have made for the semiannual period in which such cessation of employment or loss of eligibility occurs will be immediately refunded.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

Purchase rights are not assignable or transferable by the participant and may be exercised only by the participant.

Change in Control

In the event a change in control occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change. The purchase price in effect for each participant will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering period in which the participant is enrolled at the time the change in control occurs or (2) the fair market value per share immediately prior to the effective date of such change in control.

A change in control will be deemed to occur if (1) the Company is acquired through a merger or consolidation in which more than 50% of the Company’s outstanding voting stock is transferred to a person or persons different from those who held stock immediately prior to such transaction; (2) the Company sells, transfers or disposes of all or substantially all of its assets; or (3) any person or related group of persons acquires ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Share Proration

Should the total number of shares to be purchased pursuant to outstanding purchase rights on any particular date exceed either (1) the maximum number of shares purchasable in total by all participants on any one purchase date (if applicable) or (2) the number of shares then available for issuance under the Purchase Plan, then the Plan

Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis. In such an event, the Plan Administrator will refund the accumulated payroll deductions of each participant, to the extent in excess of the purchase price payable for the shares prorated to such individual.

Amendment and Termination

If stockholders approve this Proposal No. 3, the Purchase Plan will terminate upon the earliest of (1) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (2) the date on which all purchase rights are exercised in connection with a change in control.

The Board may at any time alter, amend, suspend or discontinue the Purchase Plan and will seek stockholder approval of any changes to the extent necessary to comply with the Internal Revenue Code or other applicable law, regulation or stock exchange rule.

Plan Benefits

The table below shows, as to the named executive officers (“NEOs”) and specified groups, the number of shares purchased under the Purchase Plan during fiscal 2010, together with the value of those shares as of the date of purchase.

Participation in the Purchase Plan

Participation in the Purchase Plan is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the last fiscal year for each of the NEOs, for all current executive officers as a group and for all other employees who participated in the Purchase Plan as a group:

AMENDED PLAN BENEFITS
Employee Stock Purchase Plan

	Number of	Dollar Value of
	Purchased	Purchased
Name	Shares	Shares(1)

Thomas Georgens	2,048	$24,879
Chief Executive Officer and President
Steven J. Gomo	2,047	$24,858
Executive Vice President Finance and Chief Financial Officer
Manish Goel	2,047	$24,858
Executive Vice President Product Operations
Robert E. Salmon	2,048	$24,879
Executive Vice President Field Operations
Andrew Kryder	2,047	$24,858
Senior Vice President and General Counsel
Daniel J. Warmenhoven	2,048	$24,879
Executive Chairman
Thomas F. Mendoza	—	—
Vice Chairman
All current executive officers as a group (5 persons)	10,237	$124,332
All employees, including current officers who are not executive officers, as a group (5,051 persons)	5,063,510	$74,646,794

(1)	Market Value of shares on date of purchase, minus the purchase price under the Purchase Plan

New Plan Benefits

No purchase rights have been granted, and no shares have been issued, on the basis of the 5,000,000 share increase that is the subject of this Proposal No. 3.

Federal Tax Consequences

The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan, which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual semiannual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs equal in amount to such excess. The participant will also recognize capital gain equal to the amount by which the amount realized upon the sale or disposition exceeds the sum of the aggregate purchase price paid for the shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which the shares were acquired and more than one (1) year after the actual semiannual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (2) 15% of the fair market value of the shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (2) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Summary

The Board believes that it is in the best interests of the Company to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the Purchase Plan and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

Vote Required

The affirmative vote of a majority of the Votes Cast is required for approval of the amendment to the Purchase Plan described in this Proposal No. 3. Should such stockholder approval not be obtained, the 5,000,000 share increase, which is the subject of this Proposal, will not be implemented, the clarifying changes to the eligibility provisions will not be made, and the Purchase Plan will expire in May 2011. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 3

PROPOSAL NO. 4:

RATIFICATION OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 29, 2011.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote by a majority of the Votes Cast is required to ratify the selection of Deloitte & Touche LLP. The effect of an abstention is the same as that of a vote against the proposal. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 4

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of May 28, 2010 by (1) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s common stock, (2) each of the Company’s directors and nominees for director, (3) each of the Company’s executive officers set forth in the Summary Compensation Table of the Compensation of Executive Officers section of this Proxy Statement, and (4) all of the Company’s current directors and executive officers as a group.

Except as indicated, the address of the beneficial owners is c/o NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089. Information related to holders of more than 5% of the Company’s common stock was obtained from filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

		Number of
		Shares
		Beneficially	Percentage of
Title of Class	Name of Beneficial Owner	Owned	Class(1)

Common Stock	Prudential Financial, Inc.(2) 751 Broad Street Newark, NJ 07102	23,636,070	6.74%
	Jennison Associates(3) 466 Lexington Avenue New York, NY 10017	23,113,684	6.59%
	BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	22,182,088	6.32%
	Wellington Management Company, LLP(5) 75 State Street Boston, MA 02109	19,548,692	5.57%

		Number of
		Shares
		Beneficially	Percentage of
Title of Class	Name of Beneficial Owner	Owned	Class(1)

	FMR, LLC(6) 82 Devonshire Street Boston, MA 02109	18,003,636	5.13%
	Thomas Georgens(7)	905,900	*
	Steven J. Gomo(8)	607,096	*
	Manish Goel(9)	10,525	*
	Robert F. Salmon(10)	764,222	*
	Andrew Kryder(11)	118,991	*
	Daniel J. Warmenhoven(12)	6,399,917	1.82%
	Thomas F. Mendoza(13)	880,521	*
	Nicholas G. Moore(14)	115,000	*
	Jeffry R. Allen(15)	371,580	*
	Alan L. Earhart(16)	85,000	*
	Gerald Held(17)	27,759	*
	Mark Leslie(18)	112,500	*
	T. Michael Nevens(19)	55,000	*
	George T. Shaheen(20)	140,000	*
	Donald T. Valentine(21)	792,000	*
	Robert T. Wall(22)	370,071	*
	All current directors and executive officers as a group (15 persons)(23)	10,875,561	3.10%

*	Less than 1%

(1)	Percentage of Class is based on 350,916,105 shares of common stock outstanding on May 28, 2010. Shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of May 28, 2010 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)	Information is based on a Schedule 13G filed with the SEC on February 12, 2010 by Prudential Financial, Inc. (“Prudential”), a New Jersey corporation, on behalf of itself. The principal Prudential business office is located at 751 Broad Street, Newark, NJ 07102. Prudential, in its capacity as a parent holding company, may be deemed to beneficially own 23,636,070 shares that are beneficially owned by its subsidiaries. Prudential has the sole power to vote or to direct the vote of 541,513 shares, the shared power to vote or to direct the vote of 16,176,562 shares, the sole power to dispose or direct the disposition of 541,513 shares, and the shared power to dispose or to direct the disposition of 23,094,557 shares. Because Prudential indirectly owns 100% of the equity interests of Jennison Associates LLC, Prudential may be deemed to have the power to exercise or direct the exercise of the voting and dispositive power that Jennison may be deemed to have with respect to the shares owned by the portfolio managed by Jennison. Jennison does not file jointly with Prudential; therefore, the shares reported on Jennison’s Schedule 13G may be included in the shares reported on Prudential’s Schedule 13G. See footnote (3) below.

(3)	Information is based on a Schedule 13G filed with the SEC on February 12, 2010 by Jennison Associates, LLC (“Jennison”), a New York limited liability company, on behalf of itself. The principal Jennison business office is located at 466 Lexington Avenue, New York, NY 10017. Jennison, in its capacity as an investment advisor, may be deemed to beneficially own 23,113,684 shares that are held of record by clients of Jennison. Jennison has the sole power to vote or direct the vote of 16,243,289 shares, and the shared power to dispose or direct the disposition of 23,113,684 shares. Because Prudential Financial, Inc. indirectly owns 100% of the equity interests of Jennison, Prudential may be deemed to have the power to exercise or direct the exercise of the voting and dispositive power that Jennison may be deemed to have with respect to the shares owned by the portfolio managed by Jennison. Jennison does not file jointly with Prudential; therefore, the shares reported on Jennison’s Schedule 13G may be included in the shares reported on Prudential’s Schedule 13G. See footnote (2) above.

(4)	Information is based on a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc. (“BlackRock”), a New York company on behalf of itself. The principal BlackRock business office is located at 40 East 52nd Street, New York, NY 10022. On December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors (“BGI”) from Barclays Bank PLC. As a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings. BlackRock, in its capacity as a parent holding company, may be deemed to beneficially own 22,182,088 shares that are beneficially owned by its subsidiaries. BlackRock has the sole voting power to vote or direct the vote of 22,182,088 shares, and the shared power to dispose or direct the disposition of 22,182,088 shares.

(5)	Information is based on a Schedule 13G/A filed with the SEC on February 12, 2010 by Wellington Management Company, LLP (“Wellington”), a Massachusetts corporation, on behalf of itself. The principal Wellington business office is located at 75 State Street, Boston, MA 02109. Wellington, in its capacity as an investment advisor, may be deemed to beneficially own 19,548,692 shares which are held of record by clients of Wellington. Wellington has the shared power to vote or to direct the vote of 12,569,625 shares, and the shared power to dispose or to direct the disposition of 19,508,562 shares.

(6)	Information is based on a Schedule 13G filed with the SEC on February 16, 2010 by FMR LLC (“FMR”), a Delaware limited liability company, on behalf of itself. The principal FMR business office is located at 82 Devonshire Street, Boston, MA 02109. FMR, in its capacity as a parent holding company, may be deemed to beneficially own 18,003,633 shares that are beneficially owned by its subsidiaries. FMR has the sole power to vote or direct the vote of 4,029,405 shares, and the sole power to dispose or direct the disposition of 18,003,633 shares.

(7)	Includes 285,416 shares of common stock issuable upon exercise of options granted under the 1995 Plan; and 603,791 shares of common stock issuable upon exercise of options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days of May 28, 2010.

(8)	Includes 80,000 shares of common stock issuable upon exercise of options granted under the 1995 Plan and 514,686 shares of common stock issuable upon exercise of options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days of May 28, 2010.

(9)	Includes 3,333 shares of common stock issuable upon exercise of options and 5,692 shares of common stock issuable upon vesting of RSUs granted under the 1999 Plan, each of which is currently exercisable or will become exercisable/issuable within 60 days of May 28, 2010.

(10)	Includes 7,512 shares held by Robert Salmon and Patricia Mertens-Salmon, trustees to the Salmon Trust; and 240 shares held by Patricia Mertens-Salmon, Custodian under UTMA CA. Includes 170,936 shares of common stock issuable upon exercise of options granted under the 1995 Plan and 574,486 shares of common stock issuable upon exercise of options granted under the 1999 Plan, each of which is exercisable or will become exercisable within 60 days of May 28, 2010.

(11)	Includes 55,270 shares of common stock issuable upon exercise of options granted under the 1995 Plan and 15,833 shares of common stock issuable upon exercise of options and 8,699 shares of common stock issuable upon vesting of RSU’s granted under the 1999 Plan, each of which is currently exercisable or will become exercisable/issuable within 60 days of May 28, 2010.

(12)	Includes 2,499,835 shares held by Daniel J. Warmenhoven and Charmaine A. Warmenhoven, trustees to The Warmenhoven 1987 Revocable Trust, of which Mr. Warmenhoven is a trustee and shares voting and investment powers. Also includes 170,000 shares held by Warmenhoven Ventures LP, a limited partnership of which the Warmenhoven Management Trust is the general partner, of which Mr. Warmenhoven is a trustee. Excludes 78,962 shares held by Richard A. Andre, trustee to the Daniel J. Warmenhoven 1991 Children’s Trust, as Mr. Warmenhoven disclaims beneficial ownership of the shares held by this trust. Includes 409,602 shares of common stock issuable upon exercise of options granted under the 1995 Plan; and

3,270,393 shares of common stock issuable upon exercise of options granted under the 1999 Plan, each of which are currently exercisable or will become exercisable with 60 days of May 28, 2010.

(13)	Includes 6,364 shares of common stock issuable upon exercise of options granted under the 1995 Plan and 345,834 shares of common stock issuable upon exercise of options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days of May 28, 2010.

(14)	Includes 15,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1995 Plan, of which 5,000 shares are held by Nicholas G. Moore and 10,000 shares are held by The Moore Family Ventures LP, of which Mr. Moore is General Partner. Also includes 100,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, of which 65,000 shares are held by Nicholas G. Moore and 35,000 shares are held by The Moore Family Ventures LP, of which Mr. Moore is General Partner, each of which is currently exercisable or will become exercisable within 60 days after May 28, 2010.

(15)	Includes 15,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1995 Plan; and 334,414 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after May 28, 2010.

(16)	Common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after May 28, 2010.

(17)	Includes 27,500 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days of May 28, 2010

(18)	Common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after May 28, 2010.

(19)	Common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of is currently exercisable or will become exercisable with 60 days of May 28, 2010.

(20)	Common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after May 28, 2010.

(21)	Includes 602,000 shares held in trust by Donald T. Valentine, trustee to the Donald T. Valentine Family Trust. Includes 50,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1995 Plan; and 140,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after May 28, 2010.

(22)	Includes 150,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after May 28, 2010.

(23)	Includes 1,081,224 shares of common stock issuable upon exercise of options granted under the 1995 Plan and 6,126,936 shares of common stock issuable upon the exercise of options and 14,391 shares of common stock issuable upon vesting of RSUs granted under the 1999 Plan, each of which is currently exercisable or will become exercisable/issuable within 60 days of May 28, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in their ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended April 30, 2010, its executive officers, directors and greater than 10% stockholders complied with all Section 16 filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

The Board has delegated to the Compensation Committee of the Board (“Compensation Committee”) sole authority and responsibility for establishing and overseeing salaries, incentive compensation programs, and other forms of compensation for our executive officers, general policies for remuneration for the balance of our employee population and for administering our equity incentive and benefits plans. As used herein, the term “executive” refers to an employee of the Company who holds a position at the Senior Vice President level or above. In this compensation discussion and analysis, the term “named executive officers” (“NEOs”) refers to the individuals included in the Summary Compensation Table below.

This compensation discussion and analysis explains the material elements of our compensation for our NEOs and how our compensation program is designed and operated to help us achieve our corporate goals.

The principal components of compensation that we pay to our NEOs consist of the following:

1. Base salary;

2. Cash incentive compensation tied to achievement of short-term (generally annual) goals;

3. Equity compensation in the form of grants of stock options and restricted stock units; and

4. Standard employee benefits (including our 401(k) plan, health and life insurance plans, and nonqualified deferred compensation program) and the Executive Retirement Medical Plan (for certain qualifying NEOs).

Principles and Objectives of Compensation

The Compensation Committee has designed our compensation program with respect to our NEOs in order to:

•	Continue the Company’s ability to recruit and retain experienced and highly qualified NEOs despite the competitive labor environment in which the Company competes for such talent;

•	Motivate our NEOs to perform their duties to the best of their abilities while promoting good ethical behavior;

•	Reward our NEOs when the Company experiences high levels of financial performance; and

•	Create an interest in our stock performance by linking a meaningful portion of NEO compensation to stockholder value.

We offer each component of compensation outlined below to our NEOs because we believe that in combination they meet the goals that we have set for our Company. Our base salary compensation is designed to promote excellence in the day-to-day management and operation of our business. Our cash incentive compensation program rewards behaviors that support the Company’s short-term (typically annual) goals. Our equity award program targets longer term value creation and rewards behavior that leads to a sustained material increase in our stock price and is also a key tool for retaining our NEOs.

The Company believes in a pay-for-performance philosophy. Generally, total compensation is higher for our NEOs compared to our other executives and employees in recognition of their greater responsibility and ability to influence the Company’s achievement of targeted results and corporate goals. As a NEO’s position and responsibility increase, we believe that a greater portion of their total compensation should be performance-based pay that is contingent on the achievement of specific corporate goals or the increase in Company value for our stockholders. As a NEO’s performance-based pay increases with increasing levels of responsibility, we also believe that equity-based compensation should compose an increasingly higher portion of performance-based compensation and of total compensation. Therefore, our compensation program is structured such that a significant portion of our NEOs’ total target compensation is tied to long-term appreciation of our stock price.

Administration of Our Compensation Program

The Compensation Committee determines and approves the principal components of compensation for our NEOs on an annual basis, typically prior to or shortly after the beginning of the applicable fiscal year. In making its decisions regarding compensation, the Compensation Committee obtains the advice and counsel of outside advisors engaged by the Compensation Committee. Radford, an Aon Consulting company (hereinafter “Radford”), had been engaged as the Compensation Committee’s independent advisor on compensation matters for the executives (including NEOs) for decisions affecting fiscal 2010 compensation. Radford also provided consulting support for the compensation of the Board of Directors and all employees. Radford took its direction from the Compensation Committee and interacted with management, including executive, human resources and finance personnel. Radford also provided compensation benchmarking data to assist the Compensation Committee in making its determinations. In connection with its determination of compensation for the 2010 fiscal year, the Compensation Committee retained Radford to (1) review and assess the total direct compensation levels provided to our NEOs relative to an appropriate peer group, (2) review and assess our current equity grant guidelines and practices relative to that peer group, and (3) develop future equity grant guidelines and practices for all employees taking into account current trends in compensation. Based on the analysis by Radford, input from the executive team and the Compensation Committee’s deliberations, the Compensation Committee approved our total compensation plan for the 2010 fiscal year.

During fiscal 2010, the Compensation Committee underwent a process of reviewing its outside advisors, and in February 2010 selected Farient Advisors (“Farient”) as its new independent executive compensation consultant for fiscal 2011. Farient will be responsible for the continued review of our executive compensation programs and practices relative to our business objectives and principles and has recommended potential changes for fiscal 2011, which were approved by the Committee, as discussed in more detail below.

With respect to our NEOs, the Compensation Committee also solicits the input of our Chief Executive Officer (“CEO”). The CEO recommends to the Compensation Committee the salary, incentive compensation and equity-based compensation to be paid to our NEOs. We expect that the Compensation Committee will continue to solicit input from our CEO with respect to compensation decisions affecting NEOs. With respect to compensation for our CEO, the Chair of the Compensation Committee solicits input from our CEO on his perspectives and expectations regarding his own compensation and also solicits input from its outside advisors. The Compensation Committee deliberates and makes decisions on the CEO’s compensation without the presence of the CEO.

Factors in Determining Compensation

The primary factors that the Compensation Committee takes into consideration in establishing the principal components of compensation for our NEOs are discussed below. While these are typically the considerations upon which the Compensation Committee bases its compensation decisions for our NEOs, the Compensation Committee may, at its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Competitive Market Data

In order to establish the market rate of pay for NEOs, the Compensation Committee reviews data from a targeted peer group of similarly situated technology companies. To determine the appropriate peer group, the Compensation Committee considers companies that are similar in one or more of the following criteria: revenue, number of employees, market capitalization and annual growth rates. In addition to focusing on our direct product line competitors, we consider other companies that we compete with for talent in our various markets and for which data is available.

Due to the high degree of market uncertainty in early fiscal 2010, no benchmark study was reviewed by the Compensation Committee. Instead, the Compensation Committee relied on the benchmark study from fiscal 2009 in making its compensation decisions for fiscal 2010. For fiscal 2009, based on the review and recommendations presented by Radford, the Compensation Committee reviewed and approved the following Compensation Peer Group:

Adobe Systems, Inc.	Electronic Arts, Inc.	NVIDIA Corp.
American Power Conversion	Gateway, Inc.	Palm, Inc.
ASML Holding N.V.	Harris Corp.	Sabre Holdings Corp.
ATI Technologies, Inc.	Intuit, Inc.	SanDisk Corp.
Atmel Corp.	Juniper Networks, Inc.	Spansion, Inc.
Autodesk, Inc.	Level 3 Communications, Inc.	Stryker Endoscopy
Bell Microproducts, Inc.	Logitech International S.A.	Symantec Corp.
Broadcom Corp.	LSI Corporation	Symbol Technologies, Inc.
CA, Inc.	Marvell Technology Group Ltd.	VeriSign, Inc.
Corning, Inc.	Metavante Corp.	Western Digital Corp.
eBay, Inc.	National Semiconductor	Xilinx, Inc.

The Compensation Peer Group established for the 2011 fiscal year is as follows: (1)

Adobe Systems, Inc.	Harris Corp.	NVIDIA Corp.
ASML Holding N.V.	Intuit, Inc.	Palm, Inc.
Atmel Corp.	Juniper Networks, Inc.	SanDisk Corp.
Autodesk, Inc.	Level 3 Communications, Inc.	Spansion, Inc.
Bell Microproducts, Inc.	Logitech International S.A.	Symantec Corp.
Broadcom Corp.	LSI Corporation	Western Digital Corp.
CA, Inc.	Marvell Technology Group Ltd.	Xilinx, Inc.
eBay, Inc.	Metavante Corp.
Electronic Arts, Inc.	National Semiconductor

(1)	The following companies were eliminated from the fiscal 2011 Compensation Peer Group either because they have been acquired or because they no longer participate in the Radford Executive Benchmark Survey which is the main data source for competitive market data: American Power Conversion, ATI Technologies, Inc., Corning, Inc., Gateway, Inc., Sabre Holdings Corp., Stryker Endoscopy, Symbol Technologies, Inc. and VeriSign, Inc.

In addition, for decisions affecting fiscal 2011, the Compensation Committee identified, with Farient’s assistance, a more targeted list of thirteen companies in the storage and enterprise solutions markets in order to assess pay practices (for example, the use of equity incentives, performance measures, and goal setting). These “Pay Practices Peers” consist of the following companies:

BMC Software, Inc.	International Business Machines Corp.*	Symantec Corporation
Brocade Communications Systems, Inc.	Juniper Networks, Inc.	Teradata Corporation
CA, Inc.	LSI Corporation	VMware, Inc.
EMC Corporation	McAfee, Inc.
Hewlett-Packard Company*	Oracle Corp.*

*	These companies represent substantially larger companies which are not direct competitors for top executive talent and we exclude them from our benchmarking exercise. However, the Compensation Committee reviews the programs and policies of these companies in its review of market practices.

Pay Positioning

The Compensation Committee has established a pay positioning philosophy for NEOs which examines the compensation practices of the Compensation Peer Group but does not target the Company’s compensation practices to any specified percentile of the Compensation Peer Group. Instead, the Compensation Committee looks at the ranges of base salary, target cash incentive and equity compensation within the Compensation Peer Group and uses its judgment in determining proper levels of each component of compensation for NEOs. The result is intended to be a total compensation package which is above market median for target levels of performance, which the Compensation Committee believes is consistent with the Company’s historically high rates of growth and performance goals, which are generally in excess of competitors.

The Compensation Committee makes decisions regarding individual NEO’s compensation based on a wide range of factors, including the specific responsibilities of each NEO, individual and corporate performance, skills and experience, and overall contribution to the management and strategic development of the Company. These subjective factors are considered by the Compensation Committee in its judgment without any specific weight or measurement. The Compensation Committee also relies on the input and recommendations of the CEO and its outside advisor when making decisions for NEOs.

For our NEOs, more than 50% of total compensation is performance-based, meaning that the actual value realized is subject to short-term financial performance or long-term stock price performance. By placing more of our NEOs’ total compensation at risk, the Company emphasizes variable pay, which is consistent with the Company’s pay for performance philosophy.

Components of Compensation

Base Salary

Base salaries are intended to compensate our NEOs on a day-to-day basis for their services to the Company. The Compensation Committee does not target specific percentiles within the Compensation Peer Group when making its base salary decisions for our NEOs. Instead, the Compensation Committee evaluates the base salary amounts of the Compensation Peer Group and refers to the 50th to 75th percentile of such salaries as a base from which to make decisions regarding NEO salaries. Using this range ensures that the Company’s base salaries are competitive with the companies for which we compete for talent, but also permits the Compensation Committee to use its own judgment to ultimately determine NEO salaries. In setting the base salary for each NEO, the Compensation Committee considers the NEO’s qualifications and experience, scope of responsibilities, future potential contributions to the Company, the NEO’s past performance relative to the goals and objectives of the NEO and the length of the NEO’s tenure with the Company. The relative weight given to each factor varies with each individual at the sole discretion of the Compensation Committee.

In fiscal 2010, the Compensation Committee considered the impact of the changes in the global economy and the Company’s overall performance when determining each NEO’s base salary. In addition, the Compensation Committee reviewed the base salary levels of the Compensation Peer Group. More than 75% of the companies in the Compensation Peer Group decided to freeze or reduce base salaries for the upcoming fiscal year. As a result of the salary review and the uncertain economic climate, 2010 NEO base salaries remained the same as 2009 base salaries, except for changes in salary resulting from changes in title and responsibilities. In particular, Mr. Georgens’ and Mr. Warmenhoven’s annual base salaries were adjusted in fiscal 2010 to reflect their new roles as President and CEO and Executive Chairman, respectively. For fiscal 2011, modest salary increases were implemented for NEOs generally in line with salary increases considered for the general employee population, unless specific circumstances (such as pay of the relative market range of the Compensation Peer Group) warranted a larger increase.

Incentive Compensation Plan

2010 Plan

The Compensation Committee believes that a cash incentive compensation plan that is tied to operational performance metrics motivates our NEOs to achieve short-term performance goals that are important drivers of business results and ultimately stock price performance. The Compensation Committee annually develops an incentive compensation plan under our Executive Compensation Plan with payment of incentives, if any, shortly following the end of a particular fiscal year.

Under the incentive compensation plan established for the fiscal year which ended on April 30, 2010, our NEOs were eligible to earn cash incentives, which were targeted at a specified percentage of actual annual base salary paid to NEOs, and paid based on the Company’s achievement of target operating profit. The Compensation Committee selected operating profit as the performance measure to calculate earned cash incentives because whether the NEOs’ effectively manage resources directly impacts the Company’s underlying operations and therefore positively or negatively impact operating profit, thus rewarding our NEOs for strong performance.

Prior to the beginning of each fiscal year, including the 2010 fiscal year, the Company develops an annual operating plan (or “AOP”) that includes a measure of non-GAAP income from operations (or “operating profit”) (as described below). The AOP is derived from the Company’s results in the prior year as well as the Company’s expectations for its performance relative to the Company’s competitors and the overall market for the upcoming year. The target operating profit goal for the incentive compensation plan for fiscal year 2010 was set at the expected level of achievement of the AOP, which the Compensation Committee believed was an aggressive target that reflected the Company’s growth strategy.

The measure of non-GAAP operating profit is derived from the revenues of our products, software entitlement and maintenance, and services and the costs directly related to the generation of those revenues, such as cost of revenue, sales and marketing, research and development, and general and administrative expenses. Non-GAAP operating profit, both on an actual and target basis, excludes items that we believe are not reflective of our short-term operating performance, such as stock-based compensation expenses, acquisition and disposition related charges or gains, amortization of intangible assets, restructuring and other charges, and significant asset impairments and litigation settlement payments or awards. We publicly disclose a detailed reconciliation of actual GAAP to non-GAAP net income and operating profit, along with other statement of operations items, on a regular basis with the Company’s quarterly earnings announcements.

For our NEOs, the target short-term incentives for the 2010 fiscal year ranged from 110% to 130% of such individuals’ base salaries. Similar to our NEO’s base salaries, short-term incentive targets remained the same for fiscal 2010 as in fiscal 2009, except as the result of changes in title or responsibilities. In particular, Mr. Georgens’ and Mr. Warmenhoven’s short-term incentive targets were adjusted in 2010 to reflect their new roles as President and CEO and Executive Chairman, respectively.

The amount of actual cash incentives paid to our NEOs was determined based on the Company’s performance relative to target operating profit. Our NEOs could earn more or less than their target cash incentive depending on whether the Company’s actual operating profit was at, below, or in excess of the target. As illustrated in the table below, for the 2010 fiscal year, the incentive compensation-to-operating profit payout ratio was not linear, but was leveraged with accelerators of 10-for-1 above 100% achievement of the Company’s targeted operating profit goal up to 200%, and decelerators of 2-for-1 below 100% achievement of the Company’s target operating profit goal down to 75% achievement of target and 4-for-1 down to 62.5% achievement of target, at which point the payout would be zero. This two-step decelerator was implemented for fiscal 2010 given the high degree of uncertainty in the market at the beginning of the fiscal year and the Compensation Committee’s desire to maintain incentives for optimal performance even in a down market. The upside and downside adjustments to the payment ratio were not linear because the Company has historically set what it believes is an aggressive operating profit target for incentive compensation purposes such that performance above 100% is considered exceptional. The Compensation Committee believes that paying a reduced cash incentive for achievement below target performance and an increased cash incentive for achievement in excess of target performance aligns our NEOs’ actual compensation with the performance of the Company, incentivizing our NEOs to drive optimum Company performance.

Percent of Operating Profit Target	Percent of Incentive Compensation Target Payout

120%	200%
110%	200%
105%	150%
102%	120%
100%	100%
98%	96%
95%	90%
90%	80%
80%	60%
75%	50%
70%	30%
65%	10%
62.5%	0%

For fiscal 2010, the Company achieved 133% of our annual target operating profit goal, which resulted in actual cash incentives paid to our NEOs equaling 200% of their target amounts.

2011 Plan

For fiscal 2011, the Compensation Committee adjusted the framework for evaluating short-term incentives for our executives, including our NEOs. Based on an assessment of our past pay practices conducted by Farient, the Compensation Committee determined that the incentive compensation plan established for 2011 under our Executive Compensation Plan should include a combination of revenue and operating profit (with revenue weighted 1/3 and operating profit weighted 2/3) rather than only using operating profit targets.

The addition of revenue as a performance measure for fiscal 2011 encourages our executives, including the NEOs, to expand market share in the highly competitive markets within which we compete. In establishing our revenue goals, we set challenging growth targets that we believe exceed market growth rates. The revenue measure also supports our annual planning process, and mitigates the inherent volatility of relying solely on operating profit as the performance measure for fiscal 2011.

These changes are intended to better reflect the Company’s business strategy, which includes making tradeoffs between operating profit margins and revenue growth. In addition, the Compensation Committee approved a more rapid decelerator for performance below the target level to reduce the range of performance below plan for which NEOs are compensated in light of the improvement in market conditions expected for fiscal 2011. The specific performance range and payouts for each measure are as follows:

	Percent of Incentive
Percent of Operating Profit	Compensation Payout for	Percent of Revenue	Percent of Incentive
Target	Factor	Target	Compensation Payout for Factor

120%	200%	120%	200%
110%	200%	110%	200%
105%	150%	105%	150%
100%	100%	100%	100%
95%	80%	95%	75%
90%	60%	90%	50%
85%	40%	85%	25%
80%	20%	80%	0%
75%	0%	75%	0%
70%	0%	70%	0%

The Compensation Committee established performance goals for fiscal 2011 based on the Company’s 2011 AOP as well as individual target awards by reference to external market benchmarks, including the historical and expected performance of the Pay Practices Peers. Based on this assessment, the Compensation Committee believes that the performance goals for 2011 are reasonably difficult to achieve, supporting the continued use of incentive targets above the market median.

Long-Term Stock-Based Incentive Compensation

The Compensation Committee has the authority to grant stock options, restricted stock, restricted stock units (“RSUs”) and performance shares/units to our NEOs under our Amended and Restated 1999 Stock Option Plan (the “1999 Plan”). These grants are designed to align the interests of each of our NEOs with those of the stockholders and provide each NEO with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

In fiscal 2010, the Compensation Committee granted both stock options and RSUs to our NEOs other than the CEO. The targeted mix of options versus RSUs was 50%-50% based on the fair value on the date of grant, although the Compensation Committee reserves the discretion to make grants in different ratios to individual NEOs based on performance and retention considerations. The objectives of using both stock options and RSUs for grants to NEOs are to better manage the number of shares needed to deliver a competitive compensation package to our NEOs (as

RSUs require fewer shares and are less dilutive over time as compared to stock options) and to include a retention element in our overall compensation package in addition to performance incentives. The grants for the CEO in fiscal 2010 were all stock options. For fiscal 2011, our NEOs (including the CEO) received a combination of stock options and RSUs.

Each stock option grant allows each NEO to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to seven years), thus providing value to the NEO only if the market price of the shares appreciates over the option term, and the NEO continues to be employed by the Company. Stock options generally vest over a four year period. RSUs are full-value grants settled in the Company’s stock, which rewards NEOs for changes in our stock price, but also provides retention incentive even when stock prices do not increase. RSUs generally vest over a four year period.

Equity award guidelines for our NEOs are designed to be competitive with those offered by companies in the Compensation Peer Group. The Company does not target a specific percentile of the Compensation Peer Group when determining the value of equity awards. Instead, the Compensation Committee reviews the equity practices used by the Compensation Peer Group as a general guideline for the value of equity grants and then considers the Company’s own unique situation and goals when determining the value of equity grants. The size of the actual equity grant to each NEO is designed to create a meaningful opportunity for stock ownership and is based on a number of factors, which include the NEO’s current position with the Company, external comparability with equity grants made to executive officers of the Compensation Peer Group, internal comparability with equity grants made to other executives within the Company, the number of vested and unvested options and RSUs held by the NEO, the NEO’s current level of performance and the NEO’s potential for future responsibility and promotion over time. The Compensation Committee also takes into account the remaining share reserve under the 1999 Plan when determining the size of equity grants. The Compensation Committee, however, does not place any particular weight on any one individual factor and does not adhere to any specific guidelines in making its determinations.

For fiscal 2010, the Compensation Committee made grants of options and RSUs to our NEOs above the market based guidelines, partly for retention purposes and partly because the individuals who were Section 16 officers under the Securities Exchange Act of 1934, as amended, at the time of our stockholder-approved stock option-for-RSU exchange program were not eligible to participate in the exchange program.

For fiscal 2011 grants, the Compensation Committee approved grants that were above the Company’s competitive grant guidelines for the NEOs. The Compensation Committee chose to approve fiscal 2011 grants at above market levels partly for retention purposes and partly due to the highly competitive market for talent as the economy improves.

Policies Regarding Granting of Equity Awards

The Compensation Committee Charter permits the Compensation Committee to create and delegate authority to an equity subcommittee. The Compensation Committee has established an equity subcommittee, which is currently comprised of the CEO and the Senior Vice President of Human Resources. The equity subcommittee has the authority to grant and amend equity-based awards to employees who are Vice President level or below or other service providers; provided, however that the Compensation Committee expressly retained, and the equity subcommittee has not been granted, the authority to grant or amend equity awards to Vice Presidents who report directly to the CEO. The Compensation Committee establishes equity grant guidelines each year for the equity subcommittee’s consideration in approving such grants, and the Compensation Committee is to be informed on a regular basis of all grants made by the equity subcommittee which are outside of the guidelines.

Except in extraordinary circumstances as approved by the Compensation Committee, we grant stock options and RSUs to all of our employees (including our NEOs) on fixed dates. Grants to new hires in connection with their commencement of employment become effective on the 15th (or the first business day following the 15th in the event that the 15th falls on a weekend or holiday) of the month that immediately follows the month in which the individual first commences employment with us. Regardless of the date of grant, vesting of the award commences from the first day of the person’s employment. Promotion and retention grants become effective on the 15th or the first business day following the 15th in the event that the 15th falls on a weekend or holiday) of the month that immediately follows the month in which the promotion becomes effective. Vesting for promotion stock option grants commences on the effective date of the promotion. Annual retention and refresh stock option and RSU grants for employees who are Vice President level and above become effective on June 1st (or the first business day following June 1st in the event that June 1st falls on a weekend or holiday) and on December 15th (or the first business day following December 15th in the event that December 15th falls on a weekend or holiday) for employees who are below the Vice President level.

We do not have either a policy or practice in place to grant equity awards that are timed to precede or follow the release or withholding of material nonpublic information.

Other Compensation for NEOs

Severance and Change of Control Arrangements

The Compensation Committee has developed change of control severance agreements to be entered into with its key senior executives so that it can mitigate the risk of not being able to retain key senior executives in the event of an acquisition of the Company. When deciding on the terms of such agreements, the Compensation Committee consulted with Radford, who provided various suggestions regarding the potential terms of a change of control severance agreement based on competitive market data from our Compensation Peer Group. In considering these potential terms, the Compensation Committee’s objectives were to: (1) assure we would have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of the stockholders in connection with potentially advantageous offers to acquire the Company; and (2) create a total executive compensation plan that is competitive with our Compensation Peer Group. The Compensation Committee from time to time determines which key senior executives will receive a change of control severance agreement. Individuals are selected as needed to support the above outlined objectives.

In August 2009, the Compensation Committee approved the terms of and the Company entered into, Amended and Restated Change of Control Severance Agreements with each of Mr. Georgens and Mr. Warmenhoven as a result of their change in title and responsibilities. The terms of the individual Change of Control Severance Agreements are described in further detail in the section below titled “Potential Payments upon Termination or Change in Control.” The Compensation Committee believes these change of control severance agreements satisfy the objectives above and ensure that key executives are focused on the Company’s goals and objectives, as well as the interests of our stockholders, rather than any negative personal consequences that may arise as a result of a change of control.

Perquisites

Certain of our NEOs are eligible to participate in the Company’s Executive Retirement Medical Plan, which upon retirement provides medical coverage beyond the COBRA maximum benefit period to a defined group of senior executives based on minimum age, service and level of responsibility (that is, Executive Vice President or above) as a fully-insured plan. The plan was adopted by the Company as a method to retain the defined group of executives. Our NEOs are also entitled to a preventative care medical benefit of up to $2,500 per calendar year not available to nonexecutives.

Other Benefits and Reimbursements

NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance and our 401(k) plan. We offer up to $3,000 in a matching contribution under our 401(k) plan to each employee. Under the Company’s nonqualified deferred compensation program (discussed in further detail below), participating employees (including the NEOs) may defer a percentage of their compensation. The program permits contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Internal Revenue Code Section 409A. The only additional retirement benefits (other than the 401(k) plan) that we offer to certain of our NEOs are those under the Executive Retirement Medical Plan discussed above.

Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. Our Amended and Restated 1999 Stock Option Plan is structured so that any compensation recognized by an executive officer in connection with the exercise of his or her outstanding options under the plan will qualify as performance-based compensation and will not be subject to the $1 million limitation. In addition, our Amended and Restated 1999 Stock Option Plan allows our Compensation Committee to structure equity awards other than stock options as performance based compensation under Section 162(m). At the 2009 Annual Meeting, stockholders reapproved the Executive Compensation Plan so that cash incentives paid thereunder would be structured to allow for a deduction under Section 162(m). The Compensation Committee, however, periodically reviews applicable tax provisions, such as Section 162(m), and may revise compensation plans from time to time to comply with their rules and to maximize deductibility.

The information contained in the following Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
of the Board of Directors:

Robert T. Wall, Chairman
Gerald Held
George T. Shaheen

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for the NEOs for the fiscal years ended April 30, 2010, April 24, 2009, and April 25, 2008.

								Change in
								Pension Value
								and
								Nonqualified
						Non-Equity		Deferred
					Option	Incentive Plan		Compensation	All Other
Name and Principal		Salary	Bonus	RSUs	Awards	Compensation		Earnings	Comp	Total
Position	Year	($)	($)	($)(1)	($)(2)	($)(3)		($)	($)(4)	($)

Thomas Georgens	2010	$754,038	—	$1,724,160	$8,012,370	$2,001,750	(5)	—	$1,932	$12,494,250
President and Chief	2009	$590,769	—	—	$1,656,360	$339,716	(5)	—	$1,493	$2,588,338
Executive Officer	2008	$511,154	—	—	$3,631,830	$304,239	(5)	—	$1,738	$4,448,961
Steven J. Gomo	2010	$500,000	—	$689,660	$762,690	$1,121,154	(6)	—	—	$3,073,503
Executive Vice	2009	$472,115	—	—	$621,135	$248,861	(6)	—	—	$1,342,111
President and Chief	2008	$411,538	—	—	$518,010	$224,535	(6)	—	$1,738	$1,155,821
Financial Officer

								Change in
								Pension Value
								and
								Nonqualified
						Non-Equity		Deferred
					Option	Incentive Plan		Compensation	All Other
Name and Principal		Salary	Bonus	RSUs	Awards	Compensation		Earnings	Comp	Total
Position	Year	($)	($)	($)(1)	($)(2)	($)(3)		($)	($)(4)	($)

Manish Goel(7)	2010	$425,576	—	$1,379,340	$381,345	$954,250	(8)	—	$1,259	$3,141,769
Executive Vice President, Product Operations
Robert E. Salmon	2010	$530,000	—	$862,090	$953,362	$1,188,423	(9)	—	$1,492	$3,535,367
Executive Vice	2009	$513,769	—	—	$828,180	$270,818	(9)	—	$1,260	$1,614,027
President, Field	2008	$486,538	—	—	$1,036,020	$265,455	(9)	—	$1,738	$1,789,751
Operations
Andrew Kryder(10)	2010	$390,000	—	$347,686	$305,076	$636,000	(11)	—	—	$1,678,762
Senior Vice President and General Counsel
Daniel J. Warmenhoven	2010	$591,923	—	—	$4,194,795	$1,321,269	(12)	—	$4,280	$6,112,267
Executive	2009	$859,231	—	—	$3,312,720	$535,266	(12)	—	$3,612	$4,710,829
Chairman	2008	$786,538	—	—	$3,626,070	$507,160	(12)	—	$1,738	$4,921,506
Thomas F. Mendoza	2010	$599,999	—	$689,660	$762,690	$1,467,692	(13)	—	$4,280	$3,524,321
Vice Chairman	2009	$590,769	—	—	$1,656,360	$339,716	(13)	—	$3,612	$2,590,457
	2008	$582,500	—	—	$1,554,030	$346,704	(13)	—	$1,738	$2,484,972

(1)	The amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs granted in fiscal years ended April 30, 2010, April 24, 2009, and April 25, 2008. These amounts do not necessarily represent actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 11 of the Company’s Annual Report on Form 10-K as filed with the SEC on June 18, 2010.

(2)	The amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for stock option awards granted in fiscal years ended April 30, 2010, April 24, 2009, and April 25, 2008. These amounts do not necessarily represent actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 11 of the Company’s Annual Report on Form 10-K as filed with the SEC on June 18, 2010.

(3)	Amounts shown consist of payouts under the Company’s Executive Compensation Plan paid based upon the Company achieving 87.5% of its fiscal 2008 plan, and 73.9% of its fiscal 2009 plan, and 133% of its fiscal 2010 plan.

(4)	The amounts shown represent the imputed income of term life insurance in excess of $50,000.

(5)	Fiscal 2010 is based upon the Company achieving 133% of its targeted operating profit, Mr. Georgens received 200% of his nonequity incentive compensation target, which is 260% of his base compensation earnings for fiscal 2010. Based upon the Company achieving 73.9% of its targeted operating profit, Mr. Georgens received 47.9% of his nonequity incentive compensation target, which is 58% of his base compensation earnings for fiscal 2009. Fiscal 2008 is based upon the Company achieving 87.5% of its targeted operating profit, and Mr. Georgens received 49.6% of his nonequity incentive compensation target, which is 60% of his base compensation earnings for fiscal 2008.

(6)	Based upon the Company achieving 133% of its targeted operating profit, Mr. Gomo received 200% of his nonequity incentive compensation target, which is 220% of his base compensation earnings for fiscal 2010. Based upon the Company achieving 73.9% of its targeted operating profit, Mr. Gomo received 47.9% of his nonequity incentive compensation target, which is 53% of his base compensation earnings for fiscal 2009. Fiscal 2008 is based upon the Company achieving 87.5% of its targeted operating profit, and Mr. Gomo received 49.6% of his nonequity incentive compensation target, which is 55% of his base compensation earnings for fiscal 2008.

(7)	Mr. Goel became an executive officer during fiscal 2010; therefore information has been omitted for fiscal 2008 and 2009. Mr. Goel received 19,427 stock award shares pursuant to a stockholder-approved stock option-for-RSU exchange program whereby certain eligible stock options were surrendered for cancellation in exchange for a reduced number of restricted stock units with an adjusted vesting schedule. The incremental fair value associated with the RSUs issued in the exchange, as calculated in accordance with FASB ASC 718, is measured as the excess, if any, of the fair value of each replacement RSU over the fair value of the surrendered option as of the date of the exchange and resulted in an incremental value of $0.

(8)	Fiscal 2010 is based upon the Company achieving 133% of its targeted operating profit, and Mr. Goel received 200% of his nonequity incentive compensation target, which is 220% of his base compensation earnings for fiscal 2010. Based upon the Company achieving 73.9% of its targeted operating profit, Mr. Goel received 73.9% of his nonequity incentive compensation target, which is 59% of his base compensation earnings for fiscal 2009. Fiscal 2008 is based upon the Company achieving 87.5% of its targeted operating profit, and Mr. Goel received 49.6% of his nonequity incentive compensation target, which is 39.7% of his base compensation earnings for fiscal 2008.

(9)	Fiscal 2010 is based upon the Company achieving 133% of its targeted operating profit, and Mr. Salmon received 200% of his nonequity incentive compensation target, which is 220% of his base compensation earnings for fiscal 2010. Based upon the Company achieving 73.9% of its targeted operating profit, Mr. Salmon received 47.9% of his nonequity incentive compensation target, which is 53% of his base compensation earnings for fiscal 2009. Fiscal 2008 is based upon the Company achieving 87.5% of its targeted operating profit, and Mr. Salmon received 49.6% of his nonequity incentive compensation target, which is 55% of his base compensation earnings for fiscal 2008.

(10)	Mr. Kryder became an executive officer during fiscal 2010; therefore information has been omitted for fiscal 2008 and 2009. Mr. Kryder received 26,783 stock award shares pursuant to a stockholder-approved stock option-for-RSU exchange program whereby certain eligible stock options were surrendered for cancellation in exchange for a reduced number of restricted stock units with an adjusted vesting schedule. The incremental value associated with the RSUs issued in the exchange, as calculated in accordance with FASB ASC 718, is measured as the excess, if any, of the fair value of each replacement RSU over the fair value of the surrendered option as of the date of the exchange and resulted in an incremental value of $71,826 for the replacement awards.

(11)	Fiscal 2010 is based upon the Company achieving 133% of its targeted operating profit, and Mr. Kryder received 200% of his nonequity incentive compensation target, which is 160% of his base compensation earnings for fiscal 2010. Based upon the Company achieving 73.9% of its targeted operating profit, Mr. Kryder received 73.9% of his nonequity incentive compensation target, which is 59% of his base compensation earnings for fiscal 2009. Fiscal 2008 is based upon the Company achieving 87.5% of its targeted operating profit, and Mr. Kryder received 49.6% of his nonequity incentive compensation target, which is 39.7% of his base compensation earnings for fiscal 2008.

(12)	Based upon the Company achieving 133% of its targeted operating profit, Mr. Warmenhoven received 200% of his nonequity incentive compensation target, which is 220% of his base compensation earnings for fiscal 2010. Based upon the Company achieving 73.9% of its targeted operating profit, Mr. Warmenhoven received 47.9% of his nonequity incentive compensation target, which is 62% of his base compensation earnings for fiscal 2009. Fiscal 2008 is based upon the Company achieving 87.5% of its targeted operating profit, and Mr. Warmenhoven received 49.6% of his nonequity incentive compensation target, which is 64% of his base compensation earnings for fiscal 2008.

(13)	Fiscal 2010 is based upon the Company achieving 133% of its targeted operating profit, and Mr. Mendoza received 200% of his nonequity incentive compensation target, which is 240% of his base compensation earnings for fiscal 2010. Based upon the Company achieving 73.9% of its targeted operating profit, Mr. Mendoza received 47.9% of his nonequity incentive compensation target, which is 58% of his base compensation earnings for fiscal 2009. Fiscal 2008 is based upon the Company achieving 87.5% of its targeted operating profit, and Mr. Mendoza received 49.6% of his nonequity incentive compensation target, which is 60% of his base compensation earnings for fiscal 2008.

Grants of Plan-Based Awards

The table below summarizes information concerning all plan-based awards granted to the NEOs during fiscal 2010, which ended on April 30, 2010.

										All Other
								All Other		Option
								Stock		Awards:	Exercise	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts			Awards:		Number of	or Base	Fair Value
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Number of		Securities	Price of	of Stock
		Awards(1)			Awards			Shares of		Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or		Options	Awards	Awards
Name	Date	($)	($)(2)	($)(3)	(#)	(#)	(#)	Units (#)		(#)(5)	($/Sh)(6)	($)(7)

Thomas Georgens	6/1/2009	—	—	—	—	—	—	—		250,000	$20.69	$1,906,725
	6/1/2009	—	—	—	—	—	—	83,333	(4)	—	—	$1,724,160
	9/15/2009	—	—	—	—	—	—	—		650,000	$24.72	$6,105,645
		—	$1,000,875	$2,001,750	—	—	—	—		—	—	—
Steven J. Gomo	6/1/2009	—	—	—	—	—	—	—		100,000	$20.69	$762,690
	6/1/2009	—	—	—	—	—	—	33,333	(4)	—	—	$689,660
		—	$560,577	$1,121,154	—	—	—	—		—	—	—
Manish Goel	6/1/2009	—	—	—	—	—	—	—		50,000	$20.69	$381,345
	6/1/2009	—	—	—	—	—	—	66,667	(4)	—	—	$1,379,340
	6/19/2010	—	—	—	—	—	—	2,857	(4)(8)	—	—	—
	6/19/2010	—	—	—	—	—	—	6,666	(4)(8)	—	—	—
	6/19/2010	—	—	—	—	—	—	4,000	(4)(8)	—	—	—
	6/19/2010	—	—	—	—	—	—	3,333	(9)(8)	—	—	—
	6/19/2010	—	—	—	—	—	—	2,571	(4)(8)	—	—	—
		—	$477,125	$954,250	—	—	—	—		—	—	—
Robert E. Salmon	6/1/2009	—	—	—	—	—	—	—		125,000	$20.69	$953,362
	6/1/2009	—	—	—	—	—	—	41,667	(4)	—	—	$862,090
		—	$594,212	$1,188,423	—	—	—	—		—	—	—
Andrew Kryder	6/1/2009	—	—	—	—	—	—	—		40,000	$20.69	$305,076
	6/1/2009	—	—	—	—	—	—	13,333	(4)	—	—	$275,860
	6/19/2009	—	—	—	—	—	—	1,714	(4)(8)	—	—	—
	6/19/2009	—	—	—	—	—	—	3,792	(10)(8)	—	—	$68,110
	6/19/2009	—	—	—	—	—	—	5,833	(4)(8)	—	—	—
	6/19/2009	—	—	—	—	—	—	6,666	(9)(8)	—	—	—
	6/19/2009	—	—	—	—	—	—	8,571	(4)(8)	—	—	—
	6/19/2009	—	—	—	—	—	—	207	(10)(8)	—	—	$3,717
		—	$318,000	$636,000	—	—	—	—		—	—	—
Daniel J. Warmenhoven	6/1/2009	—	—	—	—	—	—	—		550,000	$20.69	$4,194,795
		—	$660,635	$1,321,269	—	—	—	—		—	—	—
Thomas F. Mendoza	6/1/2009	—	—	—	—	—	—	—		100,000	$20.69	$762,690
	6/1/2009	—	—	—	—	—	—	33,333	(4)	—	—	$689,660
		—	$733,846	$1,467,692	—	—	—	—		—	—	—

(1)	Amounts shown in these columns represent the range of possible cash payouts for each NEO under the Company’s Executive Compensation Plan, as determined by the Compensation Committee at its June 2009 meeting.

(2)	The estimated payouts are based upon the Company achieving 100% of its targeted operating profit for fiscal 2010.

(3)	The Executive Compensation Plan is capped at a maximum of 200% of the target cash payouts for the applicable fiscal year.

(4)	The stock award was granted under the Stock Issuance Program of the 1999 Plan. The award vests as to 25% of the shares beginning on the first anniversary of the grant date and 25% on the next anniversaries of the grant date. The award is subject to earlier termination upon the individual’s cessation of service with the Company.

(5)	The stock option was granted under the Discretionary Option Grant Program of the 1999 Plan. The option has a maximum term of seven years measured from the grant date, subject to earlier termination upon the individual’s cessation of service with the Company. The option vests in a series of equal monthly installments over 48 months of service beginning with the month following the grant date.

(6)	The exercise price for all options granted to the NEOs is 100% of the fair market value of the shares on the grant date. The actual value of the option will depend on the market value of the Company’s common stock at the date in the future when the option is exercised. The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date.

(7)	The amounts shown represent the total fair value of the award calculated as of the grant date in accordance with FASB ASC 718. These amounts do not necessarily represent the actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 11 of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, as filed with the SEC on June 18, 2010.

(8)	The RSU was granted pursuant to a stockholder-approved stock option-for-RSU exchange program whereby certain eligible stock options were surrendered for cancellation in exchange for a reduced number of RSUs with an adjusted vesting schedule. The incremental value associated with the RSUs issued in the exchange, as calculated in accordance with FASB ASC 718, is measured as the excess, if any, of the fair value of each replacement RSU over the fair value of the surrendered option as of the date of the date of the exchange.

(9)	The RSU was granted under the Stock Issuance Program of the 1999 Plan. The award vests as to 50% of the shares beginning on the first anniversary of the grant date and 50% on the second anniversary of the grant date. The award is subject to earlier termination upon the individual’s cessation of service with the Company.

(10)	The RSU was granted under the Stock Issuance Program of the 1999 Plan. The award vests as to one-third of the shares beginning on the first anniversary of the grant date and one-third of the shares on the next two anniversaries of the grant date. The award is subject to earlier termination upon the individual’s cessation of service with the Company.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock options and stock awards held by the NEOs as of April 30, 2010.

						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
	Option Awards								Plan	Market or
				Equity					Awards:	Payout
				Incentive					Number of	Value of
				Plan Awards:				Market	Unearned	Unearned
				Number of			Number of	Value of	Shares,	Shares,
				Securities			Shares or	Shares or	Units or	Units or
	Number of Securities			Underlying			Units of	Units of	Other	Other
	Underlying Unexercised			Unexercised			Stock that	Stock that	Rights	Rights that
	Options			Unearned	Option	Option	Have Not	Have Not	that Have	Have Not
	(#)			Options	Exercise	Expiration	Vested	Vested	Not Vested	Vested
	Exercisable	Unexercisable		(#)	Price	Date	(#)	($)	(#)	($)

Thomas Georgens	13,380	—		—	$27.81	11/14/2015	—	—	83,333 (9)	$2,889,115
	345,620	—		—	$27.81	11/14/2015	—	—	—	—
	95,833	4,167	(1)	—	$32.50	5/31/2013	—	—	—	—
	70,833	29,167	(2)	—	$30.74	5/31/2014	—	—	—	—
	168,750	131,250	(3)	—	$21.40	2/14/2015	—	—	—	—
	91,666	108,334	(4)	—	$23.79	6/1/2015	—	—	—	—
	52,083	197,917	(5)	—	$20.69	5/31/2016	—	—	—	—
	—	650,000	(6)	—	$24.72	9/14/2016	—	—	—	—

						Stock Awards
											Equity
											Incentive
									Equity		Plan
									Incentive		Awards:
	Option Awards								Plan		Market or
				Equity					Awards:		Payout
				Incentive					Number of		Value of
				Plan Awards:				Market	Unearned		Unearned
				Number of			Number of	Value of	Shares,		Shares,
				Securities			Shares or	Shares or	Units or		Units or
	Number of Securities			Underlying			Units of	Units of	Other		Other
	Underlying Unexercised			Unexercised			Stock that	Stock that	Rights		Rights that
	Options			Unearned	Option	Option	Have Not	Have Not	that Have		Have Not
	(#)			Options	Exercise	Expiration	Vested	Vested	Not Vested		Vested
	Exercisable	Unexercisable		(#)	Price	Date	(#)	($)	(#)		($)

Steven J. Gomo	6,364	—		—	$15.71	5/8/2013	—	—	33,333	(9)	$1,155,655
	5,216	—		—	$19.17	5/2/2014	—	—	—		—
	100,000	—		—	$9.99	10/31/2012	—	—	—		—
	73,636	—		—	$15.71	5/8/2013	—	—	—		—
	84,784	—		—	$19.17	5/2/2014	—	—	—		—
	50,000	—		—	$20.61	9/1/2014	—	—	—		—
	70,000	—		—	$29.24	5/31/2015	—	—	—		—
	95,833	4,167	(1)	—	$32.50	5/31/2013	—	—	—		—
	35,416	14,584	(2)	—	$30.74	5/31/2014	—	—	—		—
	34,375	40,625	(4)	—	$23.79	6/1/2015	—	—	—		—
	20,833	79,167	(5)	—	$20.69	5/31/2016	—	—	—		—
Manish Goel	625	20,625	(7)	—	$15.59	2/16/2016	—	—	20,000	(10)	$693,400
	1,041	39,584	(5)	—	$20.69	5/31/2016	—	—	5,000	(11)	$173,350
	—	—		—	—	—	—	—	7,500	(12)	$260,025
	—	—		—	—	—	—	—	66,667	(9)	$2,311,345
	—	—		—	—	—	—	—	2,571	(13)	$89,136
	—	—		—	—	—	—	—	6,666	(13)	$231,110
	—	—		—	—	—	—	—	4,000	(13)	$138,680
	—	—		—	—	—	—	—	2,857	(13)	$99,052
	—	—		—	—	—	—	—	3,333	(14)	$115,555
Robert E. Salmon	4,965	—		—	$20.16	4/25/2011	—	—	7,500	(15)	$260,025
	2,083	—		—	$15.32	2/6/2012	—	—	41,667	(9)	$1,444,595
	1,250	—		—	$15.32	2/6/2012	—	—	—		—
	9,478	—		—	$15.71	5/8/2013	—	—	—		—
	5,216	—		—	$19.17	5/2/2014	—	—	—		—
	4,483	—		—	$34.24	3/14/2016	—	—	—		—
	95,035	—		—	$20.16	4/25/2011	—	—	—		—
	60,000	—		—	$19.17	5/2/2014	—	—	—		—
	50,000	—		—	$20.61	9/1/2014	—	—	—		—
	70,000	—		—	$29.24	5/31/2015	—	—	—		—
	70,517	—		—	$34.24	3/14/2016	—	—	—		—
	95,833	4,167	(1)	—	$32.50	5/31/2013	—	—	—		—
	101,562	23,438	(8)	—	$39.83	1/15/2014	—	—	—		—
	70,833	29,167	(2)	—	$30.74	5/31/2014	—	—	—		—
	45,833	54,167	(4)	—	$23.79	6/1/2015	—	—	—		—
	26,041	98,959	(5)	—	$20.69	5/31/2016	—	—	—		—
Andrew Kryder	5,209	—		—	$15.71	5/8/2013	—	—	15,000	(10)	$520,050
	1,139	—		—	$21.97	2/28/2014	—	—	5,000	(11)	$173,350
	39,645	—		—	$15.71	5/8/2013	—	—	13,333	(9)	$462,255
	3,861	—		—	$21.97	2/28/2014	—	—	207	(16)	$7,177
	9,166	10,834	(4)	—	$23.79	6/1/2015	—	—	3,792	(16)	$131,469
	8,333	31,667	(5)	—	$20.69	5/31/2016	—	—	6,666	(14)	$231,110
	—	—		—	—	—	—	—	1,714	(13)	$59,424
	—	—		—	—	—	—	—	8,571	(13)	$297,157
	—	—		—	—	—	—	—	5,833	(13)	$202,230

						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
	Option Awards								Plan	Market or
				Equity					Awards:	Payout
				Incentive					Number of	Value of
				Plan Awards:				Market	Unearned	Unearned
				Number of			Number of	Value of	Shares,	Shares,
				Securities			Shares or	Shares or	Units or	Units or
	Number of Securities			Underlying			Units of	Units of	Other	Other
	Underlying Unexercised			Unexercised			Stock That	Stock That	Rights	Rights That
	Options			Unearned	Option	Option	Have Not	Have Not	That Have	Have Not
	(#)			Options	Exercise	Expiration	Vested	Vested	Not Vested	Vested
	Exercisable	Unexercisable		(#)	Price	Date	(#)	($)	(#)	($)

Daniel J. Warmenhoven	795,040	—		—	$20.16	4/25/2011	—	—	—	—
	2,187	—		—	$17.15	1/1/2011	—	—	—	—
	3,153	—		—	$7.93	1/1/2012	—	—	—	—
	120,000	—		—	$15.32	2/6/2012	—	—	—	—
	233,473	—		—	$15.32	2/6/2012	—	—	—	—
	400,000	—		—	$9.99	10/31/2012	—	—	—	—
	7,009	—		—	$3.57	1/1/2013	—	—	—	—
	393,636	—		—	$15.71	5/8/2013	—	—	—	—
	3,617	—		—	$6.91	1/1/2014	—	—	—	—
	294,798	—		—	$19.22	6/16/2014	—	—	—	—
	350,000	—		—	$29.24	5/31/2015	—	—	—	—
	431,250	18,750	(1)	—	$32.50	5/31/2013	—	—	—	—
	247,916	102,084	(2)	—	$30.74	5/31/2014	—	—	—	—
	183,333	216,667	(4)	—	$23.79	6/1/2015	—	—	—	—
	114,583	435,417	(5)	—	$20.69	5/31/2016	—	—	—	—
Thomas F. Mendoza	6,364	—		—	$15.71	5/8/2013	—	—	33,333 (9)	$1,155,655
	75,000	—		—	$58.00	5/9/2010	—	—	—	—
	64,584	—		—	$29.24	5/31/2015	—	—	—	—
	128,125	6,250	(1)	—	$32.50	5/31/2013	—	—	—	—
	106,250	43,750	(2)	—	$30.74	5/31/2014	—	—	—	—
	8,333	108,334	(4)	—	$23.79	6/1/2015	—	—	—	—
	4,167	79,167	(5)	—	$20.69	5/31/2016	—	—	—	—

(1)	1/48th of the option shares vest monthly in equal installments over four years measured from the grant date. The option will be fully vested on June 1, 2010, subject to continued service through each applicable vesting date.

(2)	1/48th of the option shares vest monthly in equal installments over four years measured from the grant date. The option will be fully vested on June 1, 2011, subject to continued service through each applicable vesting date.

(3)	25% of the option shares vested on January 29, 2009, thereafter 1/48th of the option shares vest monthly in equal installments over 36 months. The option will be fully vested on January 29, 2012, subject to continued service through each applicable vesting date.

(4)	1/48th of the option shares vest monthly in equal installments over four years measured from the grant date. The option will be fully vested on June 2, 2012, subject to continued service through each applicable vesting date.

(5)	1/48th of the option shares vest monthly in equal installments over four years measured from the grant date. The option will be fully vested on June 1, 2013, subject to continued service through each applicable vesting date.

(6)	25% of the option shares vest on August 19, 2010, thereafter 1/48th of the option shares vest monthly in equal installments over 36 months. The option will be fully vested on August 19, 2013, subject to continued service through each applicable vesting date.

(7)	25% of the option shares vest on January 5, 2010, thereafter 1/48th of the option shares vest monthly in equal installments over 36 months. The option will be fully vested on January 5, 2013, subject to continued service through each applicable vesting date.

(8)	1/48th of the option shares vest monthly in equal installments over four years measured from the grant date. The option will be fully vested on January 16, 2011, subject to continued service through each applicable vesting date.

(9)	25% of the RSU shares vest over four years on each annual anniversary of the grant date. The award will be fully vested on June 1, 2013, subject to continued service through each applicable vesting date.

(10)	25% of the RSU shares vest over four years on each annual anniversary of the grant date. The award will be fully vested on April 25, 2012, subject to continued service through each applicable vesting date.

(11)	25% of the RSU shares vest over four years on each annual anniversary of the grant date. The award will be fully vested on June 2, 2012, subject to continued service through each applicable vesting date.

(12)	25% of the RSU shares vest over four years on each annual anniversary of the grant date. The award will be fully vested on February 17, 2013, subject to continued service through each applicable vesting date.

(13)	25% of the RSU shares vest over four years on each annual anniversary of the grant date. The award will be fully vested on June 19, 2013, subject to continued service through each applicable vesting date.

(14)	50% of the RSU shares vest over two years on each annual anniversary of the grant date. The award will be fully vested on June 19, 2011, subject to continued service through each applicable vesting date.

(15)	25% of the restricted stock shares vest over four years on each annual anniversary of the grant date. The award will be fully vested on January 16, 2011, subject to continued service through each applicable vesting date.

(16)	33% of the RSU shares vest over three years on each annual anniversary of the grant date. The award will be fully vested on June 19, 2012, subject to continued service through each applicable vesting date.

Option Exercises and Stock Vested for Fiscal 2010

The following table provides information regarding options and stock awards exercised and vested, respectively, and value realized for each of the NEOs during the fiscal year that ended on April 30, 2010.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on		Value Realized on
	Exercise	Exercise	Vesting		Vesting
Name	(#)	($)(1)	(#)		($)(2)

Thomas Georgens	—	—	5,000	(3)	$148,550
Steven J. Gomo	100,000	$2,393,100	—		—
Manish Goel	24,095	$379,124	29,167	(4)	$794,440
Robert E. Salmon	198,308	$2,999,508	10,000	(5)	$330,975
Andrew Kryder	96,750	$1,771,299	19,167	(6)	$510,240
Daniel J. Warmenhoven	2,648	$28,751	—		—
Thomas F. Mendoza	1,029,052	$9,875,241	—		—

(1)	Based on the market price of the Company’s common stock on the date of exercise less the option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised.

(2)	Based on the market price of the Company’s common stock on the vesting date, multiplied by the number of shares vested.

(3)	Of this amount, 1,833 shares were withheld by the Company to satisfy tax withholding requirements.

(4)	Of this amount, 10,584 shares were withheld by the Company to satisfy tax withholding requirements.

(5)	Of this amount, 3,808 shares were withheld by the Company to satisfy tax withholding requirements.

(6)	Of this amount, 7,806 shares were withheld by the Company to satisfy tax withholding requirements.

Nonqualified Deferred Compensation

Under the Company’s Deferred Compensation Plan, key employees, including the NEOs, may defer from 1% to 100% of the compensation they receive. The Deferred Compensation Plan allows contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) Plans as permitted and in compliance with Internal Revenue Code Section 409A. Eligible employees may defer an elected percentage of eligible earnings that include base salary, sales incentive compensation, and Company incentive compensation. Eligible employees are director level and higher employees who are on the U.S. payroll. Elections made under the Deferred Compensation Plan are irrevocable for the period (plan year) to which they apply, and cannot be changed or terminated. If no new election is made for a subsequent plan year, the election will be 0%. Previous elections do not carry forward.

Interest (earnings) is not calculated by the Company or related to the Company’s earnings in the last fiscal year. Instead, deferrals are placed (at the participant’s direction) into a variety of publicly traded mutual funds administered through Fidelity Investments. The mutual funds available mirror those in the Company 401(k) Plan. Available mutual funds are selected and monitored by the 401(k) Committee which is comprised of a group of executives (none of whom are NEOs), with input from an outside investment advisor as well as Fidelity Investment Advisors. Participants are permitted to make changes to their investment choices (but not their deferral percentages) at any time, but always within the family of publicly traded mutual funds. Neither Company common stock nor securities of any other issuers are included among the investment choices. However, it is possible that Company common stock may compose a portion of the portfolio of investments held by these mutual funds.

At the time of initial election, the participant must also elect a distribution option. Distribution options include a Separation Account (paid six months after termination of employment) or an In-Service Account (paid at a specified fixed future date). Participants are not permitted to change the timing of a Separation Account. In-Service Account distributions begin on January 15 of the specified year, and deferrals must be at least two years old before distribution can begin. Participants are permitted to delay the timing of an In-Service Account, but any such modification to timing must delay the distribution for at least five years.

The following table represents the executive contributions, earnings and account balances for the NEOs in the Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Company	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	in Last Fiscal	Withdrawals/	End of
	Year	Year	Year	Distributions	Last Fiscal Year
Name	($)(1)(2)	($)(3)	($)(4)	($)	($)

Thomas Georgens	—	—	—	—	—
Steven J. Gomo	—	—	—	—	—
Manish Goel	—	—	—	—	—
Robert E. Salmon	—	—	—	—	—
Andrew Kryder(5)	$54,000	—	$2,228	—	$56,228
Daniel J. Warmenhoven(6)	$631,802	—	$769,511	—	$3,705,474
Thomas F. Mendoza	—	—	—	—	—

(1)	Represents amounts deferred, that are also reported as compensation in the Summary Compensation Table.

(2)	Mr. Warmenhoven and Mr. Kryder are the only NEOs who participated in the Deferred Compensation Plan in fiscal 2010.

(3)	The Company does not make contributions to the Deferred Compensation Plan.

(4)	The amounts in this column have not been included in the Summary Compensation Table because they do not represent above-market or preferential earnings on deferred compensation.

(5)	Of this amount, $54,000 represents deferred compensation that is reported in the Summary Compensation Table for fiscal 2010.

(6)	Of this amount, $631,802 represents deferred compensation that is reported in the Summary Compensation Table for fiscal 2010 and $2,304,160 represents deferred compensation that was reported in the Summary Compensation Table in previous years.

Pension Benefits

The Company does not provide pension benefits or a defined contribution plan to the NEOs other than the tax-qualified 401(k) plan.

Potential Payments upon Termination or Change in Control

Change of Control Severance Agreements

In June 2008, the Compensation Committee approved the terms of a change of control severance arrangement. Thereafter, we entered into a Change of Control Severance Agreement with certain senior executives, including each of the NEOs on various occasions. In August 2009 the Compensation Committee approved the terms of, and we entered into, Amended and Restated Change of Control Severance Agreements with each of Mr. Georgens and Mr. Warmenhoven. The Compensation Committee believes these agreements are necessary for us to retain key senior executives in the event of an acquisition of the Company. In approving the agreements, the Compensation Committee’s objectives were to (1) assure we would have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of the stockholders in connection with potentially advantageous offers to acquire the Company, and (2) create a total executive compensation plan that is competitive with our Compensation Peer Group.

Term of Change of Control Severance Agreement

Each Change of Control Severance Agreement has an initial term of three years. On the third anniversary of the effective date of the Change of Control Severance Agreement, the Change of Control Severance Agreement will renew automatically for an additional one-year term unless either party provides the other with a notice of nonrenewal at least 60 days prior to the date of automatic renewal. If a Change of Control (as defined below) occurs at any time during the term of the agreement, the term of the Change of Control Severance Agreement will extend automatically for 12 months following the effective date of the Change of Control. If a senior executive becomes entitled to severance benefits pursuant to his or her Change of Control Severance Agreement, the Change of Control Severance Agreement will not terminate until all of obligations of the Change of Control Severance Agreement have been satisfied.

Circumstances Triggering Payment Under Change of Control Severance Agreement

Each Change of Control Severance Agreement provides that if the Company terminates a senior executive’s employment without Cause (as defined below) or if the senior executive resigns for Good Reason (as defined below), and such termination or resignation occurs on or within 12 months after a Change of Control, the senior executive will receive certain benefits (as described below). The senior executive will not be entitled to any benefits, compensation or other payments or rights upon his or her termination following a Change of Control other than as set forth in his or her Change of Control Severance Agreement.

If the senior executive voluntarily terminates his or her employment with the Company (other than for Good Reason during the period that is on or within 12 months after a Change of Control), or if the Company terminates the senior executive’s employment for Cause, then the senior executive will not be entitled to receive severance or benefits except for those (if any) as provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the Company terminates the senior executive’s employment as a result of senior executive’s disability, or if the senior executive’s employment terminates due to his or her death, then the senior executive will not be entitled to receive severance or benefits except for those (if any) as provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the senior executive voluntarily terminates his or her employment and such termination is for Good Reason, or if the Company terminates the senior executive’s employment without Cause, and in either event such termination does not occur on or within 12 months after a Change of Control, then the senior executive will not be entitled to receive severance or benefits except for those (if any) as provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

The Company has a general severance policy applicable to all employees (including the NEOs) providing for additional weeks of pay based on years of service, plus periods of access to a career center and office resources, one-on-one coaching, and access to an online database. However, if the senior executive is eligible to receive any payments under his or her Change of Control Severance Agreement, the senior executive will not be eligible to receive any payments or benefits pursuant to any Company severance plan, policy, or other arrangement.

Timing and Form of Severance Payments Under Change of Control Severance Agreement

Unless otherwise required by Section 409A of the Internal Revenue Code, any severance payments to be made pursuant to the Change of Control Severance Agreement will be paid in a lump sum as soon as practicable following the senior executive’s termination date. No severance or other benefits will be paid or provided until a separation agreement and release of claims between the senior executive and the Company becomes effective. If the senior executive should die before all of the severance has been paid, any unpaid amounts will be paid in a lump-sum payment to the senior executive’s designated beneficiary.

Severance Payments Under Change of Control Severance Agreement

If the Company terminates a senior executive’s employment without Cause or if the senior executive resigns for Good Reason and such termination occurs on or within 12 months after a Change of Control, the senior executive will receive the following benefits:

•	The Change of Control Severance Agreement entered into with Mr. Georgens provides that equity awards will vest in full as to 100% of the unvested portion of the award;

•	All accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to the senior executive under any Company plan or policy (provided, however, that an senior executive will not be eligible to receive any benefits under any Company severance plan, policy or other arrangement);

•	The sum of (1) 200% (250% in the case of Mr. Georgens) of the senior executive’s annual base salary as in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control, and (2) 100% of the senior executive’s target annual bonus in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control;

•	Accelerated vesting of the senior executive’s outstanding equity awards as follows:

•	Prior to entering into the Change of Control Severance Agreements, the Company had a contractual obligation to certain senior executives to provide for accelerated vesting of equity awards in certain circumstances. As a result, the Change of Control Severance Agreement entered into between the Company and each of Mr. Warmenhoven, Mr. Gomo and Mr. Mendoza provides that equity awards granted on or before June 19, 2008 will vest in full as to 100% of the unvested portion of the award. All outstanding equity awards granted after June 19, 2008 that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 24 month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 50% of the then unvested portion of all of his or her outstanding equity awards granted after June 19, 2008 that are scheduled to vest pursuant to performance-based criteria, if any.

•	The Change of Control Severance Agreements entered into with the remaining senior executives provide that equity awards that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 24 month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 50% of the then unvested portion of all of his or her outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, if any.

•	Each senior executive will have one year following the date of his or her termination in which to exercise any outstanding stock options or other similar rights to acquire Company stock (but such post termination exercise period will not extend beyond the original maximum term of the award);

•	If the senior executive elects continuation coverage pursuant to COBRA for himself or herself and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 18 months (or 24 months in the case of Mr. Georgens), or (2) the date upon which the senior executive and/or the senior executive’s eligible dependents are covered under similar plans.

Conditions to Receipt of Severance Under Change of Control Severance Agreement

The senior executive’s receipt of any payments or benefits under the Change of Control Severance Agreement will be subject to the senior executive continuing to comply with the terms of any confidential information agreement entered into between the senior executive and the Company and complying with the provisions of the Change of Control Severance Agreement. Additionally, the receipt of any severance payment under the Change of Control Severance Agreement is conditioned on the senior executive signing and not revoking a separation agreement and release of claims with the Company, with such release to be effective no later than March 15 of the year following the year in which the termination occurs.

Excise Tax Under Change of Control Severance Agreement

In the event that the severance payments and other benefits payable to the senior executive pursuant to his or her Change of Control Severance Agreement constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the senior executive’s severance benefits will be either (1) delivered in full or (2) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the senior executive on an after-tax basis of the greatest amount of benefits.

Definitions Contained in Change of Control Severance Agreement

Each Change of Control Severance Agreement defines “Cause” as: (1) the senior executive’s continued intentional and demonstrable failure to perform his or her duties customarily associated with his or her position (other than any such failure resulting from the senior executive’s mental or physical disability) after the senior executive has received a written demand of performance from the Company and the senior executive has failed to cure such nonperformance within 30 days after receiving such notice; (2) the senior executive’s conviction of, or plea of nolo contendere to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or (3) the senior executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against, and causing material harm to, the Company.

Each Change of Control Severance Agreement defines “Change of Control” as any of the following events: (1) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (Person), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board of Directors will not be considered a Change of Control; (2) a change in the effective control of the Company which occurs on the date that a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (3) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Internal Revenue Code.

Mr. Georgens’ Change of Control Severance Agreement defines “Good Reason” as his termination of employment within 90 days following the expiration of any cure period following the occurrence of any of following, without his consent: (1) a material reduction of his authority or responsibilities, provided that a reduction of authority or responsibilities that occurs as a direct consequence of a Change of Control and the Company becoming part of larger entity will not be considered a material reduction of Mr. Georgens’ authority or responsibilities; and any change which results in Mr. Georgens ceasing to have the same functional supervisory authority and responsibility following a Change of Control or a change in Mr. Georgens’ reporting position so that he no longer reports to the Chief Executive Officer or Board of Directors of the parent entity following a Change of Control will constitute a material reduction of his authority or responsibilities; (2) a material reduction his base salary or target annual incentive (Base Compensation), unless the Company also similarly reduces the Base Compensation of all other employees of the Company; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain the substantially similar responsibilities in the acquirer or the merged or surviving company as he had prior to the transaction.

Mr. Warmenhoven’s Change of Control Severance Agreement defines “Good Reason” as his termination of employment within 90 days following the expiration of any cure period following the occurrence of any of following, without his consent: (1) a material reduction of his authority or responsibilities, or a change in his reporting position such that he no longer reports directly to the Chief Executive Officer of the parent corporation in a group of controlled corporations following a Change of Control, ceases to serve as Executive Chairman following a Change of Control as he did prior to the Change of Control, or does not maintain the same general duties and job responsibilities for the parent entity following a Change of Control; (2) a material reduction his base salary or target annual incentive (Base Compensation), unless the Company also similarly reduces the Base Compensation of all other employees of the Company; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain the substantially similar responsibilities in the acquirer or the merged or surviving company as he had prior to the transaction.

Mr. Gomo’s Change of Control Severance Agreement defines “Good Reason” as his termination of employment within 90 days following the expiration of any cure period following the occurrence of any of the following, without his consent: (1) a material reduction of his authority or responsibilities, or a change in his reporting position such that he no longer reports directly to the CEO of the parent corporation in a group of controlled corporations following a Change of Control; (2) a material reduction in his base salary or target annual incentive (Base Compensation), unless the Company also similarly reduces the Base Compensation of all other employees of the Company; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain the substantially similar responsibilities in the acquirer or the merged or surviving company as he had prior to the transaction.

The Change of Control Severance Agreement for each of the remaining senior executives defines “Good Reason” as the termination of employment within 90 days following the occurrence of any of the following, without the senior executive’s consent: (1) a material reduction of the senior executive’s authority or responsibilities, or a change in the senior executive’s reporting position such that the senior executive no longer reports directly to the officer position or its functional equivalent to which the senior executive was reporting immediately prior to such change in reporting position (unless the senior executive is reporting to the comparable officer position of the parent corporation in a group of controlled corporations following a Change of Control); (2) a material reduction in the senior executive’s base salary or target annual incentive (“Base Compensation”), unless the Company also similarly reduces the Base Compensation of all other employees of the Company with positions, duties and responsibilities comparable to the senior executive’s; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his or her agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain the substantially similar responsibilities in the acquirer or the merged or surviving company as he or she had prior to the transaction.

Executive Medical Retirement Plan

The Company adopted the Executive Medical Retirement Plan (the “Medical Plan”) as a method to retain its senior executives. The Medical Plan provides continued medical benefits for the lifetime of individuals (and their eligible dependents) who retire from the Company and satisfy certain age and service requirements and are otherwise eligible. Currently, in order to be eligible to participate in the Medical Plan, individuals must hold the title of Executive Vice President or above at the time of retirement, must be at least 50 years of age, and must satisfy certain service requirements such that the sum of their age and two times their number of years of service to the Company equals or exceeds 65. The medical benefits are fully insured and are coordinated with Medicare for retirees age 65 and above. Assuming our named executive officers retired from their employment on April 30, 2010, the last day of our fiscal year, satisfied the age and service requirements, and were otherwise eligible to receive benefits under the Medical Plan, the present value of the benefits the executives would have been entitled to receive are as follows: Daniel Warmenhoven — $654,000, Steven Gomo — $703,000, and Thomas Mendoza — $654,000. Messrs. Georgens, Goel, Salmon, and Kryder would not have satisfied the eligibility requirements to participate in the Medical Plan and therefore would not have received benefits thereunder. Note that these amounts represent the present value of benefits to be received based on certain actuarial assumptions and it is likely that actual costs will defer from the assumptions utilized and scenarios presented.

Estimated Payments Pursuant to Change of Control Severance Agreements

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the senior executives pursuant to the Change of Control Severance Agreements. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal year 2010 (April 30, 2010), and the price per share of the Company’s common stock is the closing price of the NASDAQ Global Select Market as of that date ($34.67). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments of benefits, any actual payments and benefits may be different.

Change of Control Severance Agreements

		Potential Payments upon:
		Involuntary Termination		Voluntary Termination
		Other than for Cause		for Good Reason
			On or Within		On or Within
			12 Months		12 Months
		Prior to	Following	Prior to	Following
		Change of	Change of	Change of	Change of
		Control	Control	Control	Control
Name	Type of Benefit(1)	($)(2)	($)	($)(2)	($)

Thomas Georgens	Cash severance payments	—	$3,135,000 (3)	—	$3,135,000 (3)
	Vesting acceleration(4)	—	$15,167,565 (5)	—	$15,167,565 (5)
	Continued coverage of employee benefits(6)	—	$50,133	—	$50,133
	Total termination benefits	—	$18,352,698	—	$18,352,698
	Total previously vested equity value	$6,913,830	$6,913,830	$6,913,830	$6,913,830
	Full “walk away” value	$6,913,830	$25,266,528	$6,913,830	$25,266,528

		Potential Payments upon:
		Involuntary Termination			Voluntary Termination
		Other than for Cause			for Good Reason
			On or Within			On or Within
			12 Months			12 Months
		Prior to	Following		Prior to	Following
		Change of	Change of		Change of	Change of
		Control	Control		Control	Control
Name	Type of Benefit(1)	($)(2)	($)		($)(2)	($)

Steven J. Gomo	Cash severance payments	—	$1,550,000	(8)	—	$1,550,000	(8)
	Vesting acceleration(4)	—	$1,785,202	(9)	—	$1,785,202	(9)
	Continued coverage of employee benefits(7)	—	$703,000		—	$703,000
	Total termination benefits	$703,000	$4,038,202		$703,000	$4,038,202
	Total previously vested equity value	$7,475,208	$7,475,208		$7,475,208	$7,475,208
	Full “walk away” value	$8,178,208	$11,513,410		$8,178,208	$11,513,410
Manish Goel	Cash severance payments	—	$1,317,500	(8)	—	$1,317,500	(8)
	Vesting acceleration(4)	—	$3,168,343	(10)	—	$3,168,343	(10)
	Continued coverage of employee benefits(6)	—	$29,774		—	$29,774
	Total termination benefits	—	$4,515,617		—	$4,515,617
	Total previously vested equity value	$26,478	$26,478		$26,478	$26,478
	Full “walk away” value	$26,478	$4,542,095		$26,478	$4,542,095
Robert E. Salmon	Cash severance payments	—	$1,643,000	(8)	—	$1,643,000	(8)
	Vesting acceleration(4)	—	$2,523,751	(10)	—	$2,523,751	(10)
	Continued coverage of employee benefits(6)	—	$37,600		—	$37,600
	Total termination benefits	—	$4,204,351		—	$4,204,351
	Total previously vested equity value	$5,170,432	$5,170,432		$5,170,432	$5,170,432
	Full “walk away” value	$5,170,432	$9,374,783		$5,170,432	$9,374,783
Andrew Kryder	Cash severance payments	—	$1,092,000	(8)	—	$1,092,000	(8)
	Vesting acceleration(4)	—	$1,858,269	(10)	—	$1,858,269	(10)
	Continued coverage of employee benefits(6)	—	$15,560		—	$15,560
	Total termination benefits	—	$2,965,869		—	$2,965,869
	Total previously vested equity value	$1,130,108	$1,130,108		$1,130,108	$1,130,108
	Full “walk away” value	$1,130,108	$4,111,537		$1,130,108	$4,111,537
Daniel J. Warmenhoven	Cash severance payments	—	$1,395,000	(8)	—	$1,395,000	(8)
	Vesting acceleration(4)	—	$6,643,715	(9)	—	$6,643,715	(9)
	Continued coverage of employee benefits(7)	—	$654,000		—	$654,000
	Total termination benefits	$654,000	$8,692,715		$654,000	$8,692,715
	Total previously vested equity value	$48,113,519	$48,113,519		$48,113,519	$48,113,519
	Full “walk away” value	$48,767,519	$56,806,234		$48,767,519	$56,806,234

		Potential Payments upon:
		Involuntary Termination		Voluntary Termination
		Other than for Cause		for Good Reason
			On or Within		On or Within
			12 Months		12 Months
		Prior to	Following	Prior to	Following
		Change of	Change of	Change of	Change of
		Control	Control	Control	Control
Name	Type of Benefit(1)	($)(2)	($)	($)(2)	($)

Thomas F. Mendoza	Cash severance payments	—	$1,920,000 (8)	—	$1,920,000 (8)
	Vesting acceleration(4)	—	$2,641,019 (9)	—	$2,641,019 (9)
	Continued coverage of employee benefits(7)	—	$654,000	—	$654,000
	Total termination benefits	$654,000	$5,215,019	$654,000	$5,215,019
	Total previously vested equity value	$1,315,858	$1,315,858	$1,315,858	$1,315,858
	Full “walk away” value	$1,969,858	$6,530,877	$1,969,858	$6,530,877

(1)	Reflects the terms of the senior executive’s applicable Change of Control Severance Agreement entered into with the Company as of April 30, 2010.

(2)	The senior executive may be entitled to receive benefits pursuant to the Medical Plan. Please see the preceding section entitled “Executive Medical Retirement Plan” for further information on the value of benefits provided through the Medical Plan.

(3)	Pursuant to Mr. Georgens’ Change of Control Severance Agreement in effect at April 30, 2010, this amount represents the sum of 250% of Mr. Georgens’ annual base salary and 100% of Mr. Georgens’ target annual bonus.

(4)	Reflects the aggregate value of unvested option grants with exercise prices less than or equal to $34.67 and other equity awards. For unvested option grants with an exercise prices less than or equal to $34.67, aggregate market value is determined by multiplying (1) the number of shares subject to such options as of April 30, 2010 by (2) the difference between $34.67 and the exercise price of such options. Does not reflect any dollar value associated with the acceleration of options with exercise prices in excess of $34.67. For unvested restricted stock and/or restricted stock units, aggregate market value is determined by multiplying (1) the number of shares subject to such awards as of April 30, 2010 by (2) $34.67. If there is no amount listed above, all of the senior executive’s unvested outstanding options have an exercise price in excess of $34.67 and the individual does not hold any unvested restricted stock and/or restricted stock units.

(5)	Pursuant to the terms of Mr. Georgens’ change of Control Severance Agreement in effect at April 30, 2010, equity awards that are subject to time-based vesting will vest as to 100% of the unvested portion of the award.

(6)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect at April 30, 2010, if the senior executive elects continuation coverage pursuant to COBRA for the senior executive and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 18 months, or (2) the date upon which the senior executive and/or his or her eligible dependents are covered under similar plans. Under the terms of Mr. Georgens’ Amended and Restated Change of Control Severance Agreement, reimbursement for COBRA continuation coverage premiums was extended until the earlier of (1) 24 months, or (2) the date upon which Mr. Georgens and/or his eligible dependents are covered under similar plans.

(7)	Assumes that Messrs. Warmenhoven, Gomo and Mendoza do not elect to continue coverage of employee benefits under COBRA, but that they continue coverage under the Medical Plan. Please see the preceding section entitled “Executive Medical Retirement Plan” for further information on the value of benefits provided through the Executive Medical Retirement Plan.

(8)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect at April 30, 2010, this amount represents the sum of 200% of the senior executive’s annual base salary and 100% of the senior executive’s target annual bonus.

(9)	Pursuant to the applicable Change of Control Severance Agreement, equity awards granted on or before June 19, 2008 will vest in full as to 100% of the unvested portion of the award. All outstanding equity awards granted after June 19, 2008 that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 24-month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 50% of the then unvested portion of all of his outstanding equity awards granted after June 19, 2008 that are scheduled to vest pursuant to performance-based criteria.

(10)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect at April 30, 2010, equity awards that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 24 month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 50% of the then unvested portion of all of his outstanding equity awards that are scheduled to vest pursuant to performance-based criteria.

Equity Compensation Plan Information

The following table provides information as of April 30, 2010, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options and awards granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options and awards. Footnote 5 to the table sets forth the total number of shares of the Company’s common stock issuable upon the exercise of those assumed options and awards as of April 30, 2010, and the weighted average exercise price.

	A		C
	Number of Securities		Number of Securities Remaining
	to be Issued upon	B	Available for Future Issuance
	Exercise of	Weighted Average	Under Equity Compensation
	Outstanding Options	Exercise Price of	Plans (Excluding Securities
	and RSU Awards	Outstanding Options	Reflected in Column A)

Equity compensation plans approved by stockholders(1)	43,468,518 (2)	$23.10 (3)	18,945,218 (4)
Equity compensation plans not approved by stockholders(5)	—	—	—
Total	43,468,518	$23.10	18,945,218

(1)	The category consists of the 1995 Plan, the 1999 Plan and the Purchase Plan.

(2)	Includes 34,468,235 shares of common stock issuable upon exercise of outstanding options and 9,000,283 shares of common stock issuable upon vesting and release of outstanding RSU awards. Excludes purchase rights accruing under the Company’s Purchase Plan. The Purchase Plan was approved by the stockholders in connection with the initial public offering of the Company’s common stock. Under the Purchase Plan, each eligible employee may purchase up to 1,500 shares of common stock at semiannual intervals on the last business day of May and November each year at a purchase price per share equal to 85% of the lower of (1) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semiannual purchase date occurs, or (2) the closing selling price per share on the semiannual purchase date.

(3)	Column B does not take into account shares issuable upon the vesting of outstanding RSUs, which have no exercise price. When RSUs are included, the weighted average exercise price is $18.32 per share.

(4)	Includes 13,942,881 shares of common stock available for issuance under the 1999 Plan, of which 8,016,731 shares may be issued as RSUs or other full-value awards; and 5,002,337 shares are available for issuance under the Purchase Plan. Assuming stockholder approval of the 7,000,000-share increase that is the subject of Proposal 2, 11,516,731 shares may be issued as RSUs or other full value awards.

(5)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally established those plans. As of April 30, 2010, a total of 769,879 shares of the Company’s common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of the outstanding options is $19.10 per share. No additional awards may be made under those assumed plans. As of April 30, 2010, a total of 35,238,114 shares of the Company’s common stock were issuable upon exercise of all outstanding options for equity compensation plans approved by stockholders and equity compensation plans assumed by the Company in mergers and acquisitions. The weighted average exercise price of these outstanding options is $23.02 per share. The weighted average remaining contractual term of these options is 4.47 years.

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended April 30, 2010, which are included in the Company’s Annual Report on Form 10-K for that fiscal year.

In accordance with its written charter (“the Charter”), the Audit Committee oversees and assists the Board in fulfilling its responsibility for monitoring the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee reviews the Charter annually to reassess the adequacy of the Charter. During fiscal 2010, the Audit Committee reviewed the Charter in accordance with current regulations and requirements. In addition, the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, corporate controller and independent auditors prior to public release. The Audit Committee is directly responsible for the appointment, compensation, retention, termination, and oversight of the work of the Company’s internal and independent auditors, and such internal and independent auditors report directly to the Audit Committee.

Management is responsible for the Company’s internal controls over financial reporting and for the preparation of the consolidated financial statements. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the internal and independent audits, the results of the audits and other nonaudit services provided by the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and the Audit Committee discussed with the independent auditors their independence and satisfied itself as to the auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, as filed with the SEC on June 18, 2010.

Finally, the Audit Committee believes that each of the members of the Audit Committee is “independent” as determined by the Board of Directors and in compliance with the rules of the National Association of Securities Dealers, Inc. and the Exchange Act.

Submitted by the Audit Committee
of the Board of Directors

Alan L. Earhart, Chairman
Jeffry R. Allen
T. Michael Nevens

AUDITOR FEES

The Audit Committee preapproves services performed by the independent auditors and reviews auditor billings in accordance with the Audit Committee charter. All requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific preapproval and cannot commence until such approval has been granted. Normally, preapproval is provided at regularly scheduled meetings. However, the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific preapproval.

Aggregate fees to the Company for the fiscal years ended April 30, 2010 and April 24, 2009, respectively, represent fees billed or to be billed by the Company’s independent registered accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, Deloitte & Touche). During fiscal 2010, all of the services shown in the table below were preapproved by the Audit Committee in accordance with the preapproval policies discussed above.

	Fiscal Year Ended
	2010	2009

Audit fees(1)	$3,483,000	$4,023,000
Audit-related fees(2)	$300,000	$52,000

Total audit and audit-related fees	$3,783,000	$4,075,000
Tax fees(3)	$684,000	$1,021,000

Total fees	$4,467,000	$5,096,000

(1)	Includes fees for professional services related to the fiscal years ended April 30, 2010 and April 24, 2009 rendered for the audit of the Company’s annual consolidated financial statements; the audit of management’s assessment of our internal control over financial reporting and Deloitte & Touche’s audit of our internal control over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q; and foreign statutory audits.

(2)	Includes fees that are reasonably related to the performance of the audit or review other than those included in Audit fees. The services for the fees disclosed under this category relate primarily to technical accounting guidance and acquisition activities and consents issued in connection with SEC filings.

(3)	Includes fees for tax compliance, tax advice, and tax planning services. These services include assistance regarding federal, state and international tax compliance, tax return review, tax audits, and miscellaneous consulting services.

The Audit Committee has considered whether the provision of the nonaudit services discussed above is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2010, Mr. Wall, Mr. Held, Mr. Kozel, and Mr. Shaheen served on the Compensation Committee. None of these individuals was at any time during the 2010 fiscal year, or at any other time, an officer or employee of the Company. Mr. Kozel did not stand for reelection at the 2009 Annual Meeting of Stockholders and ceased being a member of the Board and any committee immediately prior to the meeting. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

CERTAIN TRANSACTIONS WITH RELATED PARTIES

Our Corporate Governance and Nominating Committee is responsible for the review, approval, and ratification of transactions with related persons. Specifically, the Corporate Governance and Nominating Committee has the authority to:

•	Review and monitor the Company’s Code of Business Conduct and Ethics;

•	Consider questions of possible conflicts of interest of members of the Board and corporate officers;

•	Review actual and potential conflicts of interest of members of the Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest;

•	Establish policies and procedures for the review and approval of “related person transactions,” as defined in applicable SEC rules;

•	Conduct ongoing reviews of potential related person transactions; and

•	Review and approve all related person transactions.

Pursuant to the SEC’s rules and regulations, “related persons” include, but are not limited to, the Company’s directors, executive officers and beneficial owners of more than five (5) percent of the Company’s outstanding common stock. If the determination is made that a related person has a material interest in any Company transaction, then the Corporate Governance and Nominating Committee, consisting of all independent directors, is responsible for reviewing, approving or ratifying it, and the transaction would be disclosed in accordance with the SEC rules if required. If the related person at issue is a director of the Company, or a family member of a director, then that director would not participate in those discussions.

The Board of Directors has adopted a travel reimbursement policy whereby the Company’s Executive Chairman, Mr. Daniel J. Warmenhoven, is permitted to utilize a private airplane for business travel within certain limitations. Subject to the annual cap of $800,000 for fiscal 2010 and $400,000 for fiscal 2011, Mr. Warmenhoven is reimbursed for expenses incurred in the operation of his private plane when used for Company business, provided such expenses do not exceed the rate charged for equivalent commercial charter travel. The cost reimbursement shall occur on a quarterly basis with the annual cap allocated on a quarterly basis. Any amount unused in a particular quarter may be carried over to the following quarter. Any amount unused at the end of a fiscal year, however, may not carry over to the following fiscal year. During fiscal 2010, the Company recognized a total of $800,000 in expenses pursuant to this reimbursement agreement related to expenses incurred by Mr. Warmenhoven.

The foregoing transactions were negotiated by the Company on an arms-length basis, and were made on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the SEC on June 18, 2010. Our Internet address is www.netapp.com. We make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of this report, without charge, by writing to Steven J. Gomo, Chief Financial Officer of the Company at the Company’s principal executive offices located at 495 East Java Drive, Sunnyvale, California 94089.

By Order of the Board of Directors

Thomas Georgens
Chief Executive Officer and President

July 13, 2010

© 2010 NetApp, Inc. All rights reserved. Specifications are subject to change without notice. NetApp, the NetApp logo, Go further, faster are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

Appendix A

NETAPP, INC.
1999 STOCK OPTION PLAN

AS AMENDED AND RESTATED THROUGH JULY 13, 2010

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 1999 Stock Option Plan is intended to promote the interests of NetApp, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

All share numbers in this document reflect (i) the 2-for-1 split of the Common Stock effected on December 20, 1999 and (ii) the 2-for-1 split of the Common Stock effected on March 22, 2000.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into five separate equity programs:

(i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

(ii) the Stock Appreciation Rights Program under which eligible persons may, at the discretion of the Plan Administrator, be granted stock appreciation rights that will allow individuals to receive the appreciation in Fair Market Value of the Shares subject to the award between the exercise date and the date of grant,

(iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the issuance or immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or pursuant to restricted stock units on such terms as the Plan Administrator deems appropriate,

(iv) the Performance Share and Performance Unit Program under which eligible persons may, at the discretion of the Plan Administrator, be granted performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria the established by the Plan Administrator are achieved or the awards otherwise vest, or

(v) the Automatic Award Program (formerly known as the Automatic Option Grant Program) under which non-employee Board members shall automatically receive award grants at periodic intervals to purchase or receive shares of Common Stock.

B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, the Stock Appreciation Rights Program, Stock Issuance Programs and the Performance Share and Performance Unit Program with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to all other eligible persons may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.

B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance or Performance Share and Performance Unit Program under its jurisdiction or any award granted thereunder.

D. Service by Board members on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and Board members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

E. Administration of the Automatic Award Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to award grants made thereunder, except that the Plan Administrator, in its discretion, may change and otherwise revise the terms of awards granted under the Automatic Award Program, including, without limitation, the number of shares thereof, for awards granted on or after the date the Plan Administrator determines to make such change or revision.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs are as follows:

(i) Employees,

(ii) non-employee Board members, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine (i) with respect to the Discretionary Option Grant and Stock Appreciation Rights Programs, which eligible persons are to receive awards under the Discretionary Option Grant and Stock Appreciation Rights Programs, the time or times when such awards are to be made, the number of shares to be covered by each such grant, the status of an option as either an Incentive Option or a Non-Statutory Option, the time or times when each award is to become exercisable, the vesting schedule (if any) applicable to the award, the maximum term for which the award is to remain outstanding, and whether to modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards longer than is otherwise provided for in the Plan, and (ii) with respect to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs, which eligible persons are to receive awards, the time or times when such awards are to be made, the number of shares subject to awards to be issued to each Participant, the vesting schedule (if any) applicable to the awards, the consideration, if any, to be paid for shares subject to such awards and the form (cash, shares of Common Stock, or a combination thereof) in which the award is to be settled.

C. Only non-employee Board members shall be eligible to participate in the Automatic Award Program.

V.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common

Stock which may be issued over the term of the Plan shall not exceed 96,330,429 shares. Such authorized share reserve is comprised of (i) the 13,200,000 shares of Common Stock initially authorized for issuance under the Plan, (ii) an additional increase of 15,000,000 shares authorized by the Board on August 17, 2000 and approved by the stockholders at the 2000 Annual Meeting, (iii) an additional increase of 13,400,000 shares authorized by the Board on August 9, 2001 and approved by the stockholders at the 2001 Annual Meeting, (iv) an additional increase of 14,000,000 shares authorized by the Board on July 2, 2002 and approved by the stockholders at the 2002 Annual Meeting, (v) an additional increase of 10,200,000 shares authorized by the Board on July 7, 2004 and approved by the stockholders at the 2004 Annual Meeting, (vi) an additional increase of 10,600,000 shares authorized by the Board on July 1, 2005 and approved by the stockholders at the 2005 Annual Meeting, (vii) an additional increase of 10,900,000 shares authorized by the Board on July 10, 2006 and approved by the stockholders at the 2006 Annual Meeting, (viii) an additional increase of 7,200,000 shares authorized by the Board on July 13, 2007 and approved by the stockholders at the 2007 Annual Meeting, (ix) an additional increase of 6,600,000 shares authorized by the Board on July 11, 2008 and approved by the stockholders at the 2008 Annual Meeting, plus (x) an additional increase of 7,000,000 shares authorized by the Board on July 13, 2010 and approved by the stockholders at the 2010 Annual Meeting. Pursuant to the one-time stock option exchange program, as described in the proxy statement pursuant to the Special Meeting of Stockholders held on April 21, 2009, all of the shares underlying options surrendered in the option exchange program were returned to the Plan and restricted stock unit grants made in connection with the stock option exchange program were made from such returned shares. After making the restricted stock unit grants in connection with the stock option exchange program, the Plan’s share reserve was reduced such that, in effect, only 3,500,000 of the shares underlying the surrendered options were retained as available for future grant under the Plan, thereby reducing the number of shares of Common Stock which may be issued over the term of the Plan from 101,100,000 shares to 89,330,429 shares. In addition, shares issued under the Corporation’s 1995 Stock Incentive Plan or the Special Non-Officer Stock Option Plan shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under this Plan.

B. No one person participating in the Plan may receive stock options and/or stock appreciation rights under the Plan for more than 3,000,000 shares of Common Stock in the aggregate per calendar year.

C. Shares of Common Stock subject to outstanding options or stock appreciation rights shall be available for subsequent issuance under the Plan to the extent the options or stock appreciation rights expire or terminate for any reason prior to exercise in full. In addition, any unvested shares issued under the Plan and subsequently repurchased or reacquired by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent awards under the Plan. Should the exercise price of an award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an award or the vesting or disposition of exercised shares or stock issuances under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the award is exercised or the gross number of exercised shares or stock issuances which vest, and not by the net number of shares of Common Stock issued to the holder of such award or exercised shares or stock issuances.

D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and/or stock appreciation rights or awards under the Stock Issuance and Performance Share and Performance Unit Programs per calendar year, (iii) the number and/or class of securities for which automatic award grants are to be made subsequently under the Automatic Award Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding award in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified by the Plan Administrator, including without limitation, by one of the following forms of consideration:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options.  Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of seven (7) years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

(iv) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term.

D. Stockholder Rights.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights.  The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Options.  During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan, or to the Optionee’s former spouse pursuant to a domestic relations order. The person or persons who acquire a proprietary interest in the option pursuant to the assignment may only exercise the assigned portion. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility.  Incentive Options may only be granted to Employees.

B. Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C. 10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

A. Each option, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the option shares, shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year.

E. The Plan Administrator shall have the full power and authority to accelerate the vesting of options granted under the Discretionary Option Grant Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

F. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	REPRICING OR CANCELLATION AND REGRANT OF AWARDS

The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Corporation’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price, awards of a different type, and/or cash.

ARTICLE THREE

STOCK APPRECIATION RIGHTS PROGRAM

I.	STOCK APPRECIATION RIGHT TERMS

Each stock appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

B. Payment of SAR Amount.  Upon exercise of a stock appreciation right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

1. The difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price; times

2. The number of shares of Common Stock with respect to which the stock appreciation right is exercised.

At the discretion of the Plan Administrator, the payment upon the exercise of a stock appreciation right may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

C. Exercise and Term of Stock Appreciation Rights.  Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of seven (7) years measured from the stock appreciation right grant date.

D. Effect of Termination of Service.  A stock appreciation right granted under the Plan will expire upon the date determined by the Plan Administrator, in its sole discretion, and set forth in the agreement evidencing the award. Notwithstanding the foregoing, the rules of Article Two Section I.C. also will apply to stock appreciation rights.

E. Stockholder Rights.  The holder of a stock appreciation right shall have no stockholder rights with respect to the shares subject to the stock appreciation right until such person shall have exercised the stock appreciation right and become a holder of record of shares, if any, issued thereunder.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. Each stock appreciation right, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the shares subject thereto, shall automatically accelerate so that each such stock appreciation right shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such stock appreciation right and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent: (i) such stock appreciation right is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable award, (ii) such stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested shares subject to the award at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or (iii) the acceleration of such stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of stock appreciation right comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. Immediately following the consummation of the Corporate Transaction, all outstanding stock appreciation rights shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

C. Each stock appreciation right which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the stock appreciation right been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding stock appreciation right, provided the aggregate exercise price for such award shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iii) the maximum number and/or class of securities for which any one person may be granted stock appreciation rights under the Plan per calendar year.

D. The Plan Administrator shall have the full power and authority to accelerate the vesting of stock appreciation rights granted under the Stock Appreciation Rights Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions.

E. The outstanding stock appreciation rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REPRICING OR CANCELLATION AND REGRANT OF AWARDS

The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Corporation’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price, awards of a different type, and/or cash.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to grants of restricted stock and restricted stock units which entitle the recipients to retain or receive, as applicable, the shares underlying the award upon the attainment of designated performance goals or the satisfaction of specified Service requirements. The number of shares of Common Stock that may be issued pursuant to the Stock Issuance and Performance Share or Performance Unit Programs and the number of restricted stock units that may be issued pursuant to the Automatic Award Program equals 8,893,237 plus the sum of: (A) fifty percent (50%) of the number of shares subject to outstanding awards as of August 17, 2009 that actually return to the Plan pursuant to Article One, Section V, Clause C, and (B) fifty percent (50%) of the number of shares of Common Stock that are added to the Plan upon approval of the Corporation’s stockholders after the 2009 Annual Meeting. To the extent any shares issued pursuant to awards granted under the Stock Issuance and Performance Share or Performance Unit Programs are forfeited or otherwise return to the Plan, such shares will not count against the foregoing limit and may once again be issued pursuant to awards under the Stock Issuance and Performance Share or Performance Unit Programs as if the original award were never granted. The Plan Administrator, in its sole discretion, shall determine the number of shares of Common Stock and/or restricted stock units to be granted to each Participant, provided that during any calendar year, no Participant shall receive an award under the Stock Issuance Program covering more than 200,000 shares of Common Stock.

A. Purchase Price.

1. The purchase price per share of Common Stock, if any, shall be fixed by the Plan Administrator.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any item of consideration which the Plan Administrator may deem appropriate in each individual instance, including, without limitation, the following:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting/Issuance Provisions.

1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock units which entitle the recipients to receive the shares underlying the restricted stock units and which vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any awards granted under the Stock Issuance Program, namely:

(i) the Service period to be completed by the Participant or the performance objectives to be attained,

(ii) the number of installments in which the awards are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. For purposes of qualifying awards made under the Stock Issuance Program as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, which shall be set by the Plan Administrator on or before the Determination Date. In this connection, the Plan Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of awards made under the Stock Issuance Program under Section 162(m) of the Code (e.g., in determining the Performance Goals). To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Plan Administrator shall, in writing, (A) designate one or more Participants to whom awards made under the Stock Issuance Program shall be made, (B) select the Performance Goals applicable to the Performance Period, (C) establish the Performance Goals and amounts of such awards made under the Stock Issuance Program, as applicable, which may be earned for such Performance Period, and (D) specify the relationship between the Performance Goals and the amounts of such awards made under the Stock Issuance Program, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Plan Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Plan Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant shall be eligible to receive payment pursuant to an award intended to qualify as performance-based compensation under Section 162(m) of the Code made under the Stock Issuance Program for a Performance Period only if the Performance Goals for such period are achieved. Notwithstanding any other provision of the Plan, any award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code shall be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program (for these purposes, shares to be issued upon settlement of a restricted stock unit award will not be issued until the award has actually been settled), whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, unless the Plan Administrator provides otherwise, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under outstanding awards in satisfaction of one or more outstanding restricted stock unit awards as to which the designated performance goals are not attained or satisfied. On the date set forth in the Stock Issuance Agreement, all unearned restricted stock units shall be forfeited to the Company.

7. Upon meeting the applicable vesting criteria, the Participant shall be entitled to a payout of restricted stock units as specified in the Stock Issuance Agreement. Notwithstanding the foregoing, after the grant of restricted stock units, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such restricted stock units. Payment of earned restricted stock units shall be made as soon as practicable after the date(s) set forth in the Stock Issuance Agreement or as otherwise provided in the applicable Stock Issuance Agreement or as required by applicable laws. The Plan Administrator, in its sole discretion, may pay earned restricted stock units in cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned restricted stock units), or a combination thereof.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights and the awards issued under the Stock Issuance Program shall immediately vest in full (with all performance goals or other vesting criteria deemed achieved at target levels), in the event of any Corporate Transaction, except to the extent (i) the awards as to which those repurchase rights or other vesting criteria pertain are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Stock Issuance Program or while the awards under the Stock Issuance Program are unvested, to provide that those rights or awards shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights or awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

III. SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FIVE

PERFORMANCE SHARE AND PERFORMANCE UNIT PROGRAM

I.	PERFORMANCE UNITS AND PERFORMANCE SHARES

Shares of Common Stock or cash may be issued under the Performance Share or Performance Unit Program through awards of performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. Each award granted hereunder shall be evidenced by an agreement in such form as the Plan Administrator shall determine which complies with the terms specified below. The number of shares of Common Stock that may be issued pursuant to the Stock Issuance and Performance Share or Performance Unit Programs and the number of restricted stock units that may be issued pursuant to the Automatic Award Program equals 8,893,237 plus the sum of: (A) fifty percent (50%) of the number of shares subject to outstanding awards as of August 17, 2009 that actually return to the Plan pursuant to Article One, Section V, Clause C, and (B) fifty percent (50%) of the number of shares of Common Stock that are added to the Plan upon approval of the Corporation’s stockholders after the 2009 Annual Meeting. To the extent any shares issued pursuant to awards granted under the Stock Issuance and Performance Share or Performance Unit Programs are forfeited or otherwise return to the Plan, such shares will not count against the foregoing limit and may once again be issued pursuant to awards under the Stock Issuance and Performance Share or Performance Unit Programs as if the original award were never granted.

A. Grant of Performance Units/Share.  The Plan Administrator will have complete discretion in determining the number of performance units and performance shares granted to each Participant provided that during any calendar year, (a) no Participant will receive performance units having an initial value greater than $2,000,000, and (b) no Participant will receive more than 200,000 performance shares.

B. Value of Performance Units/Shares.  Each performance unit will have an initial value that is established by the Plan Administrator on or before the date of grant. Each performance share will have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant.

C. Performance Objectives and Other Terms.  The Plan Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as an Employee) in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to the Participant. Each Award of performance units/shares will be evidenced by an agreement that will specify the Performance Period, and such other terms and conditions as the Plan Administrator, in its sole discretion, will determine.

1. General Performance Objectives.  The Plan Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Plan Administrator in its discretion.

2. Section 162(m) Performance Objectives.  For purposes of qualifying grants of performance units/shares as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may determine that the performance objectives applicable to performance units/shares will be based on the achievement of Performance Goals. The Plan Administrator will set the Performance Goals on or before the Determination Date. In granting performance units/shares which are intended to qualify under Section 162(m) of the Code, the Plan Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the performance units/shares under Section 162(m) of the Code (e.g., in determining the Performance Goals). To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Plan Administrator shall, in writing, (A) designate one or more Participants to whom awards made under the Performance Share and Performance Unit Program shall be made, (B) select the Performance Goals applicable to the Performance Period, (C) establish the Performance Goals and amounts of such awards made under the Performance Share and Performance Unit Program, as applicable, which may be earned for such Performance Period, and (D) specify the relationship between the Performance Goals and the amounts of such awards made under the Performance Share and Performance Unit Program, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Plan Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Plan Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant shall be eligible to receive payment pursuant to an award intended to qualify as performance-based compensation under Section 162(m) of the Code made under the Performance Share and Performance Unit Program for a Performance Period only if the Performance Goals for such period are achieved. Notwithstanding any other provision of the Plan, any award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code shall be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

D. Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of performance units/shares will be entitled to receive a payout of the number of performance units/shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a performance unit/share, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit/share.

E. Form and Timing of Payment of Performance Units/Shares.  Payment of earned performance units/shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned performance units/shares in the form of cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned performance units/shares at the close of the applicable Performance Period) or in a combination thereof.

F. Cancellation of Performance Units/Shares.  On the date set forth in the agreement evidencing the award, all unearned or unvested performance units/shares will be forfeited to the Company, and again will be available for grant under the Plan.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met with respect to performance shares and performance units in the event of any Corporate Transaction, except to the extent (i) those awards are assumed or an equivalent option or right substituted by the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the award Agreement.

B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested awards are granted or any time while such awards remain unvested and outstanding under the Performance Share or Performance Unit Program, to provide that those awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

ARTICLE SIX

AUTOMATIC AWARD PROGRAM

On August 17, 2000, the Board approved the following changes to the Automatic Award Program which became effective when approved by the stockholders at the 2000 Annual Meeting: (i) reduced the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Award Program from 160,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 40,000 shares and (ii) reduced the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Award Program from 40,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 15,000 shares.

On August 9, 2001, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2001 Annual Meeting: (i) increase the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Award Program from 40,000 shares to 55,000 shares and (ii) modify the vesting schedule applicable to each such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments thereafter.

On May 16, 2006, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2006 Annual Meeting: increase the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Award Program from 15,000 shares to 20,000 shares.

On July 13, 2007, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2007 Annual Meeting: reduce the term of option grants under the Automatic Award Program from ten (10) years to seven (7) years.

On August 17, 2009, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2009 Annual Meeting: amend the Automatic Award Program so that the Plan Administrator may institute a program whereby a non-employee Board member may elect to receive his or her automatic equity grants in the form of all stock options or in a combination of stock options and restricted stock units. With this amendment, the title of this Article Six was changed from “Automatic Option Grant Program” to “Automatic Award Program” and references in the Plan to the “Automatic Option Grant Program” were modified to reference the “Automatic Award Program.”

I.	GRANTING OF AUTOMATIC AWARDS

A. Initial Award.

1. Grant.  Each individual who is first elected or appointed as a non-employee Board member (a “Nonemployee Director”) on or after the date of the 2009 Annual Meeting shall automatically be granted, on the date of such initial election or appointment (the “Initial Grant Date”), an award (the “Initial Award”) of either: (i) a Non-Statutory Option to purchase 55,000 shares of Common Stock; or (ii) if the Plan Administrator permits and such individual made a timely election in accordance with the terms of Section I.A.2 below, a Non-Statutory Option to purchase 27,500 shares of Common Stock and 9,166 restricted stock units (“RSUs”). However, the Nonemployee Director shall not receive any such award if he or she has previously been in the employ of the Corporation (or any Parent or Subsidiary).

2. Election to Receive Non-Statutory Option and/or Restricted Stock Units.  On or before the day immediately preceding an Initial Grant Date or such earlier deadline as may be established by the Board or its authorized designee, in its discretion (the “Initial Submission Deadline”), and if the Plan Administrator institutes an election program as described herein, an individual who may be granted an Initial Award may elect to receive such award in the form of a Non-Statutory Option and/or RSUs, as provided in Section I.A.1(ii) above. Any such election must be submitted to the Secretary of the Corporation or his or her authorized designee in the form and manner specified by the Secretary or designee, and shall become irrevocable effective as of the Initial Submission Deadline. An individual who fails to make a timely election with respect to his or her Initial Award (if any) in accordance with the terms of this Section shall receive any such award in the form of a Non-Statutory Option to purchase 55,000 shares of Common Stock, provided that he or she has not previously been in the employ of the Corporation (or any Parent or Subsidiary)

B. Annual Awards.

1. Grants.  On the date of each Annual Stockholders Meeting, beginning with the 2009 Annual Meeting, but after any stockholder votes are taken on such date, each Nonemployee Director who is to continue to serve as such shall automatically be granted an award (an “Annual Award”) of either: (i) a Non-Statutory Option to purchase 20,000 shares of Common Stock; or (ii) if the if the Plan Administrator permits and if the Nonemployee Director made a timely election in accordance with the terms of Section I.B.2 below, a Non-Statutory Option to purchase 10,000 shares of Common Stock and 3,333 RSUs. However, the Nonemployee Director shall not receive any such award unless he or she has served as a Nonemployee Director for at least six (6) months. There shall be no limit on the number of Annual Awards that any one Nonemployee Director may receive over his or her period of Board service.

2. Election to Receive Non-Statutory Option and/or Restricted Stock Units.

(i) General.  On or before December 31 of each calendar year, or such earlier deadline as may established by the Board or its authorized designee, in its discretion (the “Annual Submission Deadline”) and if the if the Plan Administrator institutes an election program as described herein, each individual who is then a Nonemployee Director may elect to receive any Annual Award to be granted to him or her in the immediately following calendar year in the form of a Non-Statutory Option and/or RSUs, as provided in Section I.B.1(ii) above. Any such election must be submitted to the Secretary of the Corporation or his or her authorized designee in the form and manner specified by the Secretary or designee, and shall become irrevocable effective as of the Annual Submission Deadline.

(ii) 2009 Annual Grant.  Notwithstanding the foregoing, in the case of any Annual Award to be granted to a Nonemployee Director on the date of the 2009 Annual Stockholders Meeting (the “2009 Annual Award”), and if the if the Plan Administrator institutes an election program as described herein, the Nonemployee Director may elect to receive such award in the form of a Non-Statutory Option and/or RSUs, as provided in Section I.B.1(ii) above, by submitting such election to the Secretary or his or her authorized designee on or before the day immediately preceding the date of the 2009 Annual Stockholders Meeting, or such earlier deadline as may be established by the Board or its authorized designee, in its discretion (the “2009 Submission Deadline”). Any such election must be made in the form and manner specified by the Secretary or his or her authorized designee, and shall become irrevocable effective as of the 2009 Submission Deadline.

(iii) Default.  A Nonemployee Director who fails to make a timely election with respect to his or her Annual Award (if any) in accordance with the terms of this Section shall receive any such award in the form of a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided that he or she has served as a Nonemployee Director for at least six (6) months.

II.	TERMS OF INITIAL AND ANNUAL AWARDS

A. Award Agreement.  Each award granted pursuant to the Automatic Award Program set forth in this Article Six (an “Automatic Award”) shall be evidenced by an agreement in such form as the Board or its authorized designee shall determine which complies with the terms specified below.

B. Automatic Options.

1. Exercise Price.

(i) The exercise price per share of each Non-Statutory Option granted under the Automatic Award Program (an “Automatic Option”) shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

(ii) Such exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for any purchased shares must be made on the Exercise Date.

2. Option Term.  Each Automatic Option shall have a term of seven (7) years measured from the option grant date.

3. Exercisability.  Each Automatic Option shall be immediately exercisable for any or all of the shares subject to the option. However, any shares purchased under the Automatic Option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares.

4. Vesting.  Subject to the other provisions of this Section:

(i) Initial Options.  The shares subject to each Non-Statutory Option granted pursuant to an Initial Award shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, as follows: (a) five-elevenths (5/11) of such shares shall vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date, and (b) the remaining balance of the shares shall vest in a series of three (3) successive equal annual installments upon the Optionee’s completion of each additional year of Board service over the three (3) year-period measured from the first anniversary of the option grant date.

(ii) Annual Options.  The shares subject to each Non-Statutory Option granted pursuant to an Annual Award shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, upon the Optionee’s continuation in Board service through the day immediately preceding the date of the next Annual Stockholders Meeting following the option grant date.

5. Effect of Cessation of Board Service.  The following provisions shall govern the exercise of any Automatic Option held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i) The Optionee (or, in the event of the Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise any vested but unexercised portion of the option.

(ii) During such twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of shares of Common Stock in which the Optionee is vested at the time of his or her cessation of Board service.

(iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that the option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

(iv) In no event shall the option remain exercisable after the expiration of the option’s term. Upon the expiration of the twelve (12)-month exercise period following such cessation of Board service or (if earlier) upon the expiration of the option’s term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding with respect to any and all shares in which the Optionee is not otherwise at that time vested.

C. Automatic Restricted Stock Units.

1. Value.  On any date, an RSU granted under the Automatic Award Program (an “Automatic RSU”) shall have a value equal to the Fair Market Value of a share of Common Stock.

2. Vesting.  Subject to the other provisions of this Section:

(i) Initial Restricted Stock Units.  Any RSUs granted pursuant to an Initial Award shall vest according to the following schedule: (a) 4,165 RSUs shall vest upon the Participant’s completion of one (1) year of Board service measured from the RSU grant date, and (b) the remaining balance of 5,001 RSUs shall vest in a series of three (3) successive equal annual installments of 1,667 RSUs upon the Participant’s completion of each additional year of Board service over the three (3) year-period measured from the first anniversary of the RSU grant date.

(ii) Annual Restricted Stock Units.  Any RSUs granted pursuant to an Annual Award shall vest upon the Participant’s continuation in Board service through the day immediately preceding the date of the next Annual Stockholders Meeting following the RSU grant date.

(iii) Effect of Cessation of Board Service.  If a Participant ceases to serve as a Board member for any reason other than due to death or Permanent Disability, then his or her Automatic RSUs which are not then vested shall never become vested or paid out and shall be immediately forfeited. If a Participant ceases to serve as a Board member by reason of death or Permanent Disability prior to the vesting of his or her Automatic RSUs, then one hundred percent (100%) of the RSUs shall immediately become vested, and subject to the terms and conditions of any deferral election made pursuant to Section II.C.4 below, payable.

3. Form and Timing of Payment of Automatic RSUs.  Except as described in Section II.C.4 below, any Automatic RSUs that vest shall be paid in whole shares of Common Stock as soon as practicable after the date of vesting.

4. Deferral of Proceeds.  The Board or its authorized designee may, in its discretion, provide a Participant with the opportunity to defer the delivery of the proceeds of any vested Automatic RSUs that would otherwise be delivered to the Participant hereunder. Any such deferral election shall be subject to such rules, conditions and procedures as shall be determined by the Board or its authorized designee, in its sole discretion, which rules, conditions and procedures shall at all times comply with the requirements of Section 409A of the Code, unless otherwise specifically determined by the Board or its designee. If a Participant elects to defer the proceeds of any vested Automatic RSUs in accordance with this Section, payment of the deferred vested Automatic RSUs shall be made in accordance with the terms of the deferral election.

D. Approval of Grants.  Stockholder approval of the 2009 Restatement shall constitute pre-approval of each award grant made under this Automatic Award Program on or after the date of the 2009 Annual Meeting and the subsequent exercise or payment of that award in accordance with the terms and conditions of this Article Six and the award agreement evidencing such grant.

E. Future Awards.  The Automatic Award Program under this Plan supersedes and replaces the Automatic Option Grant Program previously in effect for the non-employee Board members under the Corporation’s 1995 Stock Incentive Plan. That latter program terminated upon stockholder approval of the Plan at the 1999 Annual Stockholders Meeting, and no further option grants shall be made to the non-employee Board members under that program. All awards granted to the non-employee Board members on or after the date of the 1999 Annual Stockholders Meeting, whether upon their initial election or appointment to the Board or upon their re-election at one or more of the Corporation’s subsequent Annual Stockholder Meetings, shall be effected solely and exclusively in accordance with the terms and provisions of this Article Six, as in effect from time to time.

F. Adjustments.  The Plan Administrator, in its discretion, may change and otherwise revise the terms of awards granted under the Automatic Award Program, including, without limitation, the number of shares thereof, for awards granted on or after the date the Plan Administrator determines to make any such change or revision.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

A. The shares of Common Stock subject to each outstanding Automatic Option at the time of a Corporate Transaction but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each Automatic Option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

B. The shares of Common Stock subject to each outstanding Automatic Option at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such Automatic Option shall remain exercisable for such fully-vested shares until the expiration or sooner termination of the option’s term.

C. All repurchase rights of the Corporation outstanding under the Automatic Award Program at the time of a Corporate Transaction or Change in Control shall automatically terminate at that time, and the shares of Common Stock subject to those terminated rights shall immediately vest.

D. Each Automatic Option that is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had such option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to the exercise price payable per share under each such outstanding Automatic Option, provided the aggregate exercise price payable for such securities shall remain the same.

E. All vesting criteria relating to any outstanding Automatic RSUs shall be deemed satisfied and all other terms and conditions met with respect to such awards in the event of any Corporate Transaction or a Change in Control.

F. The grant of awards under the Automatic Award Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets

IV.	REMAINING TERMS

The remaining terms of each Non-Statutory and/or restricted stock unit granted under the Automatic Award Program shall be the same as the terms in effect for Non-Statutory Option grants made under the Discretionary Option Grant Program and restricted stock unit grants made under the Stock Issuance Program, respectively.

ARTICLE SEVEN

MISCELLANEOUS

I.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise or issuance of awards or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of unexercised or unvested awards under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the minimum Withholding Taxes to which such holders become subject in connection with the exercise of their awards or the vesting or disposition of their shares issued pursuant thereto. Such right may be provided to any such holder in either or both of the following formats:

(i) Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such award, the vesting or issuance of such shares or upon disposition of the shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

(ii) Stock Delivery:  The election to deliver to the Corporation, at the time the award is exercised, the shares vest or are otherwise issued or upon disposition of the shares, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise of an award or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

II.	EFFECTIVE DATE AND TERM OF THE PLAN

The Plan became effective on the Plan Effective Date and shall remain in effect until the earliest of (i) August 16, 2019, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding awards in connection with a Corporate Transaction (unless the acquiror assumes the Plan in the transaction). Upon such Plan termination, all outstanding awards and unvested shares issued pursuant to awards shall continue to have force and effect in accordance with the provisions of the documents evidencing such awards.

III. AMENDMENT OF THE PLAN

A. The Board or the Primary Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any stockholder approval which may be required pursuant to applicable laws or regulations; provided, however, that the Board or the Primary Committee may not, without stockholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the 1999 Plan. No amendment or modification shall adversely affect any rights and obligations with respect to awards at the time outstanding under the Plan unless the Optionee or Participant consents to such amendment or modification.

B. The Plan was amended on August 17, 2000 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 15,000,000 shares. The amendment was approved by the stockholders at the 2000 Annual Meeting, and no option grants were made on the basis of the 15,000,000-share increase, until such stockholder approval was obtained.

C. The Plan was amended on August 9, 2001 to: (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 13,400,000 shares, (ii) increase the number of shares of Common Stock for which option grants are to be made to newly elected or appointed non-employee Board members under the Automatic Option Grant Program from 40,000 shares to 55,000 shares and (iii) modify the vesting schedule applicable to such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments. Such amendment was approved by the stockholders at the 2001 Annual Meeting, and no options grants were made on the basis of the 13,400,000-share increase or the amendments to the Automatic Option Grant Program until such stockholder approval was obtained.

D. The Plan was amended on July 2, 2002 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 14,000,000 shares. Such amendment was approved by the stockholders at the 2002 Annual Meeting, and no option grants were made on the basis of the 14,000,000-share increase, until such stockholder approval was obtained.

E. The Plan was amended and restated on June 12, 2003 so that awards under the Plan could qualify as “performance based compensation” under Section 162(m) of the Code. The stockholders approved the amended and restated Plan at the 2003 Annual Meeting.

F. The Plan was amended and restated on July 7, 2004 to (i) increase the number of share of Common Stock authorized for issuance under the Plan by an additional 10,200,000, and (ii) to add the Stock Appreciation Rights and Performance Share and Performance Unit Programs. The stockholders approved the amended and restated Plan at the 2004 Annual Meeting.

G. The Plan was amended on July 1, 2005 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,600,000 shares. Such amendment was approved by the stockholders at the 2005 Annual Meeting, and no awards were granted on the basis of the 10,600,000-share increase, until such stockholder approval was obtained.

H. The Plan was amended on July 10, 2006 to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,900,000 shares, and (ii) increase the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Option Grant Program from 15,000 shares to 20,000 shares. Such amendment was approved by the stockholders at the 2006 Annual Meeting, and no awards were granted on the basis of the 10,900,000-share increase, until such stockholder approval was obtained.

I. The Plan was amended on July 13, 2007 to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,200,000 shares, (ii) extend the term of the Plan by ten (10) years, (iii) provide that the number of shares subject to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs may not exceed more than thirty percent (30%) of the sum of (1) the number of shares of Common Stock added to the Plan at the 2007 Annual Meeting, (2) the number of shares of Common Stock available to be granted pursuant to awards under the Plan as of May 25, 2007, and (3) the number of shares of Common Stock subject to outstanding awards as of May 25, 2007 that actually return to the Plan upon the repurchase or reacquisition of unvested shares or that were subject to awards that terminated without any shares actually having been issued pursuant thereto, (iv) increase the initial value of performance units that a Participant may receive during any calendar year from $1,000,000 to $2,000,000 and (v) decrease the maximum term of options granted under the Discretionary Option Grant Program and Automatic Option Grant Program and of stock appreciation rights granted under the Stock Appreciation Rights Program from ten (10) years to seven (7) years. Such amendments were approved by the stockholders at the 2007 Annual Meeting, and no awards were granted on the basis of the 7,200,000-share increase or the amendments to the Stock Issuance, Performance Share and Performance Unit Programs, Discretionary Option Grant Program, Automatic Option Grant Program and Stock Appreciation Rights Program until such stockholder approval was obtained.

J. The Plan was amended on July 11, 2008 to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 6,600,000 shares, (ii) permit the Company to grant equity awards to the Company’s non-employee Board members under all equity programs under the Plan and (iii) provide that the number of shares subject to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs may not exceed more than thirty percent (30%) of the sum of (1) the number of shares of Common Stock added to the Plan at the 2008 Annual Meeting, (2) the number of shares of Common Stock available to be granted pursuant to awards under the Plan as of May 23, 2008, and (3) the number of shares of Common Stock subject to outstanding awards as of May 23, 2008. Such amendments were approved by the stockholders at the 2008 Annual Meeting, and no awards were granted on the basis of the 6,600,000-share increase or the other amendments to the Plan until such stockholder approval was obtained.

K. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

L. The Plan was amended on March 6, 2009 to provide for a one-time stock option exchange program, as described in the proxy statement pursuant to the Special Meeting of Stockholders held on April 21, 2009, under which certain outstanding options may be surrendered in exchange for a lesser number of restricted stock units (or cash payment involving exchanges of a small number of surrendered options). Pursuant to the stock option exchange program, all of the shares underlying options surrendered in the option exchange program were returned to the Plan and restricted stock unit grants made in connection with the stock option exchange program were made from such returned shares. After making the restricted stock unit grants in connection with the stock option exchange program, the Plan’s share reserve was reduced such that, in effect, only 3,500,000 of the shares underlying the surrendered options were retained as available for future grant under the Plan, thereby reducing the number of shares of Common Stock which may be issued over the term of the Plan from 101,100,000 shares to 89,330,429 shares.

M. The Plan was amended on August 17, 2009 to (i) approve an amendment to the Automatic Award Program (formerly known as the Automatic Option Grant Program) so that the Plan Administrator may implement a program whereby a non-employee Board member may elect to receive his or her automatic equity grants in the form of all stock options or in a combination of stock options and restricted stock units, and (ii) provide that the number of shares of Common Stock that may be issued pursuant to the Stock Issuance and Performance Share or Performance Unit Programs equals 8,893,237 plus the sum of: (A) fifty percent (50%) of the number of shares subject to outstanding awards as of August 17, 2009 that actually return to the Plan pursuant to Article One, Section V, Clause C, and (B) fifty percent (50%) of the number of shares of Common Stock that are added to the Plan upon approval of the Corporation’s stockholders after the 2009 Annual Meeting. Such amendments were approved by the stockholders at the 2009 Annual Meeting, and no awards were granted based on the amendments to the Plan until such stockholder approval was obtained.

N. The Plan was amended on July 13, 2010 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,000,000 shares. The stockholders will be asked to approve such amendment at the 2010 Annual Meeting, and no awards will be granted on the basis of the 7,000,000-share increase until such stockholder approval is obtained.

IV.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any award under the Plan and the issuance of any shares of Common Stock pursuant to an award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

V.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Annual Revenue means as to any Performance Period, the Corporation’s or business unit’s net sales.

B. Automatic Award Program shall mean the automatic award program in effect under Article Six of the Plan.

C. Board shall mean the Corporation’s Board of Directors.

D. Cash Position means as to any Performance Period, the Corporation’s level of cash and cash equivalents.

E. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

F. Code shall mean the Internal Revenue Code of 1986, as amended.

G. Common Stock shall mean the Corporation’s common stock.

H. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

I. Corporation shall mean NetApp, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of NetApp, Inc. which shall by appropriate action adopt the Plan.

J. Determination Date means the latest possible date that will not jeopardize the qualification of an award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

K. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

L. Earnings Per Share means as to any Performance Period, the Corporation’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

M. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

N. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

O. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

P. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

Q. Individual Objectives means as to an Optionee or Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Plan Administrator (in its discretion).

R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

S. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

T. Net Income means as to any Performance Period, the Corporation’s or a business unit’s income after taxes.

U. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

V. Operating Cash Flow means as to any Performance Period, the Corporation’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

W. Operating Income or Operating Profit means as to any Performance Period, the Corporation’s or a business unit’s income from operations but excluding any unusual items.

X. Optionee shall mean any person to whom an option is granted under the Plan.

Y. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Z. Participant shall mean any person who is issued an award under the Stock Appreciation Rights, Stock Issuance, or Performance Share and Performance Unit Programs.

AA. Performance Goals means the goal(s) (or combined goal(s)) determined by the Plan Administrator (in its discretion) to be applicable to an Optionee or Participant with respect to an award granted under the Plan (an

“Award”). As determined by the Plan Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Operating Profit, (i) Return on Assets, (j) Return on Equity, (k) Return on Sales, and (l) Total Shareholder Return. The Performance Goals may differ from Optionee to Optionee and from award to award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Optionee or Participant. For example (but not by way of limitation), the Plan Administrator may determine that the measures for one or more Performance Goals shall be based upon the Corporation’s pro-forma results and/or results in accordance with generally accepted accounting principles.

BB. Performance Period means any fiscal year of the Corporation or such other period as determined by the Administrator in its sole discretion.

CC. Performance Share and Performance Unit Program shall mean the performance share and performance unit program in effect under Article Five of the Plan.

DD. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

EE. Plan shall mean the Corporation’s 1999 Stock Option Plan, as set forth in this document.

FF. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction.

GG. Plan Effective Date shall mean August 17, 1999, the date on which the Board adopted the Plan.

HH. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

II. Return on Assets means as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by average net Corporation or business unit, as applicable, assets.

JJ. Return on Equity means as to any Performance Period, the percentage equal to the Corporation’s Net Income divided by average stockholder’s equity.

KK. Return on Sales means as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by the Corporation’s or the business unit’s, as applicable, revenue.

LL. Secondary Committee shall mean a committee of Board members or of other individuals satisfying applicable laws appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

MM. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

NN. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

OO. Stock Appreciation Rights Program shall mean the stock appreciation rights program in effect under Article Three of the Plan.

PP. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

QQ. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock or the grant of restricted stock units under the Stock Issuance Program.

RR. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

SS. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

TT. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

UU. Total Shareholder Return means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

VV. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of options or unvested shares of Common Stock becomes subject in connection with the exercise of those options, or the vesting of those shares or upon the disposition of shares acquired pursuant to an option or stock issuance.

Appendix B

NETAPP, INC.
EMPLOYEE STOCK PURCHASE PLAN

As Amended Effective July 13, 2010

I.	PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of NetApp, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

Certain provisions of the Plan as restated August 2001 (the “2001 Restatement”) became effective with the offering period commencing December 3, 2001 and did not have any force or effect prior to such date.

All share numbers in this document reflect (i) the two-for-one split of the Common Stock effected on December 19, 1997, (ii) the two-for-one split of the Common Stock effected on December 22, 1998, (iii) the two-for-one split of the Common Stock effected on December 21, 1999, and (iv) the two-for-one split of the Common Stock effected on March 23, 2000.

II.	ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423, including designating separate Offerings under the Plan. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the determination of what compensation qualifies as Cash Earnings, handling of the payroll deductions and other additional payments that the Corporation may permit to be made by a Participant to fund the exercise of purchase rights granted pursuant to the Plan, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. Further, without shareholder consent and without limiting Section X.A, the Plan Administrator shall be entitled to change the offering periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Corporation’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with contribution amounts, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the Plan.

Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Thirty Five Million Two Hundred Thousand (35,200,000) shares, including (i) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on August 11, 1998 and approved by the shareholders on October 8, 1998, (ii) an increase of One Million (1,000,000) shares authorized by the Board on August 17, 1999 and approved by the shareholders on October 26, 1999, (iii) an increase of Three Million (3,000,000) shares authorized by the Board on August 9, 2001 and approved by the shareholders at the 2001 Annual Meeting held on October 18, 2001, (iv) an increase of Two

Million Four Hundred Thousand (2,400,000) shares authorized by the Board on July 2, 2002, and approved by the shareholders at the 2002 Annual Meeting held on August 29, 2002, (v) an increase of One Million (1,000,000) shares authorized by the Board on June 12, 2003 and approved by shareholders at the 2003 Annual Meeting held on September 2, 2003, (vi) an increase of One Million Three Hundred Thousand (1,300,000) shares authorized by the Board on July 7, 2004 and approved by the shareholders at the 2004 Annual Meeting held on September 2, 2004, (vii) an increase of One Million Five Hundred Thousand (1,500,000) shares authorized by the Board on July 1, 2005 and approved by the shareholders at the 2005 Annual Meeting held on August 31, 2005, (viii) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 10, 2006 and approved by the shareholders at the 2006 Annual Meeting held on August 31, 2006, (ix) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 13, 2007 and approved by the shareholders at the 2007 Annual Meeting held on September 19, 2007, (x) an increase of Two Million Nine Hundred Thousand (2,900,000) shares authorized by the Board on July 11, 2008 and approved by the shareholders at the 2008 Annual Meeting held on September 2, 2008, (xi) an increase of Six Million Seven Hundred Thousand (6,700,000) shares authorized by the Board on August 17, 2009 and approved by the shareholders at the 2009 Annual Meeting held on October 14, 2009, plus (xii) an increase of Five Million (5,000,0000) shares authorized by the Board on July 13, 2010 and approved by the shareholders at the 2010 Annual Meeting held on August 31, 2010.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date under the Plan and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.	OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of overlapping offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall commence at semi-annual intervals on the first business day of June and December each year over the remaining term of the Plan. Accordingly, two (2) separate offering periods shall commence in each calendar year the 2001 Restatement remains in existence. However, the initial offering period under the 2001 Restatement shall begin on the first business day in December 2001 and end on the last business day in November 2003.

NOTE:  Prior to December 3, 2001, shares of Common Stock were offered for purchase under the Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. The last such offering period began on the first business day in December 1999 and terminated on November 30, 2001.

C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in June each year to the last business day in November of the same year and from the first business day in December each year to the last business day in May of the following year.

D. Should the Fair Market Value per share of Common Stock on any Purchase Date within any offering period beginning on or after December 3, 2001 be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in such offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the next offering period commencing after such Purchase Date.

V.	ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date; provided, however, that the Plan Administrator, in its discretion, from time to time may, prior to a start date of any offering period for all purchase rights for future offering periods, establish (on a uniform and nondiscriminatory basis) waiting periods for participation in future offering periods of not more than two (2) years from the participant’s date of hire. However, an Eligible Employee may participate in only one offering period at a time. Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

B. Except as otherwise provided in Section IV.D, an Eligible Employee must, in order to participate in the Plan for a particular offering period, complete an on-line enrollment process in a uniform and non-discriminatory basis prescribed by the Plan Administrator or complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the date established by the Plan Administrator on or prior to that offering period in a uniform and non-discriminatory basis.

VI.	PAYROLL DEDUCTIONS

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized by a Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions on behalf of the Participant shall begin on the first pay day following the start date of the offering period in which he or she is enrolled and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, except as may be required by applicable law, as determined by the Corporation, and if so required, will apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes, except under Offerings in which applicable local law requires that amounts collected from the Participants be segregated from the Corporation’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions.

C. Payroll deductions shall automatically cease upon the Participant’s withdrawal from the offering period or the termination of his or her purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

E. The Plan Administrator shall have the discretion, exercisable prior to the start date of any offering period under the Plan, to determine whether the payroll deductions authorized by Participants during such offering period shall be calculated as a percentage of Base Salary or Cash Earnings.

VII. PURCHASE RIGHTS

A. Grant of Purchase Right.  A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable. For purposes of the Plan, the Plan Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate, even if the dates of the applicable offering periods of each such Offering are identical.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. Exercise of the Purchase Right.  Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be affected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price.  The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Number of Purchasable Shares.  The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease, or implement, the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

E. Excess Payroll Deductions.  Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

F. Suspension of Payroll Deductions.  In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G. Withdrawal from Offering Period.  The following provisions shall govern the Participant’s withdrawal from an offering period under the Plan:

(i) A Participant may withdraw from the offering period in which he or she is enrolled by completing an on-line withdrawal process in a uniform and non-discriminatory basis prescribed by the Plan Administrator or by filing the appropriate form with the Plan Administrator (or its designate) at any time prior to the next scheduled Purchase Date in the offering period, and no further payroll deductions shall be collected from the Participant with respect to that offering period; provided, however, that the Plan Administrator, in its discretion, from time to time may, prior to a start date of any offering period for all purchase rights for future offering periods, establish (on a uniform and nondiscriminatory basis) a different date for effective withdrawals from the Plan. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time the Participant withdraws from the offering period, then the payroll deductions collected with respect to the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

(ii) The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by completing an on-line enrollment process in a manner prescribed by the Plan Administrator or by making a timely filing of the prescribed enrollment forms) on or before the date determined by the Plan Administrator pursuant to Section V of that offering period.

H. Termination of Eligible Employee Status.  Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave; provided, however, that payroll deductions on the Participant’s behalf may be collected for amounts paid during such leave for services rendered by the Participant prior to his or her leave. Upon the Participant’s return to active service (i) within three (3) months following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by completing an on-line enrollment process in a manner prescribed by the Plan Administrator or making a timely filing of the prescribed enrollment forms) on or before the date determined by the Plan Administrator pursuant to Section V of any offering period in which he or she wishes to participate.

I. Change in Control.  Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which the Participant is enrolled at the time of such Change in Control or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

J. Proration of Purchase Rights.  Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in total by all Participants on such date or (ii) the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

K. Assignability.  The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L. Shareholder Rights.  A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on September 26, 1995 and was subsequently approved by the shareholders and became effective at the Effective Time.

B. The Plan was amended by the Board on August 11, 1998 (the “1998 Amendment”) to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 1998 Amendment was approved by the shareholders at the 1998 Annual Meeting.

C. On August 17, 1999, the Board amended the Plan to (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million (1,000,000) shares and (ii) make amendments to certain administrative provisions of the Plan (the “1999 Amendment”). The 1999 Amendment was approved by the shareholders on October 26, 1999.

D. The 2001 Restatement was adopted by the Board on August 9, 2001 and effects the following changes to the Plan: (i) increase the number of shares authorized for issuance under the Plan by an additional Three Million (3,000,000) shares, (ii) implement a series of overlapping twenty-four (24)-month offering periods beginning at semi-annual intervals each year, (iii) establish a series of semi-annual purchase dates within each such offering period, (iv) reduce the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date after November 30, 2001 from Twelve Thousand (12,000) shares to One Thousand Five Hundred (1,500) shares, (v) limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date after November 30, 2001 to One Million (1,000,000) shares, (vi) extend the maximum term of the Plan until the last business day in May 2011 and (vii) revise certain provisions of the Plan document in order to facilitate the administration of the Plan. No purchase rights were exercised under the Plan, and no shares of Common Stock were issued, on the basis of the 3,000,000-share increase authorized by the 2001 Restatement, until the 2001 Restatement was approved by the shareholders at the 2001 Annual Stockholders Meeting.

E. The Plan was amended by the Board on July 2, 2002 (the “2002 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Four Hundred Thousand (2,400,000) shares. The 2002 Restatement was approved by the shareholders on August 29, 2002.

F. The Plan was amended by the Board on June 12, 2003 (the “2003 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million (1,000,000) shares. The 2003 Restatement was approved by the shareholders at the 2003 Annual Meeting.

G. The Plan was amended by the Board on July 7, 2004 (the “2004 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Three Hundred Thousand (1,300,000) shares. The 2004 Restatement was approved by the shareholders at the 2004 Annual Meeting.

H. The Plan was amended by the Board on July 1, 2005 (the “2005 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Five Hundred Thousand (1,500,000) shares. The 2005 Restatement was approved by the shareholders at the 2005 Annual Meeting.

I. The Plan was amended by the Board on July 10, 2006 (the “2006 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2006 Restatement was approved by the shareholders at the 2006 Annual Meeting.

J. The Plan was amended by the Board on July 13, 2007 (the “2007 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2007 Restatement was approved by the shareholders at the 2007 Annual Meeting. The Plan was amended by the Board’s Compensation Committee on November 28, 2007 to limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date to One Million Five Hundred Thousand (1,500,000) shares.

K. The Plan was amended by the Board’s Compensation Committee on May 23, 2008 to remove the limitation on the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

L. The Plan was amended by the Board on July 11, 2008 (the “2008 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Nine Hundred Thousand (2,900,000) shares. The 2008 Restatement was approved by the shareholders at the 2008 Annual Meeting.

M. The Plan was amended by the Board on August 17, 2009 (the “2009 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Six Million Seven Hundred Thousand (6,700,000) shares. The 2009 Restatement was approved by shareholders at the 2009 Annual Meeting.

N. The Plan was amended by the Board on July 13, 2010 (the “2010 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares, to revise the eligibility requirements and to remove the Plan’s fixed-term expiration date. The 2010 Restatement was approved by shareholders at the 2010 Annual Meeting.

O. The Corporation shall comply with all applicable requirements of the 1933 Act (including the registration of such additional shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of the Nasdaq National Market with respect to those shares, and all other applicable requirements established by law or regulation.

P. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.	AMENDMENT OF THE PLAN

A. The Board may alter, amend, suspend, terminate or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Corporation shall obtain shareholder approval in such a manner and to such a degree as required. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

XI.	GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

Schedule A
Corporations Participating in
Employee Stock Purchase Plan
As of July 13, 2010

The Corporation and its Corporate Affiliates (other than Corporate Affiliates located in the People’s Republic of China) are designated as Participating Corporations in the Plan, unless the Plan Administrator (or its delegate) determines otherwise.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Such Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

B. Board shall mean the Corporation’s Board of Directors.

C. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established.

D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

G. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

H. Corporation shall mean NetApp, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of NetApp, Inc. which shall by appropriate action adopt the Plan.

I. Effective Time shall mean the time at which the underwriting agreement for the Corporation’s initial public offering of the Common Stock was executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

J. Eligible Employee shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a), or any lesser number of hours per week and/or number of months in any calendar year established by the Plan Administrator (if required under applicable local law) for purposes of any separate Offering.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L. 1933 Act shall mean the Securities Act of 1933, as amended.

M. Offering means an offer under the Plan of a purchase right that may be exercised during an offering period as further described in Section VII. For purposes of the Plan, the Plan Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate, even if the dates of the applicable offering periods of each such Offering are identical.

N. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan

O. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of July 2, 2002 are listed in attached Schedule A.

P. Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

Q. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

R. Purchase Date shall mean the last business day of each Purchase Interval.

S. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

T. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

COMPUTERSHARE
C/O NETAPP, INC.
2 LASALLE STREET, 3RD FLOOR
CHICAGO, IL 60602
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	M26187-P99660	KEEP THIS PORTION FOR YOUR RECORDS

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NETAPP, INC			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends a vote FOR each of the proposals.

1.	To elect the following individuals to serve as members of the Board of the Directors for the ensuing year or until their respective successors are duly elected and qualified:		☐	☐	☐

Nominees:

	01) Jeffry R. Allen	06) T. Michael Nevens
	02) Alan L. Earhart	07) George T. Shaheen
	03) Thomas Georgens	08) Robert T. Wall
	04) Gerald Held	09) Daniel J. Warmenhoven
05) Nicholas G. Moore

Vote on Proposals						For	Against	Abstain

2.	To approve an amendment to the 1999 Stock Option Plan (the “1999 Plan”) to increase the share reserve by an additional 7,000,000 shares of common stock;					☐	☐	☐

3.
To approve an amendment to the Company’s Employee Stock Purchase Plan (“Purchase Plan”) to increase the share reserve by an additional 5,000,000 shares of common stock, to clarify the discretion of the Purchase Plan administrator to determine eligibility requirements, and to remove its fixed-term expiration date.
						☐	☐	☐

4.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 29, 2011.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Only stockholders who owned stock at the close of business on the record date, July 6, 2010, may vote at the Stockholder Meeting or any adjournment or postponement of the Stockholder Meeting that may take place. You may choose to attend the Stockholder Meeting and vote in person at the meeting. The Stockholder Meeting will be held at 3:00 p.m. Pacific Time at the NetApp Corporate Headquarters, located at 495 East Java Drive in Sunnyvale, California. For directions to attend the Stockholder Meeting and to vote in person, please visit this Web site: http://investors.netapp.com/faq.cfm or call NetApp at 1-800-952-5005, select 6, then select 1 for an automated attendant.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on August 31, 2010: The Notice and Proxy Statement is available at www.proxyvote.com

M26188-P99660
NETAPP, INC
Annual Meeting of Stockholders
August 31, 2010 3:00 PM
This Proxy Is Solicited On Behalf Of The Board Of Directors
Thomas Georgens and Steven J. Gomo, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of NetApp, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held on August 31, 2010, at 3:00 p.m. and at any adjournments or postponements thereof as follows. The Board of Directors recommends a vote FOR each of the proposals. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals and at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.
PLEASE VOTE PROMPTLY BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS OR MARK,
SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.
(Continued and to be signed on reverse side)